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                      AMENDED AND RESTATED CREDIT AGREEMENT

                           Dated as of March 16, 1998

                                  by and among

                       Shaw Industries, Inc., as Borrower,

                            the Lenders named herein,


          NATIONSBANK, N.A., as Issuing Bank and Administrative Agent,

                 SUNTRUST BANK, ATLANTA, as Documentation Agent

                                       and

                     WACHOVIA BANK, N.A., as Managing Agent


                     NATIONSBANC MONTGOMERY SECURITIES LLC,
                      as Arranger and Co-Syndication Agent

                   SUNTRUST EQUITABLE SECURITIES CORPORATION,
                     as Co-Arranger and Co-Syndication Agent




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


                                                           TABLE OF CONTENTS


ARTICLE 1.  DEFINITIONS..........................................................................        1

         Section 1.1.  Definitions...............................................................        1
         Section 1.2.  General...................................................................       20

ARTICLE 2.  SYNDICATE LOAN AND LETTER OF CREDIT FACILITY.........................................       21

         Section 2.1.  Syndicate Loans...........................................................       21
         Section 2.2.  Borrowings of Syndicate Loans.............................................       21
         Section 2.3.  Disbursements of Syndicate Loans..........................................       21
         Section 2.4.  Repayment of Syndicate Loans..............................................       23
         Section 2.5.  Several Obligations.......................................................       23
         Section 2.6.  Continuation and Conversion of Syndicate Loans............................       23
         Section 2.7.  Unavailability of Certain Loans; Illegality...............................       24
         Section 2.8.  Treatment of Affected Loans...............................................       25
         Section 2.9.  Compensation..............................................................       25
         Section 2.10.  New and Existing Letters of Credit/Lenders' Participation................       26
         Section 2.11.  Method of Issuance of Letters of Credit..................................       28
         Section 2.12.  Letter of Credit Reimbursement...........................................       29
         Section 2.13.  Nature of Issuing Bank's Duties/Unconditional Nature of
                               Reimbursement Obligation. ........................................       30
         Section 2.14.  Expiration or Maturity Date of Letters of Credit Past Termination Date...       31
         Section 2.15.  Collateral Account.......................................................       32
         Section 2.16.  Voluntary Reductions of the Revolving Commitment.........................       32

ARTICLE 3.  COMPETITIVE BID FACILITY.............................................................       33

         Section 3.1.  Competitive Bid Option....................................................       33
         Section 3.2.  Borrower's Request for Competitive Bid Quotes.............................       33
         Section 3.3.  Offer for Lenders to make Competitive Bid Quotes..........................       34
         Section 3.4.  Notice to Borrower........................................................       35
         Section 3.5.  Acceptance and Notice by Borrower.........................................       35
         Section 3.6.  Allocation by the Administrative Agent....................................       36
         Section 3.7.  Lender's Obligation to Make Competitive Bid Loans.........................       36
         Section 3.8.  Repayment of Competitive Bid Loans........................................       37

ARTICLE 4.  SWING LINE FACILITY..................................................................       37

         Section 4.1.  Swing Line Loans..........................................................       37
         Section 4.2.  Repayment of Swing Line Loans.............................................       38
         Section 4.3.  No Lender Participation...................................................       39


ARTICLE 5.  OTHER LOAN AND PAYMENT PROVISIONS....................................................       39

         Section 5.1.  Maximum Amount of Obligations.............................................       39
         Section 5.2.  Mandatory Prepayment of Loans.............................................       39
         Section 5.3.  Voluntary Prepayment of Loans.............................................       40
         Section 5.4.  Maximum Number of Interest Periods for Loans..............................       40
         Section 5.5.  Rates and Payment of Interest on Loans....................................       40
         Section 5.6.  Interest Upon Event of Default............................................       41
         Section 5.7.  Notes.....................................................................       41
         Section 5.8.  Computations..............................................................       42
         Section 5.9.  Usury.....................................................................       42
         Section 5.10.  Agreement Regarding Interest and Charges.................................       42
         Section 5.11.  Payments.................................................................       42
         Section 5.12.  Pro Rata Treatment.......................................................       43
         Section 5.13.  Sharing of Payments, Etc.................................................       43
         Section 5.14.  Facility Fee.............................................................       44
         Section 5.15.  Letter of Credit Fees....................................................       45
         Section 5.16.  Administrative and Arrangement Fees......................................       46
         Section 5.17.  Increased Costs/Capital Adequacy.........................................       46
         Section 5.18.  Statements of Account....................................................       47
         Section 5.19.  Defaulting Lender's Status...............................................       47
         Section 5.20.  Administrative Agent's Reliance..........................................       48
         Section 5.21.  Taxes....................................................................       48
         Section 5.22.  Affected Lenders.........................................................       50
         Section 5.23.  Change of Lending Office.................................................       51

ARTICLE 6.  CONDITIONS PRECEDENT.................................................................       51

         Section 6.1.  Conditions Precedent to Initial Loans and Letter of Credit................       51
         Section 6.2.  Conditions Precedent to Syndicate Loans and Letters of Credit.............       53

ARTICLE 7.  REPRESENTATIONS AND WARRANTIES.......................................................       54

         Section 7.1.  Representations and Warranties............................................       54
         Section 7.2.  Survival of Representations and Warranties, Etc...........................       59

ARTICLE 8.  AFFIRMATIVE COVENANTS................................................................       59

         Section 8.1.  Preservation of Existence and Similar Matters.............................       60
         Section 8.2.  Compliance with Applicable Law............................................       60
         Section 8.3.  Maintenance of Property...................................................       60
         Section 8.4.  Conduct of Business.......................................................       60
         Section 8.5.  Insurance.................................................................       60
         Section 8.6.  Payment of Taxes and Claims...............................................       60
         Section 8.7.  Visits and Inspections....................................................       61
         Section 8.8.  Use of Proceeds/Letters of Credit.........................................       61
         Section 8.9.  Material Subsidiaries.....................................................       61


         Section 8.10.  Environmental Matters....................................................       61
         Section 8.11.  Performance of Obligations...............................................       62

ARTICLE 9.  INFORMATION..........................................................................       62

         Section 9.1.  Quarterly Financial Statements............................................       62
         Section 9.2.  Year-End Statements.......................................................       62
         Section 9.3.  Compliance Certificate....................................................       63
         Section 9.4.  Notice of Litigation and Other Matters....................................       63
         Section 9.5.  ERISA Reporting...........................................................       64
         Section 9.6.  Copies of Other Reports...................................................       66
         Section 9.7.  Other Information.........................................................       66

ARTICLE 10.  NEGATIVE COVENANTS..................................................................       66

         Section 10.1.  Financial Covenants......................................................       66
         Section 10.2.  Indebtedness.............................................................       67
         Section 10.3.  Investments/Acquisitions.................................................       68
         Section 10.4.  Liens/Agreements Regarding Liens/Other Matters...........................       69
         Section 10.5.  Restricted Payments......................................................       70
         Section 10.6.  Merger, Consolidation, Sales of Assets and Other Arrangements............       70
         Section 10.7.  Sale-Leasebacks..........................................................       71
         Section 10.8.  Transactions with Affiliates.............................................       71
         Section 10.9.  Operating Leases.........................................................       72
         Section 10.10.  Plans...................................................................       72
         Section 10.11.  Fiscal Year.............................................................       73
         Section 10.12.  Margin Regulations......................................................       73

ARTICLE 11.  DEFAULT.............................................................................       73

         Section 11.1.  Events of Default........................................................       73
         Section 11.2.  Remedies.................................................................       76
         Section 11.3.  Rights Cumulative........................................................       77

ARTICLE 12.  THE AGENT...........................................................................       78

         Section 12.1.  Authorization and Action.................................................       78
         Section 12.2.  Administrative Agent's Reliance, Etc.....................................       79
         Section 12.3.  NationsBank as Lender....................................................       79
         Section 12.4.  Lender Credit Decision, Etc..............................................       80
         Section 12.5.  Knowledge of Default.....................................................       80
         Section 12.6.  Indemnification..........................................................       81
         Section 12.7.  Successor Administrative Agent...........................................       82

ARTICLE 13.  MISCELLANEOUS.......................................................................       82

         Section 13.1.  Notices..................................................................       82
         Section 13.2.  Expenses.................................................................       83
         Section 13.3.  Setoff...................................................................       84


         Section 13.4.  Litigation/Jurisdiction/Other Matters/Waivers............................       85
         Section 13.5.  Assignability and Participations.........................................       85
         Section 13.6.  Amendments...............................................................       88
         Section 13.7.  Nonliability of Agents, Arranger, Co-Arranger and Lenders................       89
         Section 13.8.  Information..............................................................       89
         Section 13.9.  Indemnification..........................................................       89
         Section 13.10.  Survival................................................................       92
         Section 13.11.  Titles and Captions.....................................................       92
         Section 13.12.  Severability of Provisions..............................................       92
         Section 13.13.  Governing Law...........................................................       92
         Section 13.14.  Counterparts............................................................       92
         Section 13.15.  Obligations with Respect to Loan Parties................................       93
         Section 13.16.  Independent Nature of Lenders' Rights...................................       93
         Section 13.17.  No Fiduciary Relationship...............................................       93
         Section 13.18.  Limitation of Liability.................................................       93
         Section 13.19.  Entire Agreement........................................................       94
         Section 13.20.  Construction............................................................       94

Annex I                      List of Lenders, Commitments, Credit Percentages
                               and Lending Offices

Schedule 1.1.(a)             Existing Consolidated Funded Debt
Schedule 1.1.(b)             Existing Letters of Credit
Schedule 1.1.(c)             Existing Liens
Schedule 7.1.(b)             Ownership Structure
Schedule 7.1.(h)             Litigation
Schedule 7.1.(m)             Environmental Non-Compliance
Schedule 7.1.(q)             Affiliate Transactions
Schedule 10.3.(a)            Existing Investments

Exhibit A-1                  Form of Notice of Syndicate Borrowing
Exhibit A-2                  Form of Request for Swing Line Borrowing
Exhibit A-3                  Form of Competitive Bid Quote Request
Exhibit A-4                  Form of Competitive Bid Quote
Exhibit B                    Form of Notice of Continuation
Exhibit C                    Form of Notice of Conversion
Exhibit D                    Form of Letter of Credit Request
Exhibit E-1                  Form of Syndicate Note
Exhibit E-2                  Form of Competitive Bid Note
Exhibit E-3                  Form of Swing Line Note
Exhibit G                    Form of Opinion of Counsel to the Borrower and the
                               other Loan Parties
Exhibit H                    Form of Guaranty

Exhibit I                    Form of Assignment and Assumption Agreement
Exhibit J                    Form of Compliance Certificate

         THIS AMENDED AND RESTATED CREDIT AGREEMENT dated as of March 16, 1998 by and among SHAW INDUSTRIES, INC., a corporation organized under the laws of the State of Georgia (the "Borrower"), the Lenders named herein, NATIONSBANK, N.A., as Issuing Bank and Administrative Agent and SUNTRUST BANK, ATLANTA, as Documentation Agent.

         WHEREAS, the Borrower, certain of the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of March 26, 1997 (the "Existing Credit Agreement"); and

         WHEREAS, the parties hereto desire to amend the Existing Credit Agreement in certain respects and, for the convenience of the parties, restate the Existing Credit Agreement in its entirety.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree to amend and restate the Existing Credit Agreement as follows:

                             ARTICLE 1. DEFINITIONS

         Section 1.1.  Definitions.

         In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:

         "Absolute Rate" shall have the meaning assigned to such term in Section 3.3.

         "Adjusted LIBO Rate" means, for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) determined by the Administrative Agent to be equal to the quotient obtained by dividing (a) LIBOR for such LIBOR Loan for such Interest Period by (b) 1 minus the Reserve Requirement for such LIBOR Loan for such Interest Period.

         "Administrative Agent" means NationsBank, N.A., as agent for the Lenders under the terms of this Agreement, and any successor agent.

         "Affiliate" means any Person (other than the Administrative Agent or any Lender): (a) directly or indirectly controlling, controlled by, or under common control with, the Borrower; (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in the Borrower; or (c) five percent (5%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by the Borrower. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agents"   means,   collectively,   the   Administrative   Agent,   the
Documentation Agent, the Managing Agent and each of the Co-Syndication Agents and each individually, an "Agent".

         "Agreement" means this Amended and Restated Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

         "Agreement Date" means the date as of which this Agreement is dated.

         "Applicable Law" means all applicable laws, including all applicable provisions of constitutions, statutes, rules, ordinances, regulations and orders of all Governmental Authorities and all orders, rulings, writs and decrees of all courts, tribunals and arbitrators.

         "Applicable Margin" means the percentage rate set forth below for a given Type of Loan corresponding to the Consolidated Funded Debt/EBITDA Ratio of the Borrower in effect at such time:

--------------------------------------------------- ---------------------------- -------------------------
               Consolidated Funded                  Applicable Margin for Base    Applicable Margin for
                Debt/EBITDA Ratio                           Rate Loans                 LIBOR Loans

--------------------------------------------------- ---------------------------- -------------------------
Greater than 3.50 to 1.00                                       0%                        0.75%
--------------------------------------------------- ---------------------------- -------------------------
Less than or equal to 3.50 to 1.00 but greater
   than 3.00 to 1.00                                            0%                        0.55%
--------------------------------------------------- ---------------------------- -------------------------
---------------------------------------------------                              -------------------------
Less than or equal to 3.00 to 1.00 but greater
   than 2.50 to 1.00                                            0%                        0.45%
--------------------------------------------------- ---------------------------- -------------------------
--------------------------------------------------- ---------------------------- -------------------------
Less than or equal to 2.50 to 1.00 but greater
   than 2.00 to 1.00                                            0%                        0.35%
--------------------------------------------------- ---------------------------- -------------------------
--------------------------------------------------- ---------------------------- -------------------------

Less than or equal to 2.00 to 1.00                              0%                        0.22%
--------------------------------------------------- ---------------------------- -------------------------

The Applicable Margin shall be determined by the Administrative Agent on a quarterly basis commencing with the fiscal quarter ending on January 3, 1998. The Consolidated Funded Debt/EBITDA Ratio shall be determined by the Administrative Agent promptly after receipt of the financial statements required to be delivered by the Borrower to the Administrative Agent and the Lenders pursuant to Section 9.1. or 9.2., as applicable. Any adjustment to the

Applicable Margin shall be effective on and as of the date (the "Adjustment Date") on which the quarterly (or annual) financial statements are required to be delivered to the Administrative Agent; provided, however, that, with respect to any LIBOR Loans outstanding on the Adjustment Date, no such adjustment shall be made to the Applicable Margin relating to such LIBOR Loan until the end of the Interest Period then in effect for such LIBOR Loan. Notwithstanding the foregoing, for the period from the Effective Date through and including April 4, 1998, the Applicable Margin for Base Rate Loans shall equal 0% and the Applicable Margin for LIBOR Loans shall equal .55%. Thereafter, the Applicable Margin shall be adjusted from time to time as set forth above.

         "Arranger" means NationsBanc Montgomery Securities LLC.

         "Assignment Agreement" has the meaning given that term in Section 13.5.(c).

         "Available Revolving Commitment" means, on any date of determination thereof: (a) the Revolving Commitment in effect on such date minus (b) the sum of: (i) the aggregate outstanding principal amount of all Loans on such date,
(ii) the aggregate Stated Amount of all Letters of Credit outstanding on such date and (iii) the aggregate amount of Reimbursement Obligations unpaid on such date (other than any such Reimbursement Obligations to be paid on such date).

         "Base Rate" means, for any day, the rate per annum equal to the higher of: (a) the Federal Funds Rate for such day plus one-half of one percent (0.5%) per annum and (b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate, as the case may be, shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate, as the case may be.

         "Base Rate Loans" means Loans bearing interest at a rate based on the Base Rate.

         "Beneficiary" means any third Person designated by the Borrower to whom the Issuing Bank is to make payment or on whose order payment is to be made under a Letter of Credit.

         "Borrower" has the meaning set forth in the introductory paragraph hereof and shall include the Borrower's successors and permitted assigns.

         "Borrowing"  means a borrowing  by the  Borrower  of Loans  pursuant to
Section 2.2., Article 3. or Section 4.1.

         "Business Day" means any day other than a Saturday, Sunday or other day on which banks in Atlanta, Georgia or New York, New York are authorized or required to close.

         "Business Unit" means the assets constituting the business or a division or operating unit thereof of any Person.

         "Capitalized Lease Obligation" means, with respect to any Person at any time of determination, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations in accordance with GAAP, and the amount of such obligations at any date shall be the capitalized amount of such obligations at such date determined in accordance with GAAP.

         "Cash Equivalents" means: (i) securities issued, guaranteed or insured by the United States or any of its agencies with maturities of not more than one year from the date acquired; (ii) certificates of deposit with maturities of not more than one year from the date acquired issued by a U.S. federal or state chartered commercial bank of recognized standing, which has capital and unimpaired surplus in excess of $500,000,000.00 and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc. or at least P-2 or the equivalent by Moody's Investors Services, Inc.;
(iii) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in (i) above and entered into only with commercial banks having the qualifications described in (ii) above; (iv) commercial paper or finance company paper issued by any Person incorporated under the laws of the United States or any state thereof and rated at least A-2 or the equivalent thereof by Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc. or at least P-2 or the equivalent thereof by Moody's Investors Services, Inc., in each case with maturities of not more than one year from the date acquired; and (v) investments in money market funds registered under the Investment Company Act of 1940, which have net assets of at least $500,000,000.00 and at least eighty-five percent (85%) of whose assets consist of securities and other obligations of the type described in clauses (i) through (iv) above.

         "Co-Arranger" means SunTrust Equitable Securities Corporation.

         "Co-Syndication Agents" means, collectively, NationsBank Montgomery Securities LLC and SunTrust Equitable Securities Corporation.

         "Collateral" means any collateral security hereafter pledged by any Loan Party to secure the Obligations or any portion thereof.

         "Collateral Account" means a special non-interest bearing deposit account maintained with the Issuing Bank and under the sole dominion and control of the Issuing Bank.

         "Commitment" means, as to each Lender, such Lender's obligation to make Syndicate Loans hereunder in an amount up to, but not exceeding, the amount set forth for such Lender on Annex I as such Lender's "Initial Commitment Amount", as the same may be reduced from time to time pursuant to Section 2.16.

         "Competitive Bid Borrowing Notice" has the meaning set forth in Section 3.5.

         "Competitive Bid Loan" shall mean a loan made by a Lender to the Borrower pursuant to Article 3.

         "Competitive Bid Note" has the meaning set forth in Section 5.7.

         "Competitive  Bid Quote" shall mean an offer from a Lender  pursuant to
Section 3.3. to make a Competitive Bid Loan.

         "Competitive Bid Quote Request" shall have the meaning given such term in Section 3.2. hereof.

         "Consolidated EBIT" means, with respect to the Borrower and its Subsidiaries for any period of computation thereof, the sum of, without duplication, (a) Consolidated Net Income of the Borrower and its Subsidiaries for such period plus (b) to the extent deducted in determining Consolidated Net Income (i) Consolidated Interest Expense of the Borrower and its Subsidiaries for such period plus (ii) all income taxes of the Borrower and its Subsidiaries paid or accrued during such period, all in accordance with GAAP.

         "Consolidated EBITDA" means, with respect to the Borrower and its Subsidiaries for any period of computation thereof, the sum of, without duplication, (a) Consolidated EBIT for such period plus (b) to the extent deducted in determining Consolidated Net Income (i) amortization expense of the Borrower and its Subsidiaries for such period plus (ii) depreciation expense of the Borrower and its Subsidiaries for such period, all in accordance with GAAP.

         "Consolidated EBIT/Interest Ratio" means, with respect to the Borrower and its Subsidiaries for each rolling Four-Quarter Period ending on the date of the computation thereof, the ratio of (i) Consolidated EBIT for such Four-Quarter Period to (ii) Consolidated Interest Expense for such Four-Quarter Period.

         "Consolidated Funded Debt" means, on the date of any computation thereof, with respect to the Borrower and its Subsidiaries (determined on a consolidated basis but without duplication in accordance with GAAP): (a) all indebtedness for money borrowed of the Borrower and its Subsidiaries regardless of maturity including all revolving and term indebtedness and all other lines of credit; (b) all indebtedness: (i) represented by notes payable, and drafts accepted, that represent extensions of credit; (ii) constituting obligations evidenced by bonds, debentures, notes or similar instruments; or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property; (c) all Capitalized Lease Obligations under which the Borrower and/or its Subsidiaries are obligated; (d) all reimbursement obligations under any standby, trade or other letters of credit or acceptances (whether or not drawings thereunder have been then presented for payment) issued for the account of the Borrower or its Subsidiaries or under which the Borrower and its Subsidiaries are otherwise obligated; (e) all Hedging Obligations of the Borrower and its Subsidiaries; (f) all Indebtedness of the Borrower and its Subsidiaries that is such by virtue of clause (b) of the definition of Indebtedness, but only to the extent that the obligations Guaranteed are obligations that would constitute Consolidated Funded Debt under subparagraphs
(a) through (e) above; (g) the principal portion of all obligations of the Borrower and its Subsidiaries under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified and accounted for as an operating lease in accordance with GAAP; and (h) all Sold Receivables Indebtedness; provided, however, that Consolidated Funded Debt shall not include trade payables of the Borrower and its Subsidiaries incurred in the ordinary course of business and due within ninety days of the incurrence thereof.

         "Consolidated Funded Debt/EBITDA Ratio" means, with respect to the Borrower and its Subsidiaries at the time of the computation thereof, the ratio of (i) the Consolidated Funded Debt of the Borrower and its Subsidiaries outstanding at such time to (ii) Consolidated EBITDA for the Four-Quarter Period ending on the date of the computation thereof.

         "Consolidated Interest Expense" means, with respect to the Borrower for any period, the sum of (without duplication): (i) the consolidated interest expense of the Borrower and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings or any Permitted Receivables Facility, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of the Borrower and its Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by the Borrower or one of its Subsidiaries or secured by a Lien on assets of the Borrower or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon), in each case, on a consolidated basis and in accordance with GAAP.

         "Consolidated Net Income" means, with respect to the Borrower and its Subsidiaries for any period of computation thereof, the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period (taken as a single accounting period) determined in conformity with GAAP; provided, however, that the following shall be excluded when determining Consolidated Net
Income: (i) the income (or loss) for such fiscal period of any Person prior to the date such Person becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, or such Person's assets are acquired by the Borrower or any of its Subsidiaries; (ii) any after-tax item of gain or loss resulting from sale, conversion, exchange or other disposition of assets other than in the ordinary course of business (including abandonment of reserves relating thereto); (iii) any after-tax gains or losses on the acquisition, retirement, sale or other disposition of capital stock and other securities of the Borrower and its Subsidiaries; (iv) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to such Subsidiary; (v) the cumulative effect of any change in accounting principles; (vi) any net gain or loss from any discontinued operations or the disposition thereof; (vii) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (viii) net gains or losses on the collection of proceeds of life insurance policies; (ix) any write-up of any asset; and (x) any other net gains or losses of an extraordinary nature as determined in accordance with GAAP; provided, further, that any cash payments made with respect to losses which are excluded from Consolidated Net Income by virtue of the foregoing proviso shall be deducted from Consolidated Net Income for purposes of calculating the same.

         "Consolidated Net Worth" means, with respect to any Person, such Person's total shareholder's equity (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) which would appear as such on a balance sheet of such Person prepared in accordance with GAAP (determined on a consolidated basis and excluding intercompany items and excluding any upward adjustments after the Agreement Date due to revaluation of assets).

         "Continue",   "Continuation"   and  "Continued"   shall  refer  to  the
continuation of a LIBOR Loan from one Interest Period to the next Interest Period pursuant to Section 2.6.

         "Convert", "Conversion" and "Converted" shall refer to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.6.

         "Credit Event" means any of the following: (a) the making (or deemed making) of any Loan; (b) the Conversion or Continuation of a Loan; and (c) the issuance of a Letter of Credit.

         "Credit Percentage" means, as to each Lender, the ratio, expressed as a percentage, of (a) the amount of such Lender's Commitment to (b) the aggregate amount of the Commitments of all Lenders hereunder; provided, however, that if at the time of determination the Commitments have terminated or been reduced to zero, the "Credit Percentage" of each Lender shall be the Credit Percentage of such Lender in effect immediately prior to such termination or reduction.

         "Date of Issuance" means the date of issuance by the Issuing Bank of a Letter of Credit under this Agreement.

         "Default" means any of the events specified in Section 11.1., whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, a determination of materiality or the happening of any other condition.

         "Defaulting Lender" has the meaning set forth in Section 2.3.(c).

         "Documentation Agent" means SunTrust Bank, Atlanta, and its successors and assigns.

         "Dollars" or "$" means the lawful currency of the United States of America.

         "Drawing" means a drawing by a Beneficiary under any Letter of Credit.

         "Effective Date" means the later of: (a) the Agreement Date; and (b) the date on which all of the conditions precedent set forth in Section 6.1. shall have been fulfilled or waived in writing by the Requisite Lenders.

         "Eligible Assignee" means (i) a Lender; (ii) an affiliate of a Lender; and (iii) any other Person approved by the Administrative Agent and the Borrower; provided, however, that (a) the approval of the Borrower shall not be unreasonably withheld or delayed and such approval shall be deemed given by the Borrower if no objection is received by the assigning Lender and the Administrative Agent from the Borrower within two (2) Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Borrower; (b) the approval of the Administrative Agent and the Borrower shall not be required if an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 13.5.; and (c) neither the Borrower nor an affiliate of the Borrower shall qualify as an Eligible Assignee.

         "Environmental Laws" means any Applicable Law relating to environmental protection or the manufacture, storage, disposal or clean-up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C. ss. 7401 et seq; Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq.; Solid Waste Disposal Act, 42 U.S.C. ss. 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq.; National Environmental Policy Act, 42 U.S.C. ss. 4321 et seq.; regulations of the Environmental Protection Agency and any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time, or any successor law.

         "ERISA Affiliate" means any entity required at any relevant time to be aggregated with the Borrower or any Subsidiary under Sections 414(b) or (c) of the Internal Revenue Code. In addition, for purposes of any provision of this Agreement that relates to Section 412(n) of the Internal Revenue Code, the term ERISA Affiliate shall mean any entity aggregated with the Borrower or any Subsidiary under Sections 414(b), (c), (m) or (o) of the Internal Revenue Code.

         "Event of Default" means any of the events specified in Section 11.1., provided that any requirement for notice or lapse of time or any other condition has been satisfied.

         "Existing Consolidated Funded Debt" means the Consolidated Funded Debt of the Borrower and its Subsidiaries outstanding as of the Agreement Date and set forth on Schedule 1.1(a) attached hereto.

         "Existing Credit Agreement" has the meaning set forth in the first WHEREAS clause of this Agreement.

         "Existing Letters of Credit" means the letters of credit issued by NationsBank for the account of the Borrower or its Subsidiaries prior to the Agreement Date, all as more particularly described on Schedule 1.1(b).

         "Existing Liens" means Liens on the property and assets of the Borrower and its Subsidiaries in existence as of the Agreement Date and described on
Schedule 1.1(c) hereof.

         "Expiration Date" means, as to any Letter of Credit, the date set forth in such Letter of Credit as the date by which the Beneficiary must have presented such Letter of Credit, drafts, and any required documents for payment, acceptance or negotiation in accordance with the terms of such Letter of Credit.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to NationsBank on such day on such transactions as determined by the Administrative Agent.

         "Fee Letters" has the meaning set forth in Section 5.16.

         "Fees" means the fees and commissions provided for or referred to in Sections 5.14., 5.15. and 5.16. and any other fees payable by the Borrower hereunder or under any other Loan Document.

         "Foreign Lender" means any Lender organized under the laws of a jurisdiction other than the United States of America or any state thereof.

         "Four-Quarter Period" means a period of four full consecutive fiscal quarters of the Borrower, taken together as one accounting period and, unless set forth herein to the contrary, shall mean the previous four fiscal quarters of the Borrower and ending on the day of any computation of any ratio contained herein.

         "GAAP" means generally accepted accounting principles as set forth in statements from Auditing Standards No. 69 entitled "The Meaning of 'Present Fairly in Conformance with Generally Accepted Accounting Principles in the Independent Auditors Reports'" issued by the Auditing Standards Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances. Unless otherwise agreed, references to GAAP herein shall be to GAAP as in effect on the Agreement Date.

         "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

         "Governmental Authority" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable agency or authority) or any arbitrator with authority to bind a party at law.

         "Guarantor" means, as of the Agreement Date, Shaw Carpet Showplace, Inc. and Shaw Contract Flooring Services, Inc., and after the Agreement Date, each other Material Subsidiary required to execute and deliver a Guaranty pursuant to Section 8.9.

         "Guaranty",   "Guaranteed"   or  to   "Guarantee"  as  applied  to  any
Indebtedness means and includes:

         (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of any Indebtedness; or

         (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such Indebtedness whether by:

                  (i)      the purchase of securities or obligations;

                  (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such Indebtedness to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such Indebtedness, or to assure the owner of such Indebtedness against loss;

                  (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such Indebtedness;

                  (iv) repayment of amounts drawn down by beneficiaries of letters of credit (including Letters of Credit); or

                  (v) the supplying of funds to or investing in a Person on account of all or any part of such Person's Indebtedness under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such Indebtedness.

As the context requires, "Guaranty" shall also mean each guaranty executed and delivered by each Material Subsidiary pursuant to Section 8.9.

         "Hazardous Materials" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or "TLCP" toxicity, "EP" toxicity; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

         "Hedging Obligations" means obligations of the Borrower and its Subsidiaries under any interest rate swap agreement, interest rate cap or collar agreement, hedging arrangement or other similar arrangement or agreement designed to protect against fluctuations in interest rates or currency exchange rates.

         "Indebtedness" as applied to a Person means, without duplication, (a) Consolidated Funded Debt and all other items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined including, without limitation, all Capitalized Lease Obligations of such Person and all reimbursement obligations of such Person under letters of credit and acceptances issued for its account, and (b) any Guaranty of any obligation described in subparagraph (a) above executed by such Person or under which such Person is obligated.

         "Interest Period" means:

         (a) for each LIBOR Loan, the period commencing on the date of the Borrowing, Conversion or Continuation of such LIBOR Loan and ending on the last day of the period selected by the Borrower pursuant to this clause (a). The duration of each Interest Period for a LIBOR Loan shall be one, two, three or six months, in each case as the Borrower may, in an appropriate Notice of Syndicate Borrowing, Notice of Continuation or Notice of Conversion, select. In no event shall an Interest Period for a LIBOR Loan extend beyond the Termination Date. Whenever the last day of any Interest Period for a LIBOR Loan would otherwise occur on a day other than a LIBOR Business Day, the last day of such Interest Period for such LIBOR Loan shall be extended to occur on the next succeeding LIBOR Business Day; provided, however, that if such extension would cause the last day of such Interest Period for such LIBOR Loan to occur in the next following calendar month, the last day of such Interest Period for such LIBOR Loan shall occur on the next preceding LIBOR Business Day;

         (b) for each Competitive Bid Loan, the period commencing on the date of the Borrowing of such Competitive Bid Loan and ending on the last day of the period selected by the Borrower pursuant to this clause (b). The duration of each Interest Period for a Competitive Bid Loan shall be a period of not less than 7 and not more than 180 days commencing on a Business Day selected by the Borrower pursuant to Section 3.2. In no event shall an Interest Period for a Competitive Bid Loan extend beyond the Termination Date. Whenever the last day of any Interest Period for a Competitive Bid Loan would otherwise occur on a day other than a Business Day, the last day of such Interest Period for such Competitive Bid Loan shall be extended to occur on the next succeeding Business Day; and

         (c) for each Swing Line Loan, the period commencing on the date of the Borrowing of such Swing Line Loan and ending on the last day of the period selected by the Borrower pursuant to this clause (c). The duration of each Interest Period for a Swing Line Loan shall be a period of not more than 30 days commencing on a Business Day selected by the Borrower pursuant to Section 4.1.(c). In no event shall an Interest Period for a Swing Line Loan extend beyond the Termination Date. Whenever the last day of any Interest Period for a Swing Line Loan would otherwise occur on a day other than a Business Day, the last day of such Interest Period for such Swing Line Loan shall be extended to occur on the next succeeding Business Day.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended or any successor federal tax code.

         "Investment" means, with respect to any Person and whether or not such investment constitutes a controlling interest in such Person:

         (a) the purchase or other acquisition of any share of capital stock, evidence of Indebtedness or other security issued by any other Person;

         (b) the purchase or acquisition of the assets of another Person;

         (c) any loan, advance or extension of credit to, or contribution (in the form of money or goods) to the capital of, any other Person;

         (d) any Guaranty of the Indebtedness of any other Person;

         (e) any other investment in any other Person (including the entering of any joint venture or partnership (whether as a general or limited partner)); and

         (f) any commitment or option to make an Investment in any other Person.

         "Issuing Bank" means NationsBank, N.A., and its successors and assigns.

         "Issuing Bank Fees" has the meaning set forth in Section 5.15.

         "L/C Commitment Amount" equals $25,000,000.

         "Lender" means each of the financial institutions from time to time identified as Lenders on the then current Annex I attached hereto, including the Swing Line Lender and any Lender who makes Competitive Bid Loans, together with its respective successors and permitted assigns.

         "Lending Office" means, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

         "Letter of Credit" means a standby letter of credit issued, or deemed issued, by the Issuing Bank pursuant to Section 2.10. or 2.11. and shall include each Existing Letter of Credit.

         "Letter of Credit  Facility"  means the facility  described in Sections
2.10. through 2.13. pursuant to which the Letters of Credit are to be issued.

         "Letter  of  Credit  Request"  has the  meaning  set  forth in  Section
2.11.(a).

         "LIBOR" means, for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two LIBOR Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR" shall mean, for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two LIBOR Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

         "LIBOR Business Day" means any day on which banks are scheduled to be open for business and quoting interest rates for Dollar deposits on the London interbank market and which is also a Business Day.

         "LIBOR Loans" means Loans that bear interest at rates based upon the Adjusted LIBO Rate.

         "Lien" as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, pledge, lien, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; and (c) the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction.

         "Loan Document" means this Agreement, each of the Notes, each of the Guaranties and each other document or instrument now or hereafter executed and delivered by a Loan Party in connection with or pursuant to this Agreement, the Revolving Credit Facility or the Letter of Credit Facility.

         "Loan Party" means each of the Borrower, each Guarantor, each other Person who guarantees all or a portion of the Obligations and/or who pledges any Collateral.

         "Loans" means, collectively, the Syndicate Loans, the Competitive Bid Loans and the Swing Line Loans; and "Loan" means any Syndicate Loan, any Competitive Bid Loan or any Swing Line Loan.

         "Managing Agent" means Wachovia Bank, N.A.

         "Mandatory Borrowing" has the meaning set forth in Section 4.2.

         "Material Adverse Change" means, with respect to any Person, a material adverse change in such Person's business, assets, liabilities, financial condition, results of operations or business prospects.

         "Material Adverse Effect" means, with respect to any Person, a material adverse effect upon (a) such Person's business, assets, liabilities, financial condition, results of operations or business prospects; (b) the rights and remedies of the Lenders, the Issuing Bank and the Administrative Agent under the Loan Documents, or the ability of the Borrower or any Subsidiary to perform its obligations under the Loan Documents to which it is a party, as applicable; or
(c) the legality, validity or enforceability of any Loan Documents. Unless otherwise set forth herein, any reference to a "Material Adverse Effect" shall be a reference to the effect on the Borrower and its Subsidiaries, taken as a whole.

         "Material Subsidiary" means a Subsidiary other than a Receivables Subsidiary that, as of the date of any determination thereof, owns assets having a book value equal to or greater than 10% of the book value of the consolidated assets of the Borrower and its Subsidiaries.

         "Material Subsidiary Group" shall mean any group of Subsidiaries (excluding (a) any Receivables Subsidiary and (b) any Material Subsidiary that has executed and delivered a Guaranty pursuant to Section 8.9.) of which, if combined, would own assets having a book value equal to or greater than 20% of the book value of the consolidated assets of the Borrower and its Subsidiaries (excluding any Receivables Subsidiary).

         "Money Market Rate" shall have the meaning given such term in Section 4.1.(c).

         "Multiemployer Plan" shall mean a multiemployer plan defined as such in
Section 4001(a)(3) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "NationsBank" means NationsBank, N.A., in its individual capacity and not as an Agent.

         "Notes" means, collectively, the Syndicate Notes, the Competitive Bid Notes and the Swing Line Note; and "Note" means each Syndicate Note, each Competitive Bid Note and the Swing Line Note.

         "Notice of Continuation" means a notice in the form of Exhibit B to be delivered to the Administrative Agent pursuant to Section 2.6. evidencing the Borrower's request for the Continuation of a LIBOR Loan.

         "Notice of Conversion" means a notice in the form of Exhibit C to be delivered to the Administrative Agent pursuant to Section 2.6. evidencing the Borrower's request for the Conversion of a Loan from one Type to another Type.

         "Notice of Syndicate Borrowing" means a notice in the form of Exhibit A-1 to be delivered to the Administrative Agent pursuant to Section 2.2. evidencing the Borrower's request for a Borrowing of Syndicate Loans.

         "Obligations" means, individually and collectively: (a) all Loans and the obligation of the Borrower to repay the same and the accrued interest thereon in accordance with this Agreement; (b) all Reimbursement Obligations; and (c) all other present and future indebtedness, liabilities, obligations, covenants and duties of the Borrower and the other Loan Parties owing to the Agents, the Issuing Bank and/or the Lenders of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.

         "Outstanding Credit" means, at any given time, the sum of: (a) the aggregate principal amount of Loans (including all Syndicate Loans, all Competitive Bid Loans and all Swing Line Loans) outstanding at such time plus
(b) the aggregate Stated Amount of all Letters of Credit outstanding at such time plus (c) the aggregate amount of all unpaid Reimbursement Obligations outstanding at such time.

         "PBGC" means the Pension Benefit Guaranty Corporation and any successor agency.

         "Payment Date" means any date the Issuing Bank disburses funds under a Letter of Credit to or on the order of a Beneficiary in response to a Drawing.

         "Permitted Liens" means, as to any Person: (a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business which are not required to be paid or discharged under Section 8.6.; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workmen's compensation, unemployment insurance or similar Applicable Laws; (c) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the use thereof in the business of such Person; (d) Existing Liens not required to be terminated pursuant to Section 6.1.; (e) Purchase Money Liens and Liens constituting Capital Lease Obligations but only to the extent the Indebtedness secured by such Liens is permitted pursuant to Section 10.2.(d); (f) Liens securing any Hedging Obligations owing to a Lender; (g) Liens on accounts receivable (and related general intangibles) to reflect sales of such receivables (and related general intangibles) to and by the Receivables Subsidiary pursuant to a Permitted Receivables Facility; and (h) Liens on assets of the Receivables Subsidiary in connection with the Permitted Receivables Facility.

         "Permitted Receivables Facility" means, with respect to the Borrower and its Subsidiaries, any receivables securitization program pursuant to which the Borrower and/or its Subsidiaries receives proceeds arising out of a pledge, financing, sale or other encumbrance of its accounts receivable; provided, that the terms, provisions and structure of such program (including the legal and organizational structure of the Receivables Subsidiary and the restrictions imposed thereon) shall have been consented to and approved by the Administrative Agent in advance and in writing (which approval and consent shall be in the sole discretion of the Administrative Agent).

         "Person" means an individual, corporation, partnership (general, limited or limited liability), limited liability company, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

         "Plan" means an employee benefit or pension plan maintained for employees of the Borrower, any of the other Loan Parties or any Affiliate thereof that is covered by Title IV of ERISA, or subject to minimum funding standards under Section 412 of the Internal Revenue Code, including such plans as may be established after the Agreement Date.

         "Prime Rate" means the per annum rate of interest established from time to time by NationsBank as its prime rate, which rate may not be the lowest rate of interest charged by NationsBank to its customers.

         "Principal Office" means the main office of the Administrative Agent located at 101 North Tryon Street, 15th Floor, Charlotte, North Carolina 28255-0001, Attention: Margaret Rhodes, or any other office which the Administrative Agent may designate as such in a written notice to the Borrower and the Lenders.

         "Purchase Money Lien" means a Lien on any item of equipment acquired after the Agreement Date; provided, however, that: (a) such Lien shall attach only to the equipment to be acquired; (b) the Indebtedness incurred in connection with such acquisition shall not exceed the amount of the purchase price of such item of equipment then being financed; (c) such Lien shall secure only such Indebtedness; and (d) a description is promptly furnished to the Administrative Agent of any property so acquired, the purchase price of which is greater than $5,000,000.

         "Quarterly Dates" means the last day of each fiscal quarter of the Borrower, the first of which shall be April 4, 1998. The Borrower agrees that the fiscal quarters of the Borrower shall be set in a manner such that the fiscal year of the Borrower shall be divided into four periods of relatively equal length.

         "Receivables Subsidiary" means a direct or indirect wholly-owned Subsidiary of the Borrower created solely for the purpose of, and which engages in no activities other than activities in connection with or incidental to, the purchasing, financing and/or sale of the accounts receivable of the Borrower and/or its Subsidiaries pursuant to a Permitted Receivables Facility, so long as (unless the Administrative Agent shall (in its reasonable discretion) otherwise agree in writing) it: (a) has no Indebtedness other than non-recourse Indebtedness; (b) is not party to any agreement, contract, arrangement or understanding with the Borrower or any other Subsidiary of the Borrower unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Borrower; (c) is a Person with respect to which neither the Borrower nor any of its other Subsidiaries has any direct obligation to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not Guaranteed or otherwise directly provided credit support for any Indebtedness of the Borrower or any of its other Subsidiaries.

         "Reimbursement  Obligation"  means  the  absolute,   unconditional  and
irrevocable obligation of the Borrower to reimburse the Issuing Bank for any Drawing pursuant to Section 2.12.

         "Reportable Event" has the meaning set forth in Section 4043(b) of ERISA, but shall not include a Reportable Event as to which the provision for 30 days' notice to the PBGC is waived under applicable regulations.

         "Request for Swing Line Borrowing" means a notice in the form of Exhibit A-2 to be delivered to the Swing Line Lender pursuant to Section 4.1.(b) evidencing the Borrower's request for Swing Line Loans.

         "Requisite Lenders" means (a) so long as no Event of Default has occurred and is continuing, Lenders whose combined Credit Percentages equal or exceed 51% and (b) during the continuance of an Event of Default, Lenders who, on a combined basis, hold at least 51% of the Outstanding Credit.

         "Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D of the Board of Governors of the Federal Reserve System). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted LIBO Rate is to be determined, or (ii) any category of extensions of credit or other assets which include LIBOR Loans. The Adjusted LIBO Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

         "Restricted Payment" means: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Borrower or any of its Subsidiaries now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding.

         "Revolving Commitment" means $1,000,000,000, as the same may be reduced from time to time pursuant to the terms of this Agreement.

         "Revolving Credit Facility" means the loan and letter of credit facility described in Article 2.

         "Sold Receivables Indebtedness" means, as of any date of determination, the aggregate outstanding amount of indebtedness evidenced by certificates of participation or other interests in the accounts receivable of the Borrower and/or its Subsidiaries which participations or interests are sold or issued to third Persons in connection with a Permitted Receivables Facility.

         "Solvent" means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any Affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities); and (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature and (c) that the Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

         "Stated Amount" means the amount available to be drawn by a Beneficiary under a Letter of Credit from time to time, as the Stated Amount of any such Letter of Credit may be increased or reduced from time to time in accordance with the terms of such Letter of Credit.

         "Statement of Funds Flow" has the meaning set forth in Section 6.1.

         "Subsidiary" means (i) a Person of which an aggregate of 50% or more of the issued and outstanding capital stock of any class or classes having by the terms thereof ordinary voting power to elect the directors (or other management personnel) of such Person or 50% or more of other voting or equity interests is owned of record, directly or beneficially, by another Person, or by one or more Subsidiaries of such other Person, or by such other Person and one or more Subsidiaries of such Person and (ii) any other Person whose financial statements are required to be consolidated with the Borrower in accordance with GAAP.

         "Swing Line Amount" means $50,000,000.

         "Swing Line Lender" means NationsBank, and its successors and assigns.

         "Swing Line Loan" means a loan made by the Swing Line Lender to the Borrower pursuant to Section 4.1.

         "Swing Line Loan Offer" has the meaning given that term in Section 4.1.(c).

         "Swing Line Note" has the meaning set forth in Section 5.7.

         "Syndicate Loan" means a loan made by a Lender to the Borrower pursuant to Section 2.1.

         "Syndicate Note" has the meaning set forth in Section 5.7.

         "Termination Date" means March 15, 2003.

         "Termination Event" means (a) a Reportable Event; (b) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA; (c) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or the appointment of a trustee to administer any Plan; (d) the withdrawal of the Borrower, any Subsidiary or any ERISA Related Party from a Plan during a plan year in which such employer was a "substantial employer" as defined in ERISA Section 4001(a)(2); (e) the partial or complete withdrawal from a Multiemployer Plan within the meaning of ERISA Section 4203 and 4205; or (f) an event that could result in the Borrower, its Subsidiaries or any ERISA Related Party providing security as required by Internal Revenue Code Section 401(a)(29).

         "Transaction Costs" shall mean, with respect to a given transaction, all reasonable brokerage and investment banking fees, fees and expenses of appraisers and accountants, fees and disbursements of legal counsel and other reasonable out-of-pocket costs and expenses incurred by Borrower or a Subsidiary (or required to be paid by Borrower or a Subsidiary) in connection with such transaction.

         "Type" with respect to any Syndicate Loan, refers to whether such Loan is a LIBOR Loan or Base Rate Loan.

         Section 1.2.  General.

         Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP in effect as of the Agreement Date. References in this Agreement to "Sections", "Articles", "Exhibits" and "Schedules" are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. references in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to "Subsidiary" means a Subsidiary of the Borrower or a Subsidiary of such Subsidiary and a reference to an "Affiliate" means a reference to an Affiliate of the Borrower. Unless otherwise indicated, all references to time are references to Eastern Standard Time or Eastern Daylight Savings Time, as the case may be.

             ARTICLE 2. SYNDICATE LOAN AND LETTER OF CREDIT FACILITY

         Section 2.1.  Syndicate Loans.

         Subject to Section 5.1. and the other terms and conditions hereof, and in reliance upon the representations and warranties of the Borrower set forth herein, during the period from the Effective Date to but excluding the Termination Date, each Lender severally and not jointly agrees to make Syndicate Loans to the Borrower in an aggregate principal amount at any one time outstanding up to, but not exceeding, the Revolving Commitment times such Lender's Credit Percentage. Subject to the terms and conditions of this Agreement, during the period from the Effective Date to the Termination Date, the Borrower may borrow, repay and reborrow Loans hereunder.

         Section 2.2.  Borrowings of Syndicate Loans.

         Each Borrowing of Syndicate Loans shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount. The Borrower shall give the Administrative Agent written notice pursuant to a Notice of Syndicate Borrowing or telephonic notice of each Borrowing of a Syndicate Loan. Any such telephonic notice shall include all information to be specified in a written Notice of Syndicate Borrowing and shall be promptly confirmed in writing by the Borrower pursuant to a Notice of Syndicate Borrowing sent to the Administrative Agent by facsimile transmission on the same day of such telephonic notice. The Administrative Agent will promptly transmit by facsimile transmission the Notice of Syndicate Borrowing (or the information contained in such Notice of Syndicate Borrowing) to each Lender. The Notice of Syndicate Borrowing shall specify the aggregate principal amount of Syndicate Loans to be borrowed from the Lenders pursuant to the Notice of Syndicate Borrowing, the Type of Loans, and the proposed date such Syndicate Loans are to be borrowed. Each Notice of Syndicate Borrowing shall be delivered to the Administrative Agent before 11:00 a.m. (a) in the case of LIBOR Loans, on the date three LIBOR Business Days prior to the proposed date of such Borrowing and
(b) in the case of Base Rate Loans, on the date of the proposed Borrowing. Each Notice of Syndicate Borrowing or telephonic notice of each such Borrowing shall be irrevocable once given and binding on the Borrower.

         Section 2.3.  Disbursements of Syndicate Loans.

         (a) No later than 12:00 noon on the date specified in the Notice of Syndicate Borrowing, each Lender will make available for the account of its applicable Lending Office to the Administrative Agent at its Principal Office, in immediately available funds, the Syndicate Loan to be made by such Lender using the wiring instructions for the Administrative Agent set forth on Annex I or as otherwise directed by the Administrative Agent. With respect to Syndicate Loans to be made after the Effective Date, unless the Administrative Agent shall have been notified by any Lender prior to the specified date of Borrowing of a Syndicate Loan that such Lender does not intend to make available to the Administrative Agent the Syndicate Loan to be made by such Lender on such date, the Administrative Agent may assume that such Lender will make the proceeds of such Syndicate Loan available to the Administrative Agent on the date of the requested Borrowing as set forth in the Notice of Syndicate Borrowing and the Administrative Agent may, in reliance upon such assumption (but shall not be obligated to), make available to the Borrower the amount of such Syndicate Loan to be provided by such Lender.

         (b) Provided that the applicable conditions set forth in Article 6. for such Borrowing of Syndicate Loans are fulfilled, the Administrative Agent will make the proceeds of such Borrowing of Syndicate Loans available to the Borrower at the account specified by the Borrower in such Notice of Syndicate Borrowing.

         (c) If, with respect to Syndicate  Loans to be made after the Effective
Date: (i) a Lender (such Lender being hereinafter referred to as a "Defaulting Lender") does not make the amount of such Lender's Syndicate Loan available to the Administrative Agent (including any Syndicate Loan to be made pursuant to Section 2.12.); (ii) such Lender has not notified the Administrative Agent that it will not make such amount available to the Administrative Agent; and (iii) the Administrative Agent has nevertheless made available to the Borrower the amount of the Syndicate Loan to be provided by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such

Defaulting Lender. If such Defaulting Lender does not pay such corresponding amount immediately upon the Administrative Agent's demand, the Administrative Agent shall promptly notify the Borrower and the Borrower shall promptly (but in no event later than one Business Day after such demand) pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Defaulting Lender interest on such corresponding amount for each day from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent at a rate per annum equal to the applicable Federal Funds Rate. The Administrative Agent shall be entitled to recover from the Borrower the amount of interest accruing on such amount of such Syndicate Loan at the rate therefor in accordance with its Type; provided, however, any amount paid by the Defaulting Lender pursuant to the immediately preceding sentence shall reduce the amounts owed by the Borrower under this sentence. The Administrative Agent shall also be entitled to recover from the Borrower and such Defaulting Lender an amount equal to any costs (including reasonable legal expenses) and losses incurred as a result of the failure of such Defaulting Lender to provide such amount as provided in this Agreement. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Defaulting Lender, including, without limitation, the right of the Borrower to seek reimbursement from any Defaulting Lender for any amounts paid by the Borrower under this Section because of such Defaulting Lender's default. If the Borrower and the Defaulting Lender fail to reimburse the Administrative Agent as provided above, in addition to the rights the Administrative Agent may have under Applicable Law or under this Agreement, the Administrative Agent shall be subrogated to the rights of such Defaulting Lender under this Agreement to the extent of such failure and shall thereafter (until such Defaulting Lender shall so reimburse the Administrative Agent) be entitled to the percentage of voting rights of such Defaulting Lender under this Agreement.

         Section 2.4.  Repayment of Syndicate Loans.

         Unless payable earlier pursuant to the terms of this Agreement, the Borrower shall repay the outstanding principal balance of all Syndicate Loans, and all accrued but unpaid interest and fees thereon, on the Termination Date.

         Section 2.5.  Several Obligations.

         No Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender hereunder and the failure of any Lender to make a Loan to be made by it hereunder shall not relieve the obligation of each other Lender to make any Loan to be made by such other Lender.

         Section 2.6.  Continuation and Conversion of Syndicate Loans.

         (a) So long as no Default or Event of Default shall have occurred and be continuing, the Borrower may on any LIBOR Business Day, with respect to any

LIBOR Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan. Each new Interest Period selected under this Section for a Syndicate Loan shall commence on the last day of the immediately preceding Interest Period for such Syndicate Loan. Each selection of a new Interest Period shall be made by the Borrower's giving of a Notice of Continuation not later than 12:00 noon on the third LIBOR Business Day prior to the date of any such Continuation to the Administrative Agent. Promptly after receipt of a Notice of Continuation, the Administrative Agent shall notify each Lender by telex or telecopy, or other similar form of transmission of the proposed Continuation. Such notice by the Borrower of a Continuation shall be by telephone or telecopy, confirmed immediately in writing if by telephone, in the form of a Notice of Continuation, specifying (a) the date of such Continuation, (b) the LIBOR Loan and portion thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Syndicate Loans outstanding hereunder. Upon receipt of a Notice of Continuation, the Administrative Agent shall determine the Adjusted LIBO Rate and promptly notify the Borrower and the Lenders by telephone (promptly confirmed in writing by telecopier) or in writing by telecopier. Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given. If the Borrower shall fail to select in a timely manner a new Interest Period for any LIBOR Loan in accordance with this Section, such Loan will automatically, on the last day of the current Interest Period therefore, Convert into a Base Rate Loan notwithstanding failure of the Borrower to comply with Section 2.2.

         (b) So long as no Event of Default shall have occurred and be continuing, the Borrower may on any Business Day, upon the Borrower's giving of a Notice of Conversion to the Administrative Agent, Convert the entire amount of all or a portion of a Loan of one Type into a Loan of another Type. Promptly after receipt of a Notice of Conversion, the Administrative Agent shall notify each Lender by telex or telecopy, or other similar form of transmission of the proposed Conversion. Any Conversion of a LIBOR Loan into a Base Rate Loan shall be made on, and only on, the last day of an Interest Period for such LIBOR Loan. Each such Notice of Conversion shall be given not later than 12:00 noon on the Business Day prior to the date of any proposed Conversion into Base Rate Loans and on the third LIBOR Business Day prior to the date of any proposed Conversion into LIBOR Loans. Subject to the restrictions specified above, each such notice by the Borrower of a Conversion shall be by telephone or telecopy, confirmed immediately in writing if by telephone, in the form of a Notice of Continuation specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such Loan. Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given. Each Conversion from a Base Rate Loan to a LIBOR Loan shall be in an aggregate amount for the Loans of all Lenders of not less than $5,000,000 or integral multiples of $1,000,000 in excess of that amount. Upon receipt of a

Notice of Conversion, the Administrative Agent shall determine the Adjusted LIBO Rate or the Base Rate, as the case may be, and promptly notify the Borrower and the Lenders by telephone (promptly confirmed in writing by telecopier) or in writing by telecopier.

         Section 2.7.  Unavailability of Certain Loans; Illegality.

         (a) If on or prior to the first day of any Interest Period for any LIBOR Loan:

                  (i) the Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the London interbank or other relevant market, adequate and reasonable means do not exist for ascertaining LIBOR for such Interest Period; or

                  (ii) the Requisite Lenders determine (which determination shall be conclusive) and notify the Administrative Agent that the Adjusted LIBO Rate will not adequately and fairly reflect the cost to the Lenders of funding LIBOR Loans for such Interest Period, then the Administrative Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional LIBOR Loans, Continue LIBOR Loans, or to Convert Base Rate Loans into LIBOR Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding LIBOR Loans, either prepay such LIBOR Loans or Convert such Loans into Base Rate Loans in accordance with the terms of this Agreement.

         (b) Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Lending Office to make, maintain, or fund LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender's obligation to make or Continue LIBOR Loans and to Convert Base Rate Loans into LIBOR Loans shall be suspended until such time as such Lender may again make, maintain, and fund LIBOR Loans (in which case the provisions of Section 2.8. shall be applicable).

         Section 2.8.  Treatment of Affected Loans.

         If the obligation of any Lender to make or Continue a LIBOR Loan, or to Convert Base Rate Loans into LIBOR Loans shall be suspended pursuant to Section 2.6., 2.7. or 5.17. (such Loans being herein called "Affected Loans"), such Lender's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 2.7., on such earlier date as such Lender may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 2.7. or 5.17. that gave rise to such Conversion no longer exist (or in the case of Section 2.6., the applicable

Default or Event of Default has been cured or waived pursuant to the terms hereof):

         (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

         (b) all Loans that would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into LIBOR Loans shall be Converted instead into (or shall remain as) Base Rate Loans.

         If such Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 2.7. or 5.17. hereof that gave rise to the Conversion of such Lender's Affected Loans pursuant to this Section 2.8. no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) (or in the case of Section 2.6., the applicable Default or Event of Default has been cured or waived pursuant to the terms hereof) at a time when LIBOR Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitments.

         Section 2.9.  Compensation.

         Upon the request of any Lender, the Borrower shall pay to such Lender, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense (including loss of anticipated profits) incurred by such Lender as a result of:

         (a) any payment, mandatory or optional prepayment or Conversion of a LIBOR Loan for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or

         (b) any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Article 6. to be satisfied) to borrow, Continue, Convert or prepay a LIBOR Loan on the date for such borrowing, Continuation, Conversion or prepayment under this Agreement.

         Such compensation shall include, without limitation, an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid or Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein plus such Lender's normal administrative charges, if any, associated with such payment, prepayment, Conversion or failure to borrow over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender). Any determination of the amount of such loss, cost or expense shall be conclusive absent manifest error.

         Section   2.10.   New   and   Existing   Letters   of   Credit/Lenders'
Participation.

         (a) Subject to the terms and conditions of this Agreement, the Issuing Bank, on behalf of the Lenders, agrees to issue and amend (including, without limitation, to extend or renew) for the account of the Borrower for the period from and including the Effective Date to, but excluding, the Termination Date one or more standby letters of credit in such form and containing such terms as may be requested from time to time by the Borrower and acceptable to the Issuing Bank up to a maximum aggregate Stated Amount at any one time outstanding equal to the L/C Commitment Amount; provided, however, that the initial Stated Amount of any Letter of Credit issued pursuant to this Section shall not exceed the Available Revolving Commitment at the time of such issuance.

         (b) Each of the parties hereto: (i) acknowledges that, prior to the Effective Date hereof, the Issuing Bank issued the Existing Letters of Credit for the account of the Borrower and (ii) agrees that the Existing Letters of Credit shall, for all purposes (including the Reimbursement Obligation of the Borrower, the reimbursement obligations of each Lender owing to the Issuing Bank pursuant to Section 2.10.(d)) be deemed to constitute a Letter of Credit issued by the Issuing Bank pursuant to this Agreement for the account of the Borrower. The Existing Letters of Credit shall be deemed to be issued on and as of the Effective Date and the L/C Commitment Amount shall be deemed to have automatically been reduced on the Effective Date in an amount equal to the aggregate Stated Amount of the Existing Letters of Credit. The Issuing Bank shall, upon the request of any Lender, deliver copies of any information concerning the Existing Letters of Credit as any such Lender may reasonably request. All of the parties hereto agree that in the event there is any inconsistency between the terms of the letter of credit agreement or application or reimbursement agreement with respect to an Existing Letter of Credit and this Agreement including, without limitation, terms relating to the timing of reimbursement, fees, standards of conduct and other matters, the terms of this Agreement shall control.

         (c) At the time of issuance, the amount, terms and conditions of each Letter of Credit, and of any drafts or acceptances thereunder, shall be subject to approval by the Issuing Bank. The Expiration Date of all Letters of Credit issued hereunder must be at least two Business Days prior to the Termination Date. Accordingly, each Letter of Credit containing an automatic renewal provision shall also contain a provision pursuant to which, notwithstanding any other provisions thereof, it shall have a final Expiration Date no later than two Business Days prior to the Termination Date.

         (d) Immediately upon the issuance (or deemed issuance) by the Issuing Bank of any Letter of Credit (including the Existing Letters of Credit) in accordance with the procedures set forth in this Section, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Credit Percentage of the liability of the Issuing Bank with respect to such Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto, other than amounts owing to the Issuing Bank consisting of fronting fees) and any security therefor or guaranty pertaining thereto. Accordingly, each Lender severally agrees that it shall be unconditionally and irrevocably liable, without regard to the occurrence of any Default or Event of Default or any condition precedent whatsoever, to the extent of such Lender's Credit Percentage, to reimburse the Issuing Bank on demand in immediately available funds in Dollars for the amount of each Drawing paid by the Issuing Bank under each Letter of Credit issued by the Issuing Bank to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.12.; provided, however, that the Lenders shall not be obligated to so reimburse the Issuing Bank in the event that the Issuing Bank's honoring of such Drawing constitutes gross negligence or willful misconduct (as determined by a court of competent jurisdiction). The failure of any Lender to honor its obligations hereunder shall not relieve any other Lender of its duty to honor its obligations hereunder.

         (e) Each payment made by a Lender pursuant to the immediately preceding subsection (d) shall be paid to the Administrative Agent for the account of the Issuing Bank at the Principal Office of the Administrative Agent and shall be treated as the purchase by such Lender of a participating interest in the Borrower's Reimbursement Obligation under Section 2.12.(a) in an amount equal to such payment. Each Lender, so long as it has made the payment required to be made by it pursuant to such subsection, shall share in accordance with its Credit Percentage in any interest which accrues pursuant to Section 2.12.(a)(ii). All amounts recovered by the Issuing Bank hereunder or under any other Loan Document and which are applied by the Issuing Bank to the Reimbursement Obligations of the Borrower under Section 2.12. and any letter of credit fee paid by the Borrower pursuant to the first sentence of Section 5.15. shall be distributed by the Issuing Bank to the Lenders who have made the payments required to be made by them pursuant to paragraph (d) above pro rata in accordance with their respective Credit Percentages.

         (f) In addition to other remedies the Issuing Bank may have under Applicable Law and under this Agreement, if and to the extent that any Lender shall fail to make available to the Issuing Bank the amount required to be paid by such Lender pursuant to the immediately preceding subsection (d), the Issuing Bank shall be subrogated to the rights of such Lender under this Agreement to the extent of such failure and shall thereafter (until such Lender shall make such amount available to the Issuing Bank) be entitled to the percentage of voting rights of such Lender under this Agreement. If any Lender fails to reimburse the Issuing Bank as provided in such subsection, such unreimbursed amount shall bear interest from the due date thereof until such amount is paid at the Federal Funds Rate, such interest to be payable by such Lender upon demand therefor by the Issuing Bank.

         Section 2.11.  Method of Issuance of Letters of Credit.

         (a) The Borrower shall give the Issuing Bank and the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) at least five Business Days prior to the requested Date of Issuance of a Letter of Credit (other than Existing Letters of Credit for which no further notice shall be required), such notice to be in substantially the form of Exhibit D (a "Letter of Credit Request"). The Borrower shall also execute and deliver such customary letter of credit application forms as requested from time to time by the Issuing Bank.

         (b) Provided the Borrower has given the notice prescribed by the immediately preceding subsection and subject to the other terms and conditions of this Agreement, including without limitation the satisfaction of any applicable conditions precedent set forth in Article 6., the Issuing Bank shall issue the requested Letter of Credit on the requested Date of Issuance as set forth in the applicable Letter of Credit Request on behalf of the Lenders for the benefit of the stipulated Beneficiary and shall deliver the original of such Letter of Credit to the Beneficiary at the address specified in the applicable Letter of Credit Request. Upon the written request of the Borrower, the Issuing Bank shall deliver to the Borrower a copy of each issued Letter of Credit within a reasonable time after the Date of Issuance thereof.

         (c) The Issuing Bank shall deliver to each Lender, upon the written request of a Lender, a copy of each Letter of Credit issued hereunder and any other information with respect to each Letter of Credit then outstanding or in connection with any Drawing thereunder. Promptly following the end of each calendar quarter, the Issuing Bank shall deliver to the Administrative Agent, and upon the request of any Lender the Administrative Agent shall deliver to each Lender, a notice describing the aggregate undrawn amount of all Letters of Credit as at the end of such quarter. Other than as set forth in this subsection, neither the Administrative Agent nor the Issuing Bank shall have any duty to notify the Lenders regarding the issuance or other matters regarding Letters of Credit issued hereunder. The failure of the Issuing Bank to perform its requirements under this subsection shall not relieve the Lenders' reimbursement obligations under Section 2.10.(d).

         Section 2.12.  Letter of Credit Reimbursement.

         (a) The Borrower hereby agrees to pay to the Issuing Bank at the office designated by the Issuing Bank (and if no office is designated by the Issuing

Bank, to the Administrative Agent for the account of the Issuing Bank at the Principal Office of the Administrative Agent):

                  (i) On each Payment Date, an amount in Dollars equal to the amount paid by the Issuing Bank under the applicable Letter of Credit; and

                  (ii) If any Drawing shall be reimbursed to the Issuing Bank after 2:00 p.m. on the Payment Date, interest on any and all amounts required to be paid pursuant to subsection (i) above from and after the due date thereof until payment in full, payable on demand, at an annual rate of interest equal to the Base Rate plus the Applicable Margin for Base Rate Loans.

         (b) The Borrower shall reimburse the Issuing Bank for each Drawing under any Letter of Credit in the following manner:

                  (i) the Borrower shall immediately reimburse the Issuing Bank in accordance with subsection (a) above; or

                  (ii) (A) if the Borrower has not reimbursed the Issuing Bank pursuant to subsection (a) above and (B) the applicable conditions set forth in Article 6. have been fulfilled and (C) the Available Revolving Commitment in effect at such time exceeds the amount of the Drawing to be reimbursed, with the proceeds of a Syndicate Loan; or

                  (iii) pursuant to Section 5.11., either the Issuing Bank or the Administrative Agent may debit any deposit account of the Borrower maintained with the Issuing Bank or the Administrative Agent and appropriate and apply an amount of funds in such account equal to the Reimbursement Obligations outstanding at such time.

         (c) The Issuing Bank shall notify the Administrative Agent and the Borrower of each Drawing as promptly as practical following receipt by the Issuing Bank of such Drawing; provided, however, that failure to so notify the Administrative Agent and the Borrower of such Drawing shall not affect the rights of the Issuing Bank, or the obligations of the Borrower, under any Loan Document.

         (d)  Unless  the   Borrower   notifies   the   Issuing   Bank  and  the
Administrative Agent to the contrary, the Borrower shall be deemed to have requested that a Drawing be reimbursed with the proceeds of a Syndicate Loan in the amount of such Drawing. Upon any Drawing, the Administrative Agent shall notify the Lenders if the Borrower has elected (or deemed to have elected) to reimburse the Issuing Bank using the proceeds of Syndicate Loans. Upon receipt of such notice and if the applicable conditions set forth in subsection (b)(ii) above have been satisfied, each Lender agrees to deliver to the Administrative Agent for the account of the Issuing Bank its pro rata share of the amount of

Syndicate Loans necessary to reimburse the Issuing Bank for any payment made by the Issuing Bank pursuant to such Drawing (plus any interest which may accrue on such amount pursuant to Section 2.12.(a)(ii)) not later than one Business Day after receipt of such notice. Unless the Borrower complies with the applicable notice requirements as set forth in Section 2.2. regarding LIBOR Loans, any Syndicate Loan used to repay any Reimbursement Obligation shall initially be a Base Rate Loan.

         Section 2.13. Nature of Issuing Bank's Duties/Unconditional Nature of Reimbursement Obligation.

         In determining whether to honor any Drawing under any Letter of Credit, the Issuing Bank shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit. The Borrower otherwise assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by the Issuing Bank by, the respective Beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, neither the Issuing Bank nor any of the Lenders shall be responsible for: (a) the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under any Letter of Credit even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (b) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (c) the failure of the Beneficiary of any Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telex, telecopy or otherwise; (e) errors in interpretation of technical terms; (f) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit, or of the proceeds thereof; (g) the misapplication by the Beneficiary of any Letter of Credit or the proceeds of any Drawing under such Letter of Credit; and (h) any consequences arising from causes beyond the control of the Issuing Bank or the Lenders. None of the above shall affect, impair or prevent the vesting of any of the Issuing Bank's rights or powers hereunder. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create against the Issuing Bank any liability to the Borrower or any Lender. In this connection, the obligation of the Borrower to reimburse the Issuing Bank for any Drawing made under any Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit or any other agreement; (ii) the existence of any claim, set-off, defense or other right which the Borrower or any of its Affiliates, the Issuing Bank, the Administrative Agent or any Lender may at any time have against a Beneficiary, the Issuing Bank, the Administrative Agent, any Lender, or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrower or any of its Affiliates and the Beneficiary for which the Letter of Credit was procured);
(iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
(iv) payment by the Issuing Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; provided, however, that, in the case of any payment by the Issuing Bank under any Letter of Credit, the Issuing Bank has not acted with gross negligence or willful misconduct (as determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit complies on its face with any applicable requirements for a demand for payment under such Letter of Credit; (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or (vi) the fact that a Default or an Event of Default shall have occurred and be continuing.

         Section 2.14. Expiration or Maturity Date of Letters of Credit Past Termination Date.

         If on the date (the "Facility Termination Date") this Agreement and the Letter of Credit Facility are terminated prior to the Expiration Date of any Letters of Credit outstanding hereunder (whether voluntarily, by reason of the occurrence of an Event of Default or otherwise), the Borrower shall, on the Facility Termination Date, deposit with the Issuing Bank an amount of money equal to the Stated Amount of such Letter(s) of Credit in the Collateral Account. If a Drawing pursuant to such Letter of Credit occurs on or prior to the Expiration Date of such Letter of Credit but after the Facility Termination Date, the Borrower authorizes the Issuing Bank to use the monies deposited in the Collateral Account to make payment to the Beneficiary with respect to such Drawing or the payee with respect to such presentment. If no Drawing occurs on or prior to the Expiration Date of such Letter of Credit, the Issuing Bank shall return to the Borrower the monies deposited in the Collateral Account with respect to such outstanding Letter of Credit on or before the date thirty Business Days after the Expiration Date with respect to the Letter of Credit.

         Section 2.15.  Collateral Account.

         The Collateral Account shall be in the name of the Issuing Bank as a cash collateral account and the Issuing Bank shall have sole dominion and control over, and sole access to, the Collateral Account. Neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Collateral Account. The Borrower agrees that it will not (i) sell or otherwise dispose of any interest in the Collateral Account or any funds held therein, or (ii) create or permit to exist any Lien upon or with respect to the Collateral Account or any funds held therein, except as provided in or contemplated by this Agreement. The Issuing Bank shall exercise reasonable care in the custody and preservation of any funds held in the Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Issuing Bank accords other funds deposited with the Issuing Bank, it being understood that the Issuing Bank shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Collateral Account. Subject to the right of the Issuing Bank to withdraw funds from the Collateral Account as provided herein, the Issuing Bank may in its sole discretion and without any obligation to do so whatsoever invest funds on deposit in the Collateral Account, reinvest proceeds of any such investments which may mature or be sold, and invest interest or other income received from any such investments, in each case, in Cash Equivalents, as the Issuing Bank may select or in such other investments as shall be agreed upon by the Issuing Bank and the Borrower. Unless the Facility Termination Date has occurred by reason of the occurrence of an Event of Default, the proceeds of such investments shall be the property of the Borrower and the Issuing Bank shall account to the Borrower for any such investments from time to time as agreed upon by the Borrower and the Issuing Bank. However, if an Event of Default has occurred and is continuing and any Obligations remain outstanding, proceeds of investments shall be distributed to the Lenders pro rata in accordance with their respective Credit Percentages at such times as the Administrative Agent and the Issuing Bank shall reasonably designate. After payment in full of all Obligations and/or the expiration of all Letters of Credit and the distribution of monies contained therein to the Lenders as provided above, the Issuing Bank shall deliver to the Borrower any monies remaining in the Collateral Account.

         Section 2.16.  Voluntary Reductions of the Revolving Commitment.

         The Borrower shall have the right to terminate or reduce the amount of the Revolving Commitment at any time and from time to time without penalty or premium upon not less than five Business Days prior written notice to the Administrative Agent of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which in the case of any partial reduction of the Revolving Commitment shall not be less than $10,000,000 and integral multiples of $5,000,000 in excess of that amount) and shall be irrevocable once given and effective only upon receipt by the Administrative Agent. The Administrative Agent will promptly transmit such notice to each Lender. The Revolving Commitment, once reduced pursuant to this Section, shall not be increased. The Borrower shall pay all interest and Fees on the Loans accrued to the date of such reduction or termination of the Revolving Commitment to the Administrative Agent for the account of the Lenders.

                       ARTICLE 3. COMPETITIVE BID FACILITY

         Section 3.1.  Competitive Bid Option.

         Subject to Section 5.1. and the other terms and conditions hereof, during the period from the Effective Date to but excluding the Termination Date, the Borrower may from time to time request the Lenders to make offers to make Competitive Bid Loans to the Borrower in Dollars. Each Lender may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section. There may not be outstanding at any one time more than five Competitive Bid Loans. Further, Competitive Bid Loans made pursuant to the same Competitive Bid Quote Request and having the same Interest Period but extended by different Lenders shall be deemed to be a single Competitive Bid Loan made hereunder. The aggregate principal amount of Competitive Bid Loans extended by a Lender hereunder at any time may exceed the Commitment of such Lender in effect at such time; provided, however, that the making of Competitive Bid Loans by a Lender shall not in any way affect, impair or reduce the obligation of such Lender to make Syndicate Loans under Section 2.1.

         Section 3.2.  Borrower's Request for Competitive Bid Quotes.

         In order to request offers to make Competitive Bid Loans, the Borrower shall give the Administrative Agent written notice thereof in the form of Exhibit A-3 (a "Competitive Bid Quote Request") no later than 11:00 a.m. on the date one Business Day prior to the date of Borrowing proposed therein specifying the following:

                  (a) the proposed date of Borrowing of such Competitive Bid Loan, which shall be a Business Day;

                  (b) the aggregate principal amount of such Competitive Bid Loan, which shall be at least $5,000,000 (and integral multiples of $1,000,000 in excess thereof) but shall not cause the limits specified in Section 5.1. to be violated;

                  (c)  the  Interest  Period  or  Interest  Periods   applicable
         thereto; and

                  (d) the date on which the Competitive Bid Quotes are to be submitted if it is before the proposed date of Borrowing (the date on which such Competitive Bid Quotes are to be submitted is called the "Quotation Date").

The Borrower may request offers to make Competitive Bid Loans for up to two different Interest Periods in a single Competitive Bid Quote Request; provided, however, that the request for each separate Interest Period shall be deemed to be a separate Competitive Bid Quote Request for a separate Borrowing. No Competitive Bid Quote Request shall be made by the Borrower within five (5) Business Days of any other Competitive Bid Quote Request. Any Competitive Bid Quote Request that does not conform substantially to the requirements of this Section may be rejected by the Administrative Agent and the Administrative Agent shall promptly notify the Borrower of any such rejection.

         Section 3.3.  Offer for Lenders to make Competitive Bid Quotes.

         Promptly and in any event before the close of business of the Administrative Agent on the same Business Day of receipt of a Competitive Bid
Quote  Request  that  is  not  rejected  by  the   Administrative   Agent,   the

Administrative Agent shall send to each of the Lenders by telecopy a copy of the Competitive Bid Quote Request received by the Administrative Agent, which shall constitute an offer by the Borrower to each Lender to submit Competitive Bid
Quotes offering to make Competitive Bid Loans to which such Competitive Bid Quote Request relates.

                  (a) Each Lender may, in its sole discretion, submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Competitive Bid Quote Request; provided, however, that, if the Borrower's request under Section 3.2. specified more than one Interest Period, such Lender may make a single submission containing one or more Competitive Bid Quotes for each such Interest Period. Each Competitive Bid Quote must be received by the Administrative Agent by telecopy not later than 10:00 a.m. on the Quotation Date; provided, however, that Competitive Bid Quotes submitted by NationsBank may only be submitted if NationsBank notifies the Borrower of the terms of the offer or offers contained therein not later than 9:45 a.m. on the Quotation Date. Subject to terms hereof, any Competitive Bid Quote so made shall be irrevocable once made except with the consent of the Administrative Agent given on the instructions of the Borrower.

                  (b) Each Competitive Bid Quote shall be substantially in the form of Exhibit A-4 and shall specify:

                           (i) the proposed date of Borrowing thereof;

                           (ii)  the   Interest   Period  or  Interest   Periods
                  therefor;

                           (iii) the principal  amount of each  Competitive  Bid
                  Loan for which each such offer is being made, which principal amount shall be at least $5,000,000 and integral multiples of $1,000,000 in excess thereof;

                           (iv) the rate of interest per annum (rounded upwards,
                  if necessary, to the nearest 1/1,000th of 1%) offered for each such Competitive Bid Loan (the "Absolute Rate");

                           (v) the minimum amount,  if any, of a Competitive Bid
                  Loan which may be accepted by the Borrower; and

                           (vi) the identity of the quoting Lender.

The Administrative Agent shall reject any Competitive Bid Quote that: (A) is not substantially in the form of Exhibit A-4 or does not specify all of the information required by this subsection (b); (B) contains qualifying, conditional or similar language (other than as provided in clause (v) of this subsection (b); (C) proposes terms other than or in addition to those set forth in the applicable Competitive Bid Quote Request; or (D) arrives after the time specified in subsection (a) above. If any Competitive Bid Quote shall be rejected pursuant to the immediately preceding sentence, the Administrative Agent shall promptly notify the relevant Lender of such rejection.

         Section 3.4.  Notice to Borrower.

         The Administrative Agent shall promptly upon receipt notify the Borrower of the terms (i) of any Competitive Bid Quote submitted by a Lender that is not rejected by the Administrative Agent and is otherwise in accordance with Section 3.3.; and (ii) of any Competitive Bid Quote that attempts to amend or modify a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request; provided, that any such subsequent Competitive Bid Quote shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid Quote specifically states (and the Administrative Agent so determines) that it is submitted solely to correct a manifest error in such former Competitive Bid Quote and such subsequent Competitive Bid Quote is received within the time specified in Section 3.3.(a). The Administrative Agent's notice to the Borrower shall specify the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request, the respective principal amounts of Absolute Rates so offered and the amount which is required to be accepted for any Competitive Bid Loan pursuant to
Section 3.3.(b)(v).

         Section 3.5.  Acceptance and Notice by Borrower.

         Not later than 11:00 a.m. on the Quotation Date, the Borrower shall notify the Administrative Agent in writing of its acceptance or rejection of the offers so notified to it pursuant to Section 3.4.; provided, however, that the failure by the Borrower to give such notice to the Administrative Agent shall be deemed to be a rejection of all such offers. In the case of acceptance, such notice (a "Competitive Bid Borrowing Notice") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Competitive Bid Quote in whole or in part (subject to the terms of Section 3.3.(b)(v) and 3.2.(b)); provided that:

                  (a) the aggregate principal amount of each Competitive Bid Loan may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

                  (b) except as provided in Section 3.6., acceptance of offers may only be made on the basis of ascending Absolute Rates; and

                  (c) the Borrower may not accept any offer that is rejected by the Administrative Agent pursuant to the terms of this Agreement.

         Section 3.6.  Allocation by the Administrative Agent.

         If offers are made by two or more Lenders with the same Absolute Rates for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, and if the Borrower elects to accept any such offers, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Lenders as nearly as possible (in such multiples, not less than $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amount of such offers; provided, however, that no Lender shall be allocated a portion of any Competitive Bid Loan which is less than the minimum amount which such Lender has indicated that it is willing to accept. Allocations by the Administrative Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error. The Administrative Agent shall promptly, but in any event on the same Business Day, notify each Lender of its receipt of a Competitive Bid Borrowing Notice and the aggregate principal amount of such Competitive Bid Loan allocated to each participating Lender.

         Section 3.7.  Lender's Obligation to Make Competitive Bid Loans.

         Any Lender whose offer to make any Competitive Bid Loan has been accepted shall, not later than 12:00 noon on the date specified for the making of such Competitive Bid Loan, make the amount of such Competitive Bid Loan available to the Borrower on such date by depositing the same, in Dollars and in immediately available funds, with the Administrative Agent at the Principal Office of the Administrative Agent using the wiring instructions set forth on such Annex I. Provided that the applicable conditions set forth in Article 6. for Borrowing are fulfilled, the Administrative Agent will, by 2:00 p.m. on the date of such Borrowing, make the funds so received from the Lender(s) available to the Borrower by crediting the principal amount thereof, in immediately available funds, to the account specified by the Borrower to the Administrative Agent.

         Section 3.8.  Repayment of Competitive Bid Loans.

         Unless payable earlier pursuant to the terms of this Agreement, the Borrower shall repay the outstanding principal balance of, and all accrued but unpaid interest on, each Competitive Bid Loan on the earlier of: (i) the end of the Interest Period applicable thereto and (ii) the Termination Date.

                         ARTICLE 4. SWING LINE FACILITY

         Section 4.1.  Swing Line Loans.

         (a) Swing Line Loans. Subject to Section 5.1. and the other terms and conditions hereof, during the period from the Effective Date to but excluding the Termination Date, the Swing Line Lender may (but shall have no obligation to) make Swing Line Loans to the Borrower in an aggregate principal amount at any one time outstanding up to, but not exceeding the Swing Line Amount. Within the limits of the preceding sentence, during the period from the Effective Date to but excluding the Termination Date, the Borrower may borrow, repay and reborrow Swing Line Loans in accordance with the terms and conditions hereunder. The swing line facility established hereby is for the convenience of the Borrower only and shall not constitute a commitment on the part of the Swing Line Lender to make Swing Line Loans hereunder, and the Swing Line Lender may elect not to advance Swing Line Loans, regardless of whether an Event of Default or any other occurrence or circumstance has occurred or exists. There may not be outstanding at any one time more than two Swing Line Loans.

         (b) Procedure for Requesting Swing Line Loans. Any request by the Borrower for a Borrowing of a Swing Line Loan from the Swing Line Lender shall be given to the Swing Line Lender and the Administrative Agent in a prior written notice pursuant to a Request for Swing Line Borrowing or telephonic notice of a request for a Borrowing of Swing Line Loans. Any such telephonic notice shall include all information to be specified in a written Request for Swing Line Borrowing and shall be promptly confirmed by the Borrower pursuant to a written Request for Swing Line Borrowing sent to the Swing Line Lender by telecopy on the same day of the giving of such telephonic notice. Each Request for Swing Line Borrowing shall be delivered to the Swing Line Lender and the Administrative Agent before 10:00 a.m. on the proposed date of such Borrowing. Each Request for Swing Line Borrowing or telephonic notice of such Borrowing shall be irrevocable once given and binding on the Borrower.

         (c) Swing Line Loan Offers/Acceptance by Borrower. Each offer by the Swing Line Lender to make a Swing Line Loan in response to a Request for Swing Line Borrowing (each a "Swing Line Loan Offer") must be submitted to the Borrower by telecopy not later than 12:00 noon on the proposed date of Borrowing of such Swing Line Loan and shall specify: (i) the principal amount of the Swing Line Loan for which such offer is being made; (ii) the duration of the Interest Period applicable thereto; and (iii) the rate of interest per annum (rounded to the nearest 1/100th of 1%)(the "Money Market Rate") offered for such Swing Line Loan. Not later than 15 minutes after the receipt of a Swing Line Loan Offer from the Swing Line Lender, the Borrower shall notify the Administrative Agent and the Swing Line Lender by telecopy of the Borrower's acceptance or rejection of the offer by the Swing Line Lender to make a Swing Line Loan pursuant to the terms of the Swing Line Loan Offer. Any such acceptance or rejection by the Borrower shall be irrevocable once made. Failure of the Swing Line Lender to receive such notice from the Borrower within such 15 minute period shall be deemed to be a rejection by the Borrower of the offer by the Swing Line Lender to make such Swing Line Loan.

         (d) Disbursements of Swing Line Loan Proceeds. Provided that the Borrower shall have accepted a Swing Line Loan Offer from the Swing Line Lender to make a Swing Line Loan pursuant to subsection (c) immediately above, and provided that the applicable conditions set forth in Article 6. for such Borrowing are fulfilled, the Swing Line Lender will make the proceeds of such

Borrowing available to the Borrower at the account specified by the Borrower in such Request for Swing Line Borrowing no later than 3:00 p.m.
on the date specified in such Request for Swing Line Borrowing.

         Section 4.2.  Repayment of Swing Line Loans.

         (a) Unless payable earlier pursuant to the terms of this Agreement, or unless otherwise agreed in writing by the Borrower and the Swing Line Lender, the Borrower shall repay the outstanding principal balance of all Swing Line Loans, and all accrued but unpaid interest thereon, on the earlier of: (i) at the end of the Interest Period for each such Swing Line Loan and (ii) the Termination Date.

         (b) Unless the Administrative Agent and the Borrower shall otherwise agree, the Borrower shall be deemed to have requested that each Swing Line Loan be repaid on the last day of the Interest Period applicable thereto with the proceeds of a Syndicate Loan Borrowing. On the last day of each Interest Period for a Swing Line Loan, the Administrative Agent shall notify the Lenders if the Borrower has elected (or deemed to have elected) to repay such Swing Line Loan with a Syndicate Loan Borrowing. Unless the Borrower shall have timely complied with Section 2.2., such Syndicate Loan Borrowing shall initially be a Base Rate Loan. Upon receipt of such notice, each Lender unconditionally agrees, without regard to the occurrence of any Default or Event of Default, the reduction or termination of the Revolving Commitment, the acceleration of any of the Obligations, the satisfaction of any of the conditions set forth in Section 6.2., the termination of this Agreement or any other condition or occurrence whatsoever, to make available to the Administrative Agent at the Principal Office of the Administrative Agent, in immediately available funds, such Lender's pro rata share of the Syndicate Loan (each such Loan, a "Mandatory Borrowing") to be made by such Lender using the wiring instructions for the Administrative Agent set forth on Annex I or as otherwise directed by the Administrative Agent: provided, however, the Lenders shall have no obligation to fund such Syndicate Loan if the Swing Line Lender made the applicable Swing Line Loan to the Borrower with actual knowledge of the existence of a Default or an Event of Default at the time of such Borrowing. The proceeds of each Mandatory Borrowing shall be paid by the Administrative Agent directly to the Swing Line Lender for application to the applicable Swing Line Loan.

         (c) In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code of 1978, as amended or other federal bankruptcy laws (as now or hereafter in effect) with respect to the Borrower), then each Lender (other than the Swing Line Lender in its capacity as such) hereby agrees that it shall unconditionally purchase from the Swing Line Lender, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Credit Percentage of the liability of the Swing Line Lender with respect to such Mandatory Borrowing on and as of the date the Mandatory Borrowing would otherwise have occurred; provided that in the event any Lender shall fail to so purchase such participation interest on the day the Mandatory Borrowing would otherwise have occurred, then the amount of such Lender's unfunded participation interest therein shall bear interest payable to the Swing Line Lender upon demand, at the rate equal to, if paid within two Business Days of such date, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

         Section 4.3.  No Lender Participation.

         No Lender (other than the Swing Line Lender) shall have any obligation or right to make Swing Line Loans or otherwise participate therein.

                  ARTICLE 5. OTHER LOAN AND PAYMENT PROVISIONS

         Section 5.1.  Maximum Amount of Obligations.

         In no event shall the Outstanding Credit at any time exceed the Revolving Commitment in effect at such time. Further, the Borrower shall not request any Borrowing which would result in a violation of this Section.

         Section 5.2.  Mandatory Prepayment of Loans.

         If at any time the Outstanding Credit exceeds the Revolving Commitment in effect at such time, the Borrower shall immediately pay to the Administrative Agent for the respective accounts of the Lenders the amount of such excess. Such payment shall be applied: first, to pay all amounts of principal outstanding on the Swing Line Loans, second, to pay all amounts of principal outstanding on the Syndicate Loans pro rata in accordance with the first sentence of Section 5.12., and third, to pay all amounts of principal outstanding on the Competitive Bid Loans pro rata in accordance with the amount of such principal owing to the Lenders of such Loans at such time; provided, however, that any payments to be applied to Syndicate Loans shall first be applied to Base Rate Loans and then to LIBOR Loans in direct order of Interest Period maturities, and the remainder, if any, shall be deposited into the Collateral Account for application to any Reimbursement Obligations. If the Borrower is required to pay any outstanding LIBOR Loans, Swing Line Loans or Competitive Bid Loans by reason of this Section prior to the end of the applicable Interest Period therefor, the Borrower shall indemnify each Lender against the losses, costs and expenses described in
Section 2.9. incurred by such Lender.

         Section 5.3.  Voluntary Prepayment of Loans.

         The Borrower may voluntarily prepay any Loan at any time; provided, however, that: (i) any prepayment shall be in an aggregate principal amount of $5,000,000 and in integral multiples of $1,000,000 in excess of that amount and
(ii) in the event the Borrower prepays any LIBOR Loan, Competitive Bid Loan or Swing Line Loan prior to the end of the applicable Interest Period therefor, the

Borrower shall pay the applicable Lender(s) any amounts due under Section 2.9. Subject to the foregoing, the Borrower may prepay any Base Rate Loan at any time without penalty or premium.

         Section 5.4.  Maximum Number of Interest Periods for Loans.

         There may be no more than eight different Interest Periods for LIBOR Loans outstanding at the same time. There may be no more than an aggregate of ten separate Interest Periods for all Loans outstanding at the same time.

         Section 5.5.  Rates and Payment of Interest on Loans.

         (a) Interest on LIBOR Loans. Subject to the provisions of Section 5.6., interest on each LIBOR Loan shall accrue at an interest rate per annum during the Interest Period for such Loan equal to the Adjusted LIBO Rate for the Interest Period in effect for such LIBOR Loan plus the Applicable Margin. All such accrued interest shall be payable (i) on the last day of each Interest Period with respect thereto and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, (ii) on the date of Conversion of such LIBOR Loan (or a portion thereof) to another Type of Loan, (iii) upon any prepayment of such LIBOR Loan (but only on the principal amount so prepaid) and (iv) at maturity of such Loan (and after maturity of such Loan (whether by acceleration or otherwise) upon demand). The Administrative Agent upon determining the Adjusted LIBO Rate and the interest rate applicable to the Syndicate Loans hereunder for any Interest Period shall promptly notify the Borrower and the Lenders by telephone or in writing thereof via facsimile transmission. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error.

         (b) Interest on Base Rate Loans. Subject to the provisions of Section 5.6., interest on each Base Rate Loan shall accrue at an interest rate per annum equal to the Base Rate then in effect plus the Applicable Margin. All such accrued interest shall be payable (i) monthly on the last day of each month,
(ii) upon any prepayment of such Base Rate Loan (but only on the principal amount so prepaid) and (iii) at maturity of such Base Rate Loan (and after maturity (whether by acceleration or otherwise) upon demand).

         (c) Interest on  Competitive  Bid Loans.  Subject to the  provisions of
Section 5.6., interest on each Competitive Bid Loan shall accrue at an interest rate per annum during the Interest Period for such Competitive Bid Loan equal to the Absolute Rate accepted by the Borrower for such Interest Period then in effect for such Competitive Bid Loan and shall be payable (i) for each Interest Period applicable thereto on the last day of such Interest Period and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, (ii) upon any prepayment of such Competitive Bid Loan (but only on the principal amount so prepaid) and (iii) at maturity of such Competitive Bid Loan (and after maturity (whether by acceleration or otherwise) upon demand).

         (d) Interest on Swing Line Loans. Subject to the provisions of Section 5.6., interest on each Swing Line Loan shall accrue at an interest rate per annum during the Interest Period for such Swing Line Loan equal to the Money Market Rate for such Interest Period then in effect for such Swing Line Loan and shall be payable (i) on the last day of each Interest Period with respect thereto, (ii) upon any prepayment of such Swing Line Loan (but only on the principal amount so prepaid) and (iii) at the maturity of such Swing Line Loan (and after maturity (whether by acceleration or otherwise) upon demand). All determinations by the Swing Line Lender of an interest rate hereunder shall be conclusive and binding on the Borrower for all purposes, absent manifest error.

         Section 5.6.  Interest Upon Event of Default.

         If an Event of Default has occurred and is continuing, all Loans and all other Obligations shall bear interest until paid in full at a rate per annum that is two percent (2.0%) in excess of the Base Rate. If this Agreement or the other Loan Documents do not specify an interest rate for a particular Obligation, such Obligation shall, for purposes of this Section 5.6., be deemed to be a Base Rate Loan.

         Section 5.7.  Notes.

         The obligation of the Borrower to repay the principal of and accrued interest on the Syndicate Loans shall be evidenced by promissory notes (each a "Syndicate Note") in substantially the form of Exhibit E-1. Each Syndicate Note delivered to a Lender shall be dated the Agreement Date, payable to the order of such Lender and shall be in a face amount equal to such Lender's Credit Percentage of the Revolving Commitment as originally in effect. The obligation of the Borrower to repay the principal of and accrued interest on the Competitive Bid Loans shall be evidenced by promissory notes (each a
"Competitive Bid Note") in substantially the form of Exhibit E-2. Each Competitive Bid Note delivered to a Lender shall be dated the Agreement Date and payable to the order of such Lender. The obligation of the Borrower to repay the principal of and accrued interest on the Swing Line Loans shall be evidenced by a promissory note (the "Swing Line Note") in substantially the form of Exhibit E-3. The Swing Line Note delivered to the Swing Line Lender shall be dated the Agreement Date, payable to the order of the Swing Line Lender and shall be in a face amount equal to the Swing Line Amount as originally in effect.

         Section 5.8.  Computations.

         Unless otherwise expressly set forth herein, any accrued interest on any Loan and any Fees due hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

         Section 5.9.  Usury.

         In no event shall the amount of interest due or payable on the Loans exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender in writing that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrower not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law.

         Section 5.10.  Agreement Regarding Interest and Charges.

         The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest described in Section 5.5. The parties hereto further agree and stipulate that all agency fees, syndication fees, facility fees, letter of credit fees, underwriting fees, default charges, late charges, funding or "breakage" charges, increased cost charges, attorneys' fees and reimbursement for costs and expenses paid by the Administrative Agent or any Lender to third parties or for damages incurred by the Administrative Agent or any Lender, are charges made to compensate the Administrative Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Administrative Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money pursuant to Official Code of Georgia Annotated Sections 7-4-2 and 7-4-18. All charges other than charges for the use of money shall be fully earned and nonrefundable when due.

         Section 5.11.  Payments.

         Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement, the Notes or any other Loan Document shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at its Principal Office, not later than 2:00 p.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day) and shall be made in accordance with the wiring instructions set forth for the Administrative Agent on Annex I attached hereto or as otherwise directed by the Administrative Agent. Subject to Sections 5.12. and 5.13., the Administrative Agent, the Issuing Bank or any Lender for whose account any such payment is made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time from any special or general deposit account of the Borrower with the Administrative Agent, the Issuing Bank or such Lender, as the case may be (with notice to the Borrower, the other Lenders and the Administrative Agent). The Borrower shall, at the time of making each payment under this Agreement or any Note, specify to the Administrative Agent the amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails to so specify, or an Event of Default has occurred and is continuing, the Administrative Agent may apply such payment to the Loans, any Reimbursement Obligation or any other obligation of the Borrower under the Loan Documents in accordance with the direction of the Requisite Lenders). Each payment received by the Administrative Agent for the account of the Lenders under this Agreement or any Note shall be paid promptly to such Lender, by wire transfer of same day funds in accordance with the wiring instructions set forth for such Lender on the Annex I attached hereto, for the account of such Lender at the applicable Lending Office of such Lender. In the event the Administrative Agent fails to pay such amounts to the Lenders as provided in the previous sentence, the Administrative Agent shall pay interest on such amount at a rate per annum equal to the Federal Funds Rate from time to time in effect. If the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for the period of such extension. The Borrower agrees that all of its payment obligations hereunder shall be absolute, unconditional and, for the purposes of making payments hereunder, the Borrower hereby waives any right to assert any setoff, counterclaim or cross-claim.

         Section 5.12.  Pro Rata Treatment.

         Unless set forth to the contrary herein, (a) each Borrowing of Syndicate Loans, (b) each payment by the Borrower with respect to any Syndicate Loan, (c) each other payment to be made by the Borrower or any Loan Party hereunder or under any Loan Document in respect of the Syndicate Loans, and (d) each voluntary reduction of the Commitments pursuant to Section 2.16., shall be made by, or credited to the account of, the Lenders pro rata in accordance with their respective Credit Percentages. Each payment of interest on the Syndicate Loans made by the Borrower shall be made for the account of the Lenders pro rata in accordance with the amounts of interest due and payable to the respective Lenders. The fees referred to in Section 5.16. shall be for the account of only the Administrative Agent. The Issuing Bank Fees and fronting fees shall be for the account of only the Issuing Bank.

         Section 5.13.  Sharing of Payments, Etc.

         The Borrower agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender, the Issuing Bank or the Administrative Agent may otherwise have, each Lender, the Issuing Bank and the Administrative Agent shall be entitled, at its option, to offset balances held by it for the account of the Borrower at any of such Lender's (or the Issuing Bank's or the Administrative Agent's) offices, in Dollars or in any other currency, against any principal of, or interest on, any of such Lender's Loans hereunder (or other Obligations owing to such Lender, the Issuing Bank or the Administrative Agent hereunder) which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case such Lender, the Issuing Bank or the Administrative Agent (as the case may be) shall promptly notify the Borrower, all other Lenders and the Administrative Agent thereof; provided, however, the failure of such Lender, the Issuing Bank or the Administrative Agent (as the case may be) to give such notice shall not affect the validity of such offset. If a Lender shall obtain payment of any principal of, or interest on, any Loan made by it to the Borrower under this Agreement, or shall obtain payment on any other Obligation owing by the Borrower or a Loan Party through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by the Borrower to a Lender not in accordance with the terms of this Agreement and such payment, pursuant to
Section 5.12., should be distributed to the Lenders pro rata in accordance with their respective Credit Percentages, such Lender shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Syndicate Loans made by the other Lenders or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any reasonable expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with their respective Credit Percentages. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Syndicate Loans or other Obligations owed to such other Lenders made by other Lenders may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

         Section 5.14.  Facility Fee.

         The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee for the period from the Effective Date through and including the Termination Date on the amount of the Revolving Commitment from time to time in effect and regardless of whether and to the extent the Revolving Commitment is utilized hereunder. The facility fee shall be calculated on a percentage per annum basis using the percentage rates set forth below corresponding to the Consolidated Funded Debt/EBITDA Ratio in effect at such time:

--------------------------------------------------------------------------------- --------------------------
                                                                                   Facility Fee Percentage
                     Consolidated Funded Debt/EBITDA Ratio

                                                                                  --------------------------
---------------------------------------------------------------------------------
Greater than 3.50 to 1.00                                                                   .25%
--------------------------------------------------------------------------------- --------------------------
                                                                                  --------------------------
Less than or equal to 3.50 to 1.00 but greater than 3.00 to 1.00                            .20%
--------------------------------------------------------------------------------- --------------------------
Less than or equal to 3.00 to 1.00 but greater than 2.50 to 1.00                            .175%
--------------------------------------------------------------------------------- --------------------------
--------------------------------------------------------------------------------- --------------------------
Less than or equal to 2.50 to 1.00 but greater than 2.00 to 1.00                            .15%
--------------------------------------------------------------------------------- --------------------------
--------------------------------------------------------------------------------- --------------------------
Less than or equal to 2.00 to 1.00                                                          .10%
--------------------------------------------------------------------------------- --------------------------

The facility fee shall be determined by the Administrative Agent on a quarterly basis in accordance with the following provisions. The Consolidated Funded Debt/EBITDA Ratio shall be determined by the Administrative Agent promptly upon receipt of the financial statements required to be delivered by the Borrower to the Administrative Agent and the Lenders pursuant to Section 9.1. or 9.2., as applicable. Any adjustment to the facility fee shall be effective as of the first day of the fiscal quarter in which the quarterly (or annual) financial statements are required to be delivered to the Administrative Agent and the Lenders. Notwithstanding the foregoing, for the period from the Effective Date through and including April 4, 1998, the facility fee shall equal .20% per annum. Thereafter, the facility fee shall be adjusted from time to time as set forth above. The facility fee hereunder shall be payable in arrears on (a) each Quarterly Date, (b) the date of each reduction in the Revolving Commitment (but only on the amount of the reduction), (c) on the Termination Date, (d) on the date the Commitments are otherwise terminated or reduced to zero and (e) thereafter from time to time on demand of the Administrative Agent.

         Section 5.15.  Letter of Credit Fees.

         (a) During the period any Letter of Credit (including each Existing Letter of Credit) is outstanding, the Borrower agrees to pay to the Administrative Agent, for the account of the Lenders, a letter of credit fee equal to the Applicable Margin for LIBOR Loans then in effect multiplied times the Stated Amount of each such outstanding Letter of Credit. In addition, the Borrower agrees to pay to the Issuing Bank for its own account (and not the account of any Lender) a fronting fee in respect of each Letter of Credit equal to one-eighth of one percent (0.125%) multiplied times the Stated Amount of such outstanding Letter of Credit. The foregoing fees shall be calculated on a per annum basis and shall be paid in advance (a) on the Effective Date and (b) on each Quarterly Date thereafter, and such fees shall be deemed fully earned when due and non-refundable.

         (b) The Borrower shall also pay directly to the Issuing Bank from time to time on demand all commissions, charges, costs and expenses in the amounts customarily charged by the Issuing Bank from time to time in like circumstances with respect to the issuance of each Letter of Credit, Drawings, amendments and other transactions relating thereto (collectively, the "Issuing Bank Fees"). All Issuing Bank Fees shall be deemed fully earned upon the issuance of a Letter of

Credit and shall not be refundable. Notwithstanding any term of any letter of credit application, reimbursement agreement or other agreement entered into between the Borrower and the Issuing Bank in connection with any Existing Letter of Credit which term relates to fees payable in connection with such Existing Letter of Credit, the terms of this Section regarding letter of credit fees and fronting fees shall control from and after the Effective Date.

         Section 5.16.  Administrative and Arrangement Fees.

         The Borrower agrees to pay (a) the administrative and other fees of the Administrative Agent as set forth in a letter agreement by and among the Borrower, the Administrative Agent and the Arranger and (b) the fees of the Arranger and the Co-Arranger as set forth in a letter agreement among the Agents, the Arranger, the Co-Arranger and the Borrower (each of the foregoing fee letters described in this Section, the "Fee Letters").

         Section 5.17.  Increased Costs/Capital Adequacy.

         (a) If, after the Agreement Date, the adoption of any Applicable Law or any change in any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority:

                  (i) shall subject such Lender (or its Lending Office) to any tax, duty, or other charge with respect to any LIBOR Loans, such Lender's Note, or the obligation of such Lender to make LIBOR Loans, or change the basis of taxation of any amounts payable to such Lender (or its Lending Office) under this Agreement or such Lender's Note in respect of any LIBOR Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Lending Office);

                  (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted LIBO
         Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Lending Office), including the Commitment of such Lender hereunder; or

                  (iii) shall impose on such Lender (or its Lending Office) or the London interbank market any other condition affecting this Agreement or such Lender's Note or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) of making, Converting into, Continuing, or maintaining any LIBOR Loans or to reduce any sum received or receivable by such Lender (or its Lending Office) under this Agreement or such Lender's Note with respect to any LIBOR Loans, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this
Section 5.17., the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or Continue LIBOR Loans or to Convert Base Rate Loans into LIBOR Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 2.10. shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

         (b) If, after the Agreement Date, any Lender shall have determined that the adoption of any Applicable Law regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

         (c) Each Lender shall promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the Agreement Date, which will entitle such Lender to compensation pursuant to this Section. Any Lender claiming compensation under this Section shall furnish to the Borrower and the Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         Section 5.18.  Statements of Account.

         The Administrative Agent will account to the Borrower quarterly with a statement of Loans, outstanding Letters of Credit, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Administrative Agent shall be deemed binding upon Borrower unless the Borrower notifies the Administrative Agent in writing within fifteen days after the date each statement is delivered to Borrower that the Borrower objects to the information, calculations or items therein contained and identifies such objections. The failure of the Administrative Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower from its obligations hereunder.

         Section 5.19.  Defaulting Lender's Status.

         Notwithstanding anything contained herein to the contrary, but in addition to provisions regarding the failure of a Lender to perform its obligations hereunder set forth elsewhere in this Agreement, so long as any Lender shall be in default in its obligation to fund a Loan or participate to the extent of such Lender's Credit Percentage of any Reimbursement Obligation or shall have rejected its Commitment, then such Lender shall not be entitled to receive any payments of principal of, or interest on, its Commitment or the Loans or Reimbursement Obligations or its share of any commitment or other fees payable hereunder, and for purposes of voting or consenting to matters with respect to the Loan Documents, such Lender shall be deemed not to be a "Lender" hereunder and such Lender's Commitment shall be deemed to be zero ($0), unless and until (a) all other Obligations have been paid in full, (b) such failure to fulfill its obligation to fund is cured and such Lender shall have paid, as and to the extent provided in this Agreement, to the applicable party, such amount then owing together with interest on the amount of funds that such Lender failed to timely fund or (c) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable. No Commitment of any Lender shall be increased or otherwise affected by any such failure or rejection by any Lender. Any payments of principal or interest which would, but for this subsection, be paid to any Lender, shall be paid to the Lenders who shall not be in default under their respective Commitments and who shall not have rejected any Commitment, for application to the Loans or to provide cash collateral in such manner and order as shall be determined by the Administrative Agent.

         Section 5.20.  Administrative Agent's Reliance.

         Neither the Administrative Agent nor any Lender shall incur any liability to the Borrower (nor shall the Administrative Agent incur any liability to the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Administrative Agent believes in good faith to have been given by a person authorized to deliver such notice or for otherwise acting in good faith hereunder.

         Section 5.21.  Taxes.

         (a) Any and all payments by the Borrower to or for the account of any Lender, the Issuing Bank or the Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all penalties, interest and other liabilities with respect thereto, excluding, in the case of each Lender, the Issuing Bank and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Lending Office), the Issuing Bank or the Administrative Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender, the Issuing Bank or the Administrative Agent, (i) the sum payable hereunder or under such other Loan Document shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.21.) such Lender, the Issuing Bank or the Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law, and (iv) the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 13.1., the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise, privilege, intangible, registration, recordation or property taxes or charges or similar levies, taxes and charges which arise from any payment made under this Agreement or any other Loan Document or from the execution, delivery, performance and enforcement of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

         (c) The Borrower agrees to indemnify each Lender, the Issuing Bank and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 5.21.) paid by such Lender, the Issuing Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto. Payment of this indemnification shall be made within 30 days from the date such Lender, the Issuing Bank or the Administrative Agent delivers a certificate to the Borrower certifying and setting forth in reasonable detail the calculation thereof as to the amount and type of such Taxes or Other Taxes. Any such certificate submitted by the Lender, the Issuing Bank or the Administrative Agent in good faith to the Borrower shall, absent manifest error, be final, conclusive and binding on all parties.

         (d) Each Foreign Lender, on or prior to the Agreement Date in the case of each Lender listed on the signature pages hereof, and on or prior to the date on which it becomes a Lender, in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the

Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

         (e) For any period with respect to which a Foreign Lender has failed to provide the Borrower and the Administrative Agent with the appropriate form pursuant to subsection (d) above (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under subsection (a) or (b) above with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

         (f) Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrower shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing such payment.

         (g) Without prejudice to the survival of any other covenant or agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 5.21. shall survive the termination of the Commitments and the payment in full of the Notes and other Obligations.

         Section 5.22.  Affected Lenders.

         If the Borrower is obligated to pay to any Lender any amount under Sections 5.17. or 5.21., the Borrower may, if (i) no Default or Event of Default then exists and (ii) Requisite Lenders have not made a claim for indemnification under such Section(s), replace such Lender with another lender acceptable to the Administrative Agent, and such Lender hereby agrees to be so replaced subject to the following:

         (a) The obligations of the Borrower hereunder to the Lender to be replaced (including such increased or additional costs incurred from the date of notice to the Borrower of such increase or additional costs through the date such Lender is replaced hereunder) shall be paid in full to such Lender concurrently with such replacement;

         (b) The replacement Lender shall be a bank or other financial institution that is not subject to the increased costs arising under such section(s) which may have effectuated the Borrower's election to replace any Lender hereunder, and each such replacement Lender shall execute and deliver to the Administrative Agent such documentation satisfactory to the Administrative Agent pursuant to which such replacement Lender is to become a party hereto, conforming to the provisions of Section 13.5., with a Commitment equal to that of the Lender being replaced and shall make Loans in the aggregate principal amount equal to the aggregate outstanding principal amount of the Loans of the Lender being replaced;

         (c) Upon such execution of such documents referred to in clause (b) and repayment of the amounts referred to in clause (a), the replacement lender shall be a "Lender" with a Commitment as specified hereinabove and the Lender being replaced shall cease to be a "Lender" hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such replaced Lender;

         (d) The Administrative Agent shall reasonably cooperate in effectuating the replacement of any Lender under this Section, but at no time shall the Administrative Agent be obligated to initiate any such replacement; and

         (e) Any Lender  replaced  under this  Section  shall be replaced at the
Borrower's   sole  cost  and   expenses  and  at  no  cost  or  expense  to  the
Administrative Agent or any of the Lenders.

         Section 5.23.  Change of Lending Office.

         Each Lender agrees that it will use reasonable efforts to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Sections 5.17. and 5.21. to reduce the liability of Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion.

                         ARTICLE 6. CONDITIONS PRECEDENT

         Section  6.1.  Conditions  Precedent  to  Initial  Loans and  Letter of
Credit.

         This Agreement, the obligation of the Lenders to make any Syndicate Loans to the Borrower in accordance with the terms hereof and the obligation of the Issuing Bank to issue any Letters of Credit in accordance with the terms hereof, are subject to the condition precedent that the Borrower deliver to the Administrative Agent each of the following, each of which shall be satisfactory in form and substance to the Administrative Agent:

         (a) Corporate Diligence

                  (i) Certified copies (certified by the respective Secretary or Assistant Secretary of each Loan Party (each such Person shall be the "Authenticating Person" with respect to such Loan Party)) of all corporate or other necessary action taken by each Loan Party to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

                  (ii)(A) With respect to each Loan Party, the articles or certificate of incorporation (certified by the applicable Secretary of State) and by-laws of such Person; (B) with respect to each Loan Party, a certificate of existence or other good standing certificate issued by the Secretary of State of the jurisdiction in which such Person was formed; (C) with respect to the Borrower, a certificate of qualification to transact business or other comparable certificate issued by the Secretary of State (and any state department of taxation, as applicable) of each state in which the Borrower operates a plant or distribution facility; and (D) certificates of incumbency and specimen signatures signed by the appropriate Authenticating Person with respect to each of the officers or other Persons of each Loan Party who are authorized to execute and deliver the Loan Documents to which such Loan Party is a party;

                  (iii) An opinion of Bennie M. Laughter, the Vice President and General Counsel of the Borrower and the other Loan Parties, addressed to the Administrative Agent, the other Agents, the Issuing Bank and the Lenders in substantially the form of Exhibit G;

                  (iv) Copies of all Governmental Approvals required to be made or obtained by each Loan Party in connection with the execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby;

                  (v) a  certificate  executed by the chief  executive  officer, chief financial officer or treasurer of the Borrower, stating that: (a) on such date, and after giving effect to the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing;
         (b) no material adverse change in the condition (financial or otherwise), operations, business or assets of the Borrower or any of its Subsidiaries, taken as a whole, has occurred since December 28, 1996; (c) the representations and warranties of the Loan Parties set forth herein and in the other Loan Documents are true and correct in all material respects on and as of such date with the same effect as though made on and as of such date; and (d) on such date each Loan Party is in compliance with all the terms and provisions set forth in this Agreement and the other Loan Documents on its part to be observed and performed.

         (b) Supplemental Closing Documents.

                  (i) Notes executed by the Borrower, payable to the order of the Lenders and complying with the terms of Section 5.7.;

                  (ii) a Guaranty executed by each Material Subsidiary and/or each Subsidiary comprising the Material Subsidiary Group;

                  (iii) the Fee Letters;

                  (iv) a Statement of Funds Flow executed by the Borrower and the Administrative Agent with respect to the flow of funds in connection with the initial funding (the "Statement of Funds Flow");

                  (v) (1) favorable UCC, tax, judgment and lien search reports with respect to the Borrower, any appropriate Subsidiary and any appropriate Loan Party in all necessary or appropriate jurisdictions and under all legal and appropriate trade names indicating that there are no Liens on any assets of such Person other than Permitted Liens; and (2) a UCC-1 notice filing naming the Borrower as "Debtor" and the Administrative Agent as "Secured Party" to be filed with the Clerk of the Superior Court of Fulton County, Georgia with respect to the negative pledge set forth in Section 10.4.;

         (c) Other Documents

                  (i) evidence that all Fees and other amounts due the Agents, the Arranger, the Co-Arranger, the Issuing Bank and the Lenders hereunder and under the other Loan Documents have been paid; and

                  (ii)   such   other   documents   and   instruments   as   the
         Administrative Agent or a Lender may reasonably request.

         Section 6.2. Conditions Precedent to Syndicate Loans and Letters of Credit.

         The obligation of the Lenders to make Syndicate Loans and of the Issuing Bank to issue Letters of Credit is subject to the further condition precedent that, as of the date of each such Loan or Date of Issuance of each such Letter of Credit and after giving effect thereto: (a) no Default or Event of Default shall have occurred and be continuing; (b) the representations and warranties made or deemed made by the Borrower in this Agreement and the other Loan Documents to which it is a party and by each other Loan Party in the Loan Documents to which it is a party, shall be true and correct on and as of the date of the making of such Loan or Date of Issuance of such Letter of Credit with the same force and effect as if made on and as of such date except to the extent that (i) such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and (ii) except for changes in factual circumstances specifically and expressly permitted hereunder;
(c) no Material Adverse Change with respect to the Borrower and its Subsidiaries, taken as a whole, shall have occurred since the Effective Date;
(d) there is no pending or threatened suit, cause of action or proceeding against any Loan Party that could reasonably have a Material Adverse Effect on the Borrower or any of its Subsidiaries taken as a whole; and (e) if any suit, action, arbitration, investigation or other proceeding is then pending against any Loan Party, no event or circumstance has occurred with relation to such suit, action, arbitration, investigation or other proceeding which could reasonably be expected to have a Material Adverse Effect on the Borrower or any of its Subsidiaries taken as a whole. Each Credit Event (including the making of any Swing Line Loan and any Competitive Bid Loan) shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of Credit Event, as of the date of such Credit Event).

                    ARTICLE 7. REPRESENTATIONS AND WARRANTIES

         Section 7.1.  Representations and Warranties.

         In order to induce the Administrative Agent, the Issuing Bank and each Lender to enter into this Agreement, to make Loans and to issue Letters of Credit, the Borrower represents and warrants to the Administrative Agent, the Issuing Bank and each Lender as follows:

         (a) Organization; Power; Qualification. Each of the Loan Parties is a corporation, duly organized, validly existing and in good standing under the jurisdiction of its incorporation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized would have a Material Adverse Effect.

         (b) Ownership Structure; Subsidiaries. Schedule 7.1.(b) correctly sets forth, as of the Agreement Date, the corporate structure and ownership interests (including percentage ownership) of the Borrower and all of its Affiliates including the correct legal name of the Borrower and each Affiliate, and, in the case of Affiliates, the partners or shareholders, as applicable, or other Persons holding equity interests in such Affiliates and their percentage equity or voting interest in such Affiliates. As of the Agreement Date, Schedule 7.1(b) correctly sets forth (i) each Material Subsidiary and (ii) each Subsidiary comprising the Material Subsidiary Group.

         (c) Authorization and Enforceability. The Borrower and each other Loan Party has the right and power, and has taken all necessary action to authorize it, to borrow hereunder and to execute, deliver and perform this Agreement, the Notes and the other Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby. This Agreement, the Notes and each of the other Loan Documents to which the Borrower or other Loan Party is a party have been duly executed and delivered by such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms.

         (d) Compliance of Agreement, Notes, Loan Documents and Borrowing with Laws, etc. The execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which the Borrower or any other Loan Party is a party in accordance with their respective terms and the Borrowings hereunder do not and will not, by the passage of time, the giving of notice, a determination of materiality, the satisfaction of any condition, any combination of the foregoing, or otherwise: (i) require any Governmental Approval or violate any Applicable Law relating to the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under (A) the articles of incorporation or the bylaws of the Borrower or the organizational documents of any other Loan Party, or (B) any indenture, agreement or other instrument to which the Borrower or any other Loan Party is a party or by which it or any of its properties may be bound the violation of which could have a Material Adverse Effect and, in any event, any agreement, indenture or instrument evidencing any Consolidated Funded Debt; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any other Loan Party other than in favor of the Administrative Agent for the benefit of the Lenders. Neither the making of the Loans nor the use of proceeds thereof will violate, or be inconsistent with, the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

         (e) Compliance with Law; Governmental Approvals. The Borrower, each Subsidiary and each other Loan Party is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Law relating to the Borrower, a Subsidiary or such Loan Party except for noncompliances which, and Governmental Approvals the failure to possess which, would not, singly or in the aggregate, cause a Default or Event of Default or have a Material Adverse Effect.

         (f) Titles to Properties; No Liens. The Borrower, its Subsidiaries and the other Loan Parties have good, marketable and legal title to, or a valid leasehold interest in, its respective properties and assets including, but not limited to, those reflected on the consolidated balance sheet of the Borrower as at December 28, 1996, except those which have been disposed of by the Borrower subsequent to such date in the ordinary course of business. None of the assets of the Borrower or any of its Subsidiaries is subject to any Lien other than Permitted Liens.

         (g) Indebtedness and Guarantees. Schedule 1.01(a) is a complete and correct listing of all (i) Existing Consolidated Funded Debt of the Borrower and its Subsidiaries and the other Loan Parties, (ii) Guarantees of the Borrower and its Subsidiaries and the other Loan Parties of any Indebtedness and (iii) all letters of credit and acceptance facilities extended to the Borrower and/or any Subsidiary or other Loan Parties. Schedule 1.1.(b) describes all Existing Letters of Credit. Except as set forth in Schedule 1.1.(b), there are no letters of credit outstanding under which the Borrower or its Subsidiaries is the account party therefor. Schedule 1.1.(c) sets forth all Liens on any property of the Borrower and its Subsidiaries securing any Indebtedness. No default or event of default, or event or condition which with the giving of notice, the lapse of time, a determination of materiality, the satisfaction of any other condition or any combination of the foregoing, would constitute such a default or event of default, exists with respect to any such Indebtedness or Guaranty.

         (h) Litigation. Except as set forth on Schedule 7.1.(h), there are no actions, suits or proceedings pending (nor, to the knowledge of the Borrower, are there any actions, suits or proceedings threatened, nor is there any basis therefor) against or in any other way relating adversely to or affecting the Borrower, any Subsidiary or any other Loan Party or any of its respective property before or by any Governmental Authority which, if adversely determined, could have a Material Adverse Effect, and there are no strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or threatened relating to the Borrower, any Subsidiary or any other Loan Party.

         (i) Taxes. All federal, state and other tax returns of the Borrower and any Subsidiary or Loan Party required by Applicable Law to be filed have been filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon the Borrower, any Subsidiary and each Loan Party and its properties, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under
Section 8.6. None of the United States income tax returns of the Borrower, its Subsidiaries or any Loan Party are under audit. All charges, accruals and reserves on the books of the Borrower and each of its Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

         (j) Financial Statements and Condition; Solvency. The Borrower has heretofore furnished to each of the Lenders (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at December 28, 1996 and the related consolidated statements of income, retained earnings and cash flow of the Borrower and its Subsidiaries for the fiscal year ended on said date, with the opinion thereon of Arthur Andersen & Co. (collectively, the "Audited Financial Statements"); and (ii) the consolidated unaudited balance sheet of the Borrower and its Subsidiaries as at January 3, 1997 and the related consolidated statements of income, retained earnings and cash flow of the Borrower and its Subsidiaries for the fiscal year ended on said date (collectively, the "Unaudited Financial Statements"; the Audited Financial Statements and the Unaudited Financial Statements are collectively referred to as the "Financial Statements"). The Financial Statements are complete and correct and fairly present the consolidated financial condition of the Borrower and its Subsidiaries as at said dates and the consolidated results of their operations for the fiscal year ended on said dates, all in accordance with GAAP. None of the Borrower nor any of its Subsidiaries has on the Agreement Date any material contingent liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements. Since December 28, 1996, no Material Adverse Change has occurred. Each of the Borrower, the Loan Parties and the other Subsidiaries is Solvent.

         (k) ERISA. Each Plan, and, to the knowledge of the Borrower, each Multiemployer Plan, is in compliance in all respects with, and has been administered in all respects in compliance with, the applicable provisions of ERISA, the Internal Revenue Code and any other Applicable Law except where failure to be so in compliance or to be so administered could not result in a Material Adverse Effect, and, on and as of the Agreement Date, no event or condition has occurred and is continuing as to which the Borrower would be under an obligation to furnish a report to the Lenders under Section 9.5.

         (l) Absence of Defaults. Neither the Borrower, any Subsidiary thereof nor any Loan Party is in default under its articles or certificate of incorporation or its bylaws, and no event has occurred, which has not been remedied, cured or waived: (i) which constitutes a Default or an Event of Default; or (ii) which constitutes, or which with the passage of time, the giving of notice, a determination of materiality, the satisfaction of any condition, or any combination of the foregoing, would constitute, a default or event of default by the Borrower, any Subsidiary or any Loan Party under any agreement (other than this Agreement) or judgment, decree or order to which the Borrower or any Subsidiary or Loan Party is a party or by which the Borrower or any Subsidiary or Loan Party or any of their respective properties may be bound where such default would, individually or in the aggregate, have a Material Adverse Effect.

         (m) Environmental Laws. Except as set forth on Schedule 7.1.(m) hereof, the Borrower, its Subsidiaries and each other Loan Party is in compliance with all Environmental Laws, the failure with which to comply would have a Material Adverse Effect. The Borrower is not aware of, and has not received notice of, any past, present, or future events, conditions, circumstances, activities, practices, incidents, actions, or plans which, with respect to the Borrower, its Subsidiaries and each other Loan Party, may interfere with or prevent compliance or continued compliance with Environmental Laws, or may give rise to any common-law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study, or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic, or other Hazardous Material; and there is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, notice or violation, investigation, or proceeding pending or, to the Borrower's knowledge, threatened, against the Borrower, its Subsidiaries and each other Loan Party relating in any way to Environmental Laws.

         (n) Use of Proceeds. All proceeds of the Loans and Letters of Credit will be used only in accordance with Sections 8.8. and 10.12.

         (o) Investment Company; Public Utility Holding Company. Neither the Borrower nor any of the Subsidiaries or Loan Parties is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a

"subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or the other Loan Documents or to perform its obligations hereunder or thereunder.

         (p) Margin Stock. Neither the Company, any Subsidiary nor any Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulations G, U and X of the Board of Governors of the Federal Reserve System.

         (q) Affiliate Transactions. Except as set forth on Schedule 7.1.(q) or as permitted by Section 10.8., neither the Borrower nor any Subsidiary or Loan Party is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of the Borrower or any Subsidiary is a party except (i) in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and (ii) upon fair and reasonable terms no less favorable to the Borrower and such Subsidiary than it could obtain in a comparable arm's-length transaction with an unaffiliated Person. Neither the Borrower nor any Subsidiary (other than a Restricted Subsidiary) is a party to any agreement or arrangement which restricts or prohibits the payment of dividends or the repayment of inter-company loans by a Subsidiary to the Borrower.

         (r) Intellectual Property. The Borrower and its Subsidiaries own or have the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary to the conduct of their businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade secrets and confidential commercial or proprietary information, trade name, copyright, rights to trade secrets or other proprietary rights of any other Person.

         (s) Year 2000. (i) The Borrower has (A) undertaken a detailed review and assessment of all areas within its and its Subsidiaries' business and operations that could be adversely affected by the "Year 2000 problem" (that is, the risk that computer applications used by the Borrower or its Subsidiaries, may be unable to recognize and perform properly date sensitive functions involving certain dates prior to and any date after December 31, 1999), (B) developed a plan and timeline for addressing any Year 2000 problem on a timely basis, and (C) implemented such plan in accordance with such timetable. The Borrower reasonably anticipates that all computer applications that are material to its and its Subsidiaries' business and operations will on a timely basis be able to perform property date-sensitive functions for all dates before and after January 1, 2000 (i.e., be "Year 2000 compliant"); and (ii) the Borrower has inquired of each of its and its Subsidiaries material suppliers, vendors and customers as to whether such Persons will on a timely basis be Year 2000 compliant in all material respects and taken appropriate remedial action with respect to any of such Persons who are not expected to be so complaint. For purposes hereof "material suppliers, vendors and customers" refers to those suppliers, vendors and customers of the Borrower or its Subsidiaries, the business failure of which would with reasonable probability result in a Material Adverse Effect.

         (t) Accuracy and Completeness of Information. All written information, reports and other papers and data furnished to the Administrative Agent, the Issuing Bank or any Lender by, on behalf of, or at the direction of, the Borrower, any Subsidiary or any other Loan Party were, at the time the same were so furnished, complete and correct in all material respects, to the extent necessary to give the recipient a true and accurate knowledge of the subject matter, or, in the case of financial statements, present fairly, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods. All financial projections and other pro forma financial information delivered to the Administrative Agent and/or the Lenders have been and will be based on good faith estimates and assumptions believed by the Borrower and its Subsidiaries to be reasonable at the time made and at the time furnished to the Administrative Agent and/or the Lenders. No fact is known to the Borrower which has had, or may in the future have (so far as the Borrower can reasonably foresee), a Material Adverse Effect which has not been set forth in the financial statements referred to in Section 7.1.(j) or in such information, reports or other papers or data or otherwise disclosed in writing to the Administrative Agent and the Lenders prior to the Agreement Date. No document furnished or written statement made to the Administrative Agent, the Issuing Bank or any Lender in connection with the negotiation, preparation or execution of this Agreement or any of the other Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of the Borrower, any Subsidiary or any other Loan Party or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

         Section 7.2.  Survival of Representations and Warranties, Etc.

         All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrower or any Loan Party to the Administrative Agent, the Issuing Bank or any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrower prior to the Agreement Date and delivered to the Administrative Agent, the Issuing Bank or the Lenders in connection with closing the transactions contemplated hereby) shall constitute representations and warranties made by the Borrower under this Agreement. All representations and warranties made under this Agreement shall be deemed to be made at and as of the Agreement Date, the Effective Date and at and as of the date of any Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically permitted hereunder.

                        ARTICLE 8. AFFIRMATIVE COVENANTS

         For so long as any of the Obligations remains outstanding, unpaid or unperformed, or this Agreement is in effect, the Borrower shall, and shall cause each Subsidiary and the other Loan Parties to:

         Section 8.1.  Preservation of Existence and Similar Matters.

         Preserve and maintain its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified would have a Material Adverse Effect.

         Section 8.2.  Compliance with Applicable Law.

         Comply with all Applicable Law, including the obtaining of all Governmental Approvals, if the failure to comply with which would have a Material Adverse Effect.

         Section 8.3.  Maintenance of Property.

         In addition to, and not in derogation of, the requirements of any of the other Loan Documents, (a) protect and preserve all of its material properties, including, but not limited to, copyrights, patents, trade names and trademarks, and maintain in good repair, working order and condition all tangible properties, and (b) maintain all of its properties used or useful in its business in good working order and condition, ordinary wear and tear excepted.

         Section 8.4.  Conduct of Business.

         At all times carry on its respective businesses in the same fields as engaged in on the Agreement Date and not enter into any field of business not otherwise engaged in as of the Agreement Date or otherwise reasonably related thereto.

         Section 8.5.  Insurance.

         In addition to, and not in derogation of, the requirements of any of the other Loan Documents, maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by similar businesses or as may be required by Applicable Law.

         Section 8.6.  Payment of Taxes and Claims.

         Pay or discharge when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of the Borrower or Subsidiary, as appropriate, in accordance with GAAP.

         Section 8.7.  Visits and Inspections.

         Permit representatives or agents of any Lender or the Administrative Agent, from time to time, as often as may be reasonably requested to: (a) visit and inspect all properties of the Borrower or any Material Subsidiary; (b) inspect and make extracts from their respective books and records; and (c) discuss with its principal officers, and its independent accountants, business, assets, liabilities, financial conditions, results of operations and business prospects.

         Section 8.8.  Use of Proceeds/Letters of Credit.

         (a) Use the proceeds of the initial Loans in accordance with the Statement of Funds Flow referred to in Section 6.1.; and (b) use the proceeds of all subsequent Loans and all Letters of Credit only for (i) working capital, capital expenditures and other general corporate purposes, (ii) stock repurchases to the extent permitted under Sections 10.5. and 10.12. and (iii) acquisitions to the extent permitted under Section 10.3.

         Section 8.9.  Material Subsidiaries.

         Upon (a) the acquisition, incorporation or other creation of a Material Subsidiary, (b) becoming a Material Subsidiary or (c) the existence of a Material Subsidiary Group, the Borrower shall cause such Material Subsidiary (or the Subsidiaries comprising the Material Subsidiary Group, as the case may be) to execute and deliver in favor of the Administrative Agent for the benefit of the Lenders within 10 Business Days of such acquisition, incorporation, creation or coming into existence a Guaranty in the form of Exhibit H. The delivery of any such Guaranty to the Administrative Agent shall be accompanied by an opinion of counsel to the Borrower and such Material Subsidiary (or Subsidiaries, as the case may be) as to matters regarding due authorization, execution and delivery and enforceability of such Guaranty and to such other matters as the Administrative Agent or its counsel shall reasonably request.

         Section 8.10.  Environmental Matters.

         Except as described in Schedule 7.1.(m) hereof, comply in all respects with all Environmental Laws the failure with which to comply would have a Material Adverse Effect. If the Borrower or any of the Subsidiaries shall (a) receive notice that any violation of any Environmental Law may have been committed or is about to be committed by the Borrower or any of the Subsidiaries, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against the Borrower or any of the Subsidiaries alleging violations of any Environmental Law or requiring the Borrower or any of the Subsidiaries to take any action in connection with the release of Hazardous Materials or (c) receive any notice from a Governmental Authority or private party alleging that the Borrower or any of the Subsidiaries may be liable or responsible for costs associated with a response to or cleanup of a release of a Hazardous Material or any damages caused thereby, and such notices, individually or in the aggregate, could have a Material Adverse Effect, then the Borrower shall provide the Administrative Agent and each Lender with a copy of such notice within 10 Business Days after the receipt thereof by the Borrower or any of the Subsidiaries. Within thirty days after the Borrower learns of the enactment or promulgation of any Environmental Law which could have a Material Adverse Effect, the Borrower shall provide the Administrative Agent and each Lender with notice thereof. The Borrower shall, and shall cause its Subsidiaries and the other Loan Parties to, promptly take all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws.

         Section 8.11.  Performance of Obligations.

         Perform in all material respects all of its obligations under the terms of all agreements, indentures, security documents or other debt instruments to which it is a party or by which it may be bound.

                             ARTICLE 9. INFORMATION

         For so long as any of the Obligations remains outstanding, unpaid or unperformed, or this Agreement is in effect, the Borrower shall furnish to the Administrative Agent at its Principal Office and to each Lender at its Lending
Office:

         Section 9.1.  Quarterly Financial Statements.

         As soon as available and in any event within 45 days after the close of each of the first, second and third fiscal quarters of the Borrower, the consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such period and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for such period, setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year, all of which shall be certified by the chief financial officer or the treasurer of the Borrower, in his or her opinion, to present fairly, in accordance with GAAP, the consolidated financial position of the Borrower and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments).

         Section 9.2.  Year-End Statements.

         As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower (commencing with the Fiscal Year of the Borrower ending January 3, 1998), the consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be certified by the chief financial officer or the treasurer of the Borrower, in his or her opinion, to present fairly, in accordance with GAAP, the financial position of the Borrower as at the date thereof and the result of operations for such period and by Arthur Andersen & Co. or another independent certified public accountants of recognized national standing acceptable to the Administrative Agent and the Requisite Lenders, whose certificate shall be in scope and substance satisfactory to the Administrative Agent and the Requisite Lenders and who shall have authorized the Borrower to deliver such financial statements and certification thereof to the Administrative Agent and the Lenders pursuant to this Agreement.

         Section 9.3.  Compliance Certificate.

         At the time the financial statements are furnished pursuant to Sections
9.1. and 9.2., in the case of the Borrower's interim quarterly financial statements, a certificate executed by the chief financial officer or the treasurer substantially in the form of Exhibit J attached hereto, or in the case of the audited annual financial statements, a certificate executed by the independent public accountants performing the audit of such statements:

         (a) setting forth as at the end of such quarterly accounting period or fiscal year, as the case may be, the calculations required to establish whether or not the Borrower, and when appropriate its Subsidiaries, were in compliance with the covenants contained in Article 10.; and

         (b) stating that, to the best of his or their knowledge, information and belief, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred and, in the case of the certificate executed by the chief financial officer or the treasurer, whether it is continuing and the steps being taken by the Borrower with respect to such event, condition or failure.

         Section 9.4.  Notice of Litigation and Other Matters.

         Prompt notice of:

         (a) to the extent the Borrower is aware of the same, the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, the Borrower, any Subsidiary or any other Loan Party or any of their respective properties, assets or businesses which, if adversely determined or resolved, would have a Material Adverse Effect;

         (b) any change in the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower, any Subsidiary or any other Loan Party which has had or may have Material Adverse Effect;

         (c)      the occurrence of any Default or Event of Default;

         (d) any order, judgment or decree in excess of $5,000,000 having been entered against the Borrower, any of the Subsidiaries or any other Loan Party or any of their respective properties or assets;

         (e) the acquisition, incorporation or other creation of any Subsidiary and the purpose therefor and the amount and nature of the assets to be owned thereby;

         (f) the proposed sale, transfer or other disposition of any material assets of the Borrower or any Subsidiary to any Subsidiary, Affiliate or other Person; or

         (g) any strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or threatened relating to the Borrower, any Subsidiary or any other Loan Party.

         Section 9.5.  ERISA Reporting.

         The Borrower shall deliver to the Administrative Agent and each Lender, at the Borrower's expense, the following information at the times specified below:

         (a) within ten Business Days after the Borrower, any Subsidiary or any ERISA Affiliate knows or has reason to know that a Termination Event has occurred, a written statement of the chief financial officer or the treasurer of the Borrower describing such Termination Event and the action, if any, which the Borrower or other such entities have taken, are taking or propose to take with respect thereto, and when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto;

         (b) within ten Business Days after the Borrower, any Subsidiary or any ERISA Affiliate knows or has reason to know that a non-exempt prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Internal Revenue Code) has occurred with respect to a Plan, a statement of the chief financial officer of the Borrower describing such transaction and the action which the Borrower or other such entities have taken, are taking or propose to take with respect thereto, except where the liability resulting therefrom could not reasonably exceed $1,000,000;

         (c) within ten Business Days after the request by Administrative Agent therefor, after the filing thereof with the Department of Labor, Internal Revenue Service or PBGC, copies of each annual report (form 5500 series), including Schedule B thereto, filed with respect to each Plan which is a defined benefit plan as defined in ERISA ss.3(35);

         (d) within ten Business Days after the request by Administrative Agent therefor, after receipt by the Borrower, any Subsidiary or any ERISA Affiliate of each actuarial report for any Plan which is a defined benefit plan as defined in ERISA ss.3(35) or Multiemployer Plan and each annual report for any Multiemployer Plan, copies of each such report;

         (e) within ten Business Days upon the occurrence thereof, notification of any increase in the benefits of any existing Plan (other than payroll practices) or the establishment of any new Plan (other than payroll practices) or the commencement of contributions to any Plan (other than payroll practices) to which the Borrower, any Subsidiary or any ERISA Affiliate was not previously contributing, except where the increased liability resulting therefrom could not reasonably exceed $1,000,000;

         (f) within ten Business Days after receipt by the Borrower, any Subsidiary or any ERISA Affiliate of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

         (g) within ten Business Days after receipt by the Borrower, any Subsidiary or any ERISA Affiliate of any unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Internal Revenue Code, copies of each such letter;

         (h) within ten Business Days after receipt by the Borrower, any Subsidiary or any ERISA Affiliate of a notice regarding the imposition of withdrawal liability under a Multiemployer Plan, copies of each such notice;

         (i) within three Business Days after the Borrower, any Subsidiary or any ERISA Affiliate fail to make a required installment payment in excess of $100,000 or any other required payment under Section 412 of the Internal Revenue Code (as calculated by the Plan actuary or as reflected in any Plan actuarial report available before the due date for such payment) to a Plan on or before the due date for such payment, a notification of such failure; and

         (j) within three Business Days after the Borrower, any Subsidiary or any ERISA Affiliate knows (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan, in each case where liability resulting therefrom could reasonably be expected to exceed $1,000,000, a written statement setting forth any such event or information.

         For purposes of this Section 9.5., the Borrower, any Subsidiary and any ERISA Affiliate shall be deemed to know all facts known by the administrator of any Plan of which such entity is the plan sponsor.

         The Borrower shall establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, Internal Revenue Code, and all other Applicable Laws, and the regulations and interpretations thereunder other than to the extent that Borrower is in good faith contesting by appropriate proceedings the validity or implication of any such provision, law, rule, regulation or interpretation.

         Section 9.6.  Copies of Other Reports.

         (a) Promptly upon their becoming available, copies of all registration statements and other periodic or special reports containing material information or developments regarding the Borrower and its Subsidiaries which the Borrower shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange; and

         (b) Promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed.

         Section 9.7.  Other Information.

         (a) A statement or statements in conformity with the requirements of Federal Reserve Forms G-3 and/or U-1 referred to in Regulations G and U of the Board of Governors of the Federal Reserve System and other documents evidencing its compliance with the margin regulations.

         (b) From time to time and promptly upon each request, such data, certificates, reports, statements, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower, its Subsidiaries and the other Loan Parties as any Lender or the Administrative Agent may reasonably request. The rights of the Lenders and the Administrative Agent under this Section are in addition to and not in limitation of their rights under any other provision of this Agreement or any of the other Loan Documents.

                         ARTICLE 10. NEGATIVE COVENANTS

         For so long as any of the Obligations remains outstanding, unpaid or unperformed, or this Agreement is in effect, the Borrower shall not, directly or indirectly:

         Section 10.1.  Financial Covenants.

         (a) EBIT to Interest Ratio. Permit, as at the end of each fiscal quarter of the Borrower, the Consolidated EBIT/Interest Ratio to be less than
2.25 to 1.00.

         (b) Minimum Net Worth. Permit as at the end of each fiscal quarter of the Borrower, its Consolidated Net Worth to be less than the sum of: (i) $510,000,000 plus (ii) 50% of the cumulative positive Consolidated Net Income of the Borrower earned after January 3, 1998 plus (iii) the aggregate net proceeds received by the Borrower and its Subsidiaries from any sale or issuance of any shares, interests, warrants, participations or other equity instruments of the Borrower or its Subsidiaries occurring after January 3, 1998 minus (iv) the aggregate amount of all cash and non-cash consideration paid by the Borrower and its Subsidiaries in connection with any purchase, redemption, retirement or other acquisition of any shares, interests, warrants, participations or other equity instruments of the Borrower and its Subsidiaries occurring after January 3, 1998 in an amount up to, but not to exceed, $150,000,000; it being understood that (1) any equity issuance net proceeds received by, or purchase, redemption, retirement or other acquisition consideration paid to, a Subsidiary from the Borrower or vice-versa shall not be included in determining the amounts described in items (iii) and (iv) above, (2) for purposes of determining the amount of non-cash consideration paid by Borrower and its Subsidiaries in connection with any purchase, redemption, retirement or other acquisition of any equity instruments, the fair market value of such consideration shall be used or, if such non-cash consideration is in the form of a note or other debt security, the amount of non-cash consideration shall be deemed to be the original principal amount of the note or debt security and (3) the ability of the Borrower and its Subsidiaries to purchase, redeem, retire or otherwise acquire shares or other equity instruments shall continue to be subject to
Section 10.5. hereof.

         (c) Funded Debt to EBITDA Ratio. Permit, as of the end of each fiscal quarter of the Borrower, the Consolidated Funded Debt/EBITDA Ratio to be greater than 4.00 to 1.00.

         Section 10.2.  Indebtedness.

         Create, assume or suffer to exist or be created, or permit any Subsidiary to create, assume or suffer to exist or be created, any Indebtedness other than the following:

         (a) the Obligations;

         (b) Existing Consolidated Funded Debt other than Existing Consolidated Funded Debt to be repaid with the proceeds of the initial Loans as identified in the Statement of Funds Flow, and any extensions, renewals, replacements or refinancings thereof; provided, however, that (i) the principal amount of any Consolidated Funded Debt incurred by the Borrower, the purpose of which is to replace or refinance Existing Consolidated Funded Debt, may not exceed the then outstanding amount of the Existing Consolidated Funded Debt to be refinanced without the prior written consent of the Requisite Lenders unless such Consolidated Funded Debt would otherwise be permitted under paragraph (f) below and (ii) the principal amount of any Consolidated Funded Debt incurred by a Subsidiary, the purpose of which is to replace or refinance the Existing Consolidated Funded Debt of such Subsidiary, may not exceed the then outstanding amount of the Existing Consolidated Funded Debt to be replaced or refinanced unless the Borrower or such Subsidiary shall give the Administrative Agent prior written notice of such increase;

         (c) trade payables and other accrued liabilities arising in the ordinary course of business;

         (d) Indebtedness secured by Purchase Money Liens and Indebtedness constituting Capitalized Lease Obligations; provided, however, that the aggregate principal amount of the Indebtedness described in this subsection at any one time outstanding and owing by the Borrower and its Subsidiaries may not exceed $50,000,000;

         (e) Indebtedness owing to the Borrower by its Subsidiaries;

         (f) Consolidated Funded Debt incurred by the Borrower after the Effective Date that is not secured by any Lien up to an aggregate principal amount at any one time outstanding equal to $50,000,000;

         (g) any Hedging Obligations;

         (h) (i) Guaranties in existence as of the Agreement Date and disclosed on Schedule 1.1.(a) hereof and (ii) Guaranties by the Borrower of any of the foregoing Indebtedness provided that such Guaranteed Indebtedness is permitted under this Section 10.2.;

         (i) Indebtedness in the form of the Existing Letters of Credit; and

         (j) Sold Receivables Indebtedness in an aggregate amount at any time outstanding not to exceed $250,000,000.

         Section 10.3.  Investments/Acquisitions.

         (a) Acquire or purchase, or permit any Subsidiary to acquire or purchase, any Business Unit or (b) acquire, make or purchase, or permit any

Subsidiary to acquire, make or purchase, any Investment or (c) permit any Investment of the Borrower or any Subsidiary to be outstanding other than the following:

                  (i) Investments in (A) Subsidiaries in existence on the Agreement Date and disclosed on Schedule 7.1.(b); (B) Subsidiaries created or acquired after the Agreement Date so long as the Borrower complies with Section 8.9. (to the extent applicable) and, if the creation or acquisition of such Subsidiary is in connection with the acquisition or purchase of assets or capital stock of another Person, such transaction is permitted by subparagraph (vi) below; and (C) a Receivables Subsidiary;

                  (ii) Investments (other than in Subsidiaries) in existence on the Agreement Date in excess of $100,000 and set forth on Schedule 10.3.(a) attached hereto;

                  (iii) Investments in Cash Equivalents;

                  (iv) Indebtedness permitted under Section 10.2.(e);

                  (v) Loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business consistent with past practices;

                  (vi) The Borrower, or any of its Subsidiaries, may acquire or purchase all or a portion of the assets or properties of another Person or any Business Unit of another Person and may acquire or purchase all or a controlling interest of the capital stock of another Person so long as the following conditions are satisfied: (A) that immediately prior to, and immediately after, the consummation of such acquisition or purchase, no Default or Event of Default has occurred and is continuing; (B) the assets or Person so purchased or acquired relate directly to a line or lines of business in which the Borrower is engaged on the Agreement Date; (C) if the Borrower creates a Subsidiary to effect such acquisition or purchase, the Borrower and such Subsidiary (if it becomes a Material Subsidiary) shall comply with the provisions of Section 8.9. hereof; (D) the Board of Directors (or other similar management body) of the Person to be acquired recommends to its shareholders (or other similar equity holders) that the shareholders (or other similar equity holders) approve such acquisition; (E) if such acquisition or purchase is consummated through a merger or consolidation, the Borrower (or, after giving effect to the merger, a Subsidiary of the Borrower including the acquired entity if it is the survivor of the merger) shall be the surviving corporation; and (F) immediately after giving effect to such acquisition or purchase, the Borrower would, on a pro forma basis, be in compliance with the financial covenants set forth in Section 10.1.;

                  (vii) other Investments in Persons made by the Borrower and the Subsidiaries from time to time; provided, however, that the aggregate amount of all cash and non-cash consideration (determined on a fair market value basis and net of all Transaction Costs) paid by the Borrower and its Subsidiaries in such Investments shall not exceed $50,000,000 in any fiscal year; and

                  (viii) Investments permitted under Section 10.2.(h).

         Section 10.4.  Liens/Agreements Regarding Liens/Other Matters.

         (a) Create, assume, incur or permit or suffer to exist or to be created, assumed or incurred, or permit any Subsidiary to create, assume or suffer to exist or be created, any Lien upon any of its properties whether now owned or hereafter acquired, other than Permitted Liens;

         (b) Enter into or assume any agreement (other than any Loan Document), or permit any Subsidiary (other than a Receivables Subsidiary) to enter into or assume any agreement (other than any Loan Document), prohibiting the creation or assumption of any Lien upon its properties, whether now owned or hereafter acquired; or

         (c) Create or otherwise cause or suffer to exist or become effective, or permit any Subsidiary (other than a Receivables Subsidiary) to create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (i) pay dividends or make any other distribution on any of such Subsidiary's capital stock owned by the Borrower or any Subsidiary of the Borrower; (ii) pay any Indebtedness owed to the Borrower or any other Subsidiary; (iii) make loans or advances to the Borrower or any other Subsidiary; or (iv) transfer any of its property or assets to the Borrower or any other Subsidiary.

         Section 10.5.  Restricted Payments.

         Declare or make, or permit any Subsidiary to declare or make, any Restricted Payment; provided, however, that (a) Subsidiaries may make or declare Restricted Payments to the Borrower and (b) the Borrower may make or declare Restricted Payments in cash, subject to the satisfaction of each of the following conditions on the date of such Restricted Payment after giving effect thereto: (i) no Default or Event of Default shall have occurred and be continuing; and (ii) the aggregate amount of Restricted Payments made or declared during the period commencing on January 3, 1998 (the "Relevant Date") through and including the last day of the fiscal quarter most recently ended prior to the date of such Restricted Payment shall not exceed $15,000,000 plus 50% of the positive Consolidated Net Income, if any, of the Borrower and its Subsidiaries for such period (treated for these purposes as a single accounting period on a cumulative basis).

         Section  10.6.  Merger,  Consolidation,   Sales  of  Assets  and  Other
Arrangements.

         (a) Enter into, or permit any Subsidiary to enter into, any transaction of merger or consolidation; (b) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) or permit any Subsidiary to do any of the foregoing; or (c) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business or assets, or the capital stock of or other equity interests in any of its Subsidiaries, whether now owned or hereafter acquired or permit any Subsidiary to do any of the foregoing; provided, however, that:

                  (i) Subsidiaries of the Borrower (other than the Receivables Subsidiary) may merge or consolidate with other Subsidiaries of the Borrower; provided further, however, that if the surviving Person of such merger or consolidation is a Material Subsidiary, such Person shall execute a Guaranty as provided in Section 8.9.;

                  (ii) a Subsidiary may sell, transfer or dispose of its assets to the Borrower or another Subsidiary of the Borrower; provided further, however, that if such transferee becomes a Material Subsidiary as a result of such sale, transfer or other disposition, such transferee (other than a Receivables Subsidiary) shall execute a Guaranty as provided in Section 8.9.;

                  (iii) the Borrower or any Subsidiary may sell inventory in the ordinary course of business;

                  (iv) the Borrower and its Subsidiaries may sell property in transactions permitted under Section 10.7.;

                  (v) the Borrower and its Subsidiaries may, during the period this Agreement is in effect, sell, transfer or dispose of up to 15% (determined on a consolidated basis) of the book value of their respective assets (including the capital stock of any Subsidiary); provided, however, that sales, transfers or dispositions of assets already permitted by subparagraphs (ii), (iii) and (iv) shall not count against such 15% test;

                  (vi) the Borrower may sell Carpets International PLC on such terms, and pursuant to such documentation, as the Administrative Agent shall have approved in writing;

                  (vii) the Receivables Subsidiary may sell or otherwise transfer accounts receivable (and related general intangibles) to another Person under or pursuant to a Permitted Receivables Facility; and

                  (viii) the Borrower may merge or consolidate with any other corporation, provided that (A) the Borrower shall be the continuing or surviving corporation; (B) immediately prior to such merger or consolidation and immediately after such merger or consolidation and after giving effect thereto, no Default or Event of Default is or would be in existence; and (C) the line or lines business conducted by the Person merging into the Borrower shall be similar to or consistent with the line or lines of business conducted by the Borrower, as reasonably determined by the Administrative Agent and the Requisite Lenders.

         Section 10.7.  Sale-Leasebacks.

         Enter into, or permit any Subsidiary to enter into, any sale and leaseback transaction covering any fixed or capital property, except for sale and leaseback transactions which collectively cover property the aggregate fair market value of which, as determined for each item of property as at the time such property became the subject of such a transaction, does not exceed 10% of Consolidated Net Worth, as determined on the date of the most recent sale and leaseback transaction.

         Section 10.8.  Transactions with Affiliates.

         Enter into, or permit any Subsidiary to enter into, any transaction including, without limitation, the purchase, sale, leasing or exchange of property, real or personal, or the rendering of any service, with any Affiliate of the Borrower or with any officer, director or employee of the Borrower or any Subsidiary, except (a) the transactions and agreements described on Schedule 7.1.(q) and any renewals, replacements or extensions thereof, (b) that such Persons may render services to the Borrower or its Subsidiaries for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services and (c) in the ordinary course of and pursuant to the reasonable requirements of the Borrower's (or any
Subsidiary's) business consistent with past practice of the Borrower and its Subsidiaries and upon fair and reasonable terms no less favorable to the Borrower (or any Subsidiary) than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

         Section 10.9.  Operating Leases.

         Enter into or remain or become liable upon, or permit any Subsidiary to enter into or remain or become liable upon, any operating lease (other than intercompany leases between the Borrower and its Subsidiaries) if the aggregate amount of all rents paid by the Borrower and its Subsidiaries under all such leases would exceed $100,000,000 in any fiscal year.

         Section 10.10.  Plans.

         Neither Borrower nor any Subsidiary of Borrower shall:

         (a) permit the occurrence of any Termination Event which would result in a liability to any Loan Party or ERISA Affiliate in excess of $10,000,000;

         (b) permit the present value of all benefit liabilities under all Plans to exceed the current value of the assets of such Plans allocable to such benefit liabilities by more than $10,000,000;

         (c) permit any accumulated funding deficiency in excess of $10,000,000 (as defined in Section 302 of ERISA and Section 412 of the Internal Revenue
Code) with respect to any Plan, whether or not waived;

         (d) fail to make any contribution or payment to any Multiemployer Plan which any Loan Party or ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto which results in or is likely to result in a liability in excess of $10,000,000;

         (e) engage, or permit any Loan Party or ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to Section 4975 of the Internal Revenue Code in excess of $10,000,000 is imposed;

         (f) permit the establishment of any Plan providing post-retirement welfare benefits or establish or amend any Plan which establishment or amendment could result in liability to any Loan Party or ERISA Affiliate or increase the obligation of any Loan Party or ERISA Affiliate to a Multiemployer Plan which liability or increase, individually or together with all similar liabilities and increases, is material to any Loan Party or ERISA Affiliate; or

         (g) fail, or permit any Loan Party or ERISA Affiliate to fail, to establish, maintain and operate each Plan in compliance in all material respects with the provisions of ERISA, the Internal Revenue Code and all other applicable laws and the regulations and interpretations thereof.

         Section 10.11.  Fiscal Year.

         Change its fiscal year from that in effect as of the Agreement Date.

         Section 10.12.  Margin Regulations.

         Use, or permit any Subsidiary to use, directly or indirectly, the proceeds of any Loan or any Letter of Credit issued hereunder for the purpose of purchasing or carrying any "margin stock" or "margin security" as defined in Regulations G, U and X (12 C.F.R. Parts 221 and 224) of the Board of Governors of the Federal Reserve System (herein called "margin stock") or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulations G, U and
X. Further, neither the Borrower nor any bank acting on its behalf shall take any action which might cause this Agreement or the Notes to violate Regulations G, U or X or any other regulation of the Board of Governors of the Federal Reserve System, as now in effect or as the same may hereafter be in effect.

                               ARTICLE 11. DEFAULT

         Section 11.1.  Events of Default.

         Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:

         (a) Default in Payment. (i) The Borrower shall fail to pay when due (whether upon demand, at maturity, by reason of acceleration or otherwise) the principal of any of the Loans or any Reimbursement Obligation, (ii) the Borrower shall fail to pay when due any interest or any of the other Obligations owing by the Borrower under this Agreement or any other Loan Document and such failure shall continue for a period of five days or (iii) any other Loan Party shall fail to pay when due any Obligation owing by such Loan Party under any Loan Document to which it is a party and such failure shall continue for a period of five days.

         (b) Misrepresentations. Any statement, representation or warranty made or deemed made by or on behalf of the Borrower or any other Loan Party under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement at any time furnished or made or deemed made by or on behalf of the Borrower or any other Loan Party to the Administrative Agent or any Lender, shall at any time prove to have been incorrect or misleading in any material respect when furnished or made.

         (c) Default in Performance. (i) The Borrower shall fail to perform or observe Section 8.8. hereof or any term, covenant, condition or agreement contained in Article 10. or (ii) the Borrower or any Loan Party shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section 11.1. and such failure shall continue for a period of thirty days after the earlier of (x) the date upon which the Borrower or such Loan Party obtains knowledge of such failure or (y) the date upon which the Borrower has received written notice of such failure from the Administrative Agent sent at the request of any Lender.

         (d) Indebtedness Cross-Default. The occurrence of any event specified in any agreement (including, without limitation, that certain Credit Agreement dated on or about September 13, 1996 by and among Carpets International (UK)

PLC, the Borrower, the Banks from time to time a party thereto and NationsBank, N.A. London Branch, as Administrative Agent), note, indenture or other document or instrument evidencing or relating to any Indebtedness to which the Borrower or any other Loan Party is a party (other than Indebtedness hereunder or under the other Loan Documents) having a principal amount of $20,000,000 or more if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or satisfaction of a condition or any combination of the foregoing) would permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise) or otherwise accelerated, prior to its stated maturity.

         (e) Voluntary Bankruptcy Proceeding. The Borrower, any Subsidiary or any other Loan Party shall: (i) commence a voluntary case under the Bankruptcy Code of 1978, as amended or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other laws or consent to any proceeding or action described in the immediately following subsection; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing.

         (f) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower, any Subsidiary or any other Loan Party, in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code of 1978, as amended or other federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person; and such case or other proceeding shall continue and shall not be discharged or dismissed for a period of thirty days.

         (g) Judgment. A final judgment or order for the payment of money in excess of $10,000,000 in the aggregate (exclusive of judgment amounts to the extent covered by insurance where the Borrower has submitted a claim and the insurer has acknowledged liability in respect of such judgment) or in excess of $25,000,000 in the aggregate (regardless of insurance coverage) or that has a Material Adverse Effect shall be rendered by a one or more Governmental Authorities having jurisdiction and such judgment or order shall continue for a period of thirty days without being stayed or dismissed through appropriate appellate proceedings.

         (h) Attachment. A warrant or writ of attachment or execution or similar process shall be issued against any property of the Borrower, a Subsidiary or any Loan Party which exceeds, individually or together with all other such warrants, writs and processes, $10,000,000 in amount and such warrant, writ or process shall not be discharged, vacated, stayed or bonded for a period of 30 days; provided, however, that in the event a bond has been issued in favor of the claimant or other Person obtaining such attachment or writ, the issuer of such bond shall execute a waiver or subordination agreement in form and substance satisfactory to the Administrative Agent pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution or subrogation to the Obligations and waives or subordinates any Lien it may have on the assets of any Loan Party.

         (i) Loan Documents. An Event of Default (as defined therein) shall occur under any of the other Loan Documents.

         (j) Change of Control/Change in Management. (i) If any Person (or two or more Persons acting in concert) shall acquire "beneficial ownership" within the meaning of Rule 13d-3 of the Securities and Exchange Act of 1934, as amended, directly or indirectly, capital stock or securities of the Borrower representing 20% or more of the aggregate voting power of all classes of capital stock and securities of the Borrower entitled to vote for the election of directors or (ii) during any twelve-month period (commencing both before and after the Agreement Date), individuals who at the beginning of such period were directors of the Borrower shall cease for any reason (other than death or mental or physical disability) to constitute a majority of the board of directors of the Borrower.

         (k) Injunction. The Borrower or any of its Subsidiaries is enjoined, restrained or in any way prevented by the order of any Governmental Authority from conducting all or any material part of its business and such order continues for more than thirty days.

         (l) Default Under Hedging Obligations. The failure of the Borrower or its Subsidiaries to pay or perform when due any Hedging Obligations and the continuance of such failure for a period of ten days after receipt of a notice of such failure from the Person to whom such Hedging Obligations are owed.

         (m) Permitted Receivables Facility. There shall occur any event which shall permit or require the Person(s) purchasing, or financing the purchase of, the accounts receivable of the Borrower and/or its Subsidiaries under the Permitted Receivables Facility to cease to purchase or finance such accounts receivable, other than by reason of the occurrence of the stated expiry date of the Permitted Receivables Facility; provided, that any notices or cure periods that are conditions to the rights of such Persons to cease purchasing, or financing the purchase of, such accounts receivable have been given or have expired, as the case may be.

         Section 11.2.  Remedies.

         Upon the occurrence of an Event of Default the following provisions shall apply:

         (a)      Acceleration; Termination of Facilities.

                  (i) Automatic. Upon the occurrence of an Event of Default specified in Sections 11.1.(e) or 11.1.(f), (A)(1) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding, (2) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of the Event of Default and (3) all of the other Obligations of the Borrower, including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement or any of the other Loan Documents shall become immediately and automatically due and payable by the Borrower without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower and (B) the Commitments, the Revolving Credit Facility and the Letter of Credit Facility shall immediately and automatically terminate.

                  (ii) Optional. If any other Event of Default shall have occurred and be continuing, the Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall: (A) declare (1) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding, (2) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of the Event of Default and (3) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower and (B) terminate the Commitments, the Revolving Credit Facility and the Letter of Credit Facility.

         (b) Loan Documents. The Requisite Lenders may direct the Administrative Agent to, and, subject to the terms hereof, the Administrative Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents.

         (c) Applicable Law. The Administrative Agent may, at the direction of the Requisite Lenders, exercise all other rights and remedies it may have under any Applicable Law.

         (d) Appointment of Receiver. To the extent permitted by Applicable Law, the Lenders shall be entitled to the appointment of a receiver for the assets and properties of the Borrower and its Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the

Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the Collateral and/or the business operations of the Borrower and its Subsidiaries and to exercise such power as the court shall confer upon such receiver.

         (e) Cash Collateral. (i) In the case of the occurrence of an Event of Default specified in Sections 11.1.(e) or 11.1.(f), the Borrower shall automatically and without further notice or demand deposit into the Collateral Account the amounts specified in Section 2.15. hereof and (ii) in the case of the occurrence of any other Event of Default, the Requisite Lenders may direct the Administrative Agent, and the Administrative Agent if so directed shall, require the Borrower to deposit into the Collateral Account the amounts specified in Section 2.15.

         Section 11.3.  Rights Cumulative.

         The rights and remedies of the Administrative Agent and the Lenders under this Agreement and each of the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective rights and remedies the Administrative Agent and the Lenders may be selective and no failure or delay by the Administrative Agent or any of the Lenders in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

         If at any time after acceleration of the maturity of the Loans, the Borrower shall pay all arrears of interest and all payments on account of principal of the Loans which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Defaults (other than nonpayment of principal of and accrued interest on the Loans and other Obligations due and payable solely by virtue of acceleration) shall be remedied or waived, then by written notice to the Borrower, the Requisite Lenders may elect, in the sole discretion of such Requisite Lenders, to rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Default or Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders to a decision which may be made at the election of the Requisite Lenders; they are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are satisfied.

                              ARTICLE 12. THE AGENT

         Section 12.1.  Authorization and Action.

         Each  Lender   hereby   irrevocably   appoints   and   authorizes   the
Administrative  Agent  to act as  agent  on  such  Lender's  behalf  under  this

Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The power of attorney set forth hereinabove shall be irrevocable and coupled with an interest. The relationship between the Administrative Agent and the Lenders shall be that of principal and agent only and nothing herein shall be construed to deem the Administrative Agent a trustee or fiduciary for any Lender nor to impose on the Administrative Agent duties or obligations other than those expressly provided for herein. At the request of a Lender, the Administrative Agent will forward to each Lender copies or, where appropriate, originals of the documents delivered to the Administrative Agent pursuant to this Agreement or the other Loan Documents. The Administrative Agent will also furnish to any Lender, upon the request of such Lender, a copy of any certificate or notice furnished to the Administrative Agent by the Borrower, any Loan Party or any other Affiliate of the Borrower, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders, and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action. Not in limitation of the foregoing, the Administrative Agent shall not exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders have so directed the Administrative Agent to exercise such right or remedy.

         Section 12.2.  Administrative Agent's Reliance, Etc.

         Neither the Administrative Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or omitted to be taken by it or any of them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by the Administrative Agent with reasonable care. Without limiting the generality of the foregoing, the Administrative Agent: (a) may deem and treat the payee of any Note as the holder thereof for all purposes until the Administrative Agent receives and accepts an Assignment Agreement executed in accordance with Section 13.5.; (b) may consult with and rely upon legal counsel (including its own counsel or counsel for the Borrower or any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender or any other Person and shall not be responsible to any Lender or any other Person for any statements, warranties or representations made by any Person in or in connection with this Agreement or any other Loan Document; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower or other Persons or inspect the property, books or records of the Borrower or any other Person; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any Collateral covered thereby or the perfection or priority of any Lien in favor of the Administrative Agent on behalf of the Lenders in any such Collateral; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon (and shall be entitled to rely upon) any notice, consent, certificate, instrument, writing or other communication (which may be by telephone or telecopy) believed by it to be genuine and correct and signed, sent or given by or on behalf of the proper Person or Persons.

         Section 12.3.  NationsBank as Lender.

         NationsBank, as a Lender, shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include NationsBank in each case in its individual capacity. NationsBank and its Affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, provide services to, lend money or otherwise provide credit to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with the Borrower, any Loan Party or any other Affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders. Further, the Administrative Agent and any Affiliate may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the other Lenders.

         Section 12.4.  Lender Credit Decision, Etc.

         Each Lender expressly acknowledges and agrees that none of the Agents, the Arranger or the Co-Arranger, nor any of their respective officers, directors, employees, agents, counsel, attorneys-in-fact or other affiliates has made any representations or warranties as to the financial condition, operations, creditworthiness, solvency or other information concerning the business or affairs of the Borrower, any Loan Party, any Subsidiary or other Person to such Lender and that no act by the Agents, the Arranger or the Co-Arranger hereinafter taken, including any review of the affairs of the

Borrower, shall be deemed to constitute any such representation or warranty by the Agents, the Arranger or the Co-Arranger to any Lender. Each Lender acknowledges that it has, independently and without reliance upon the Agents, Arranger or the Co-Arranger, any other Lender or counsel to the Agents, or any of their respective officers, directors, employees and agents, and based on the financial statements of the Borrower, the Subsidiaries, the other Loan Parties or any other Affiliate thereof, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrower, the other Loan Parties, the Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the transaction contemplated hereby. Each Lender also acknowledges that it will, independently and without reliance upon the Agents, the Arranger or the Co-Arranger, any other Lender or counsel to the Agents or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower, any Loan Party or any other Affiliate thereof which may come into possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or other affiliates.

         Section 12.5.  Knowledge of Default.

         The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Administrative Agent has received written notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Sections 12.1. and 12.2. hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Requisite Lenders; provided, that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as the Administrative Agent shall deem advisable in the best interest of the Lenders.

         Section 12.6.  Indemnification.

         Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the
Borrower to do so) pro rata in accordance with such Lender's respective Credit Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Administrative Agent (including by any Lender) in any way relating to or arising out of the Loan Documents, the transactions contemplated thereby or any action taken or omitted by the Administrative Agent under the Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the Administrative Agent's gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including fees of the counsel(s) of the Administrative Agent's own choosing) incurred by the Administrative Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Administrative Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any "lender liability" suit or claim brought against the Administrative Agent and/or the Lenders, and any claim or suit brought against the Administrative Agent and/or the Lenders arising under any Environmental Laws, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower. Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Administrative Agent notwithstanding any claim or assertion that the Administrative Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Administrative Agent that the Administrative Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Administrative Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement.

         Section 12.7.  Successor Administrative Agent.

         The Administrative Agent may resign at any time as Administrative Agent under the Loan Documents by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Requisite Lenders shall have the right, with the consent of the Borrower, such consent not to be unreasonably withheld, to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Requisite Lenders and the Borrower, and shall have accepted such appointment, within thirty days after the Administrative Agent's giving of notice of resignation, then the resigning
Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America having combined capital and unimpaired surplus in excess of $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor agent, such successor agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the former Administrative Agent, and the former Administrative

Agent shall be discharged from its duties and obligations under the Loan Documents. After any Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.

                            ARTICLE 13. MISCELLANEOUS

         Section 13.1.  Notices.

         Unless otherwise provided herein, all notices, requests and other communications provided for hereunder shall be in writing (including without limitation, by telecopy) and shall be mailed, telecopied or delivered as follows:

         If to the Borrower:

                  Shaw Industries, Inc.
                  Post Office Drawer 2128
                  Dalton, Georgia 30722-2128
                  Attention:  Kenneth G. Jackson
                  Telecopy Number:         (706) 275-1985
                  Telephone Number:        (706) 275-1010

         with a copy to:

                  Shaw Industries, Inc.
                  Mail Drop 061-18
                  Post Office Drawer 2128
                  Dalton, Georgia 30722-2128
                  Telecopy Number:         (706) 275-1442
                  Telephone Number:        (706) 275-1018

         If to the Administrative Agent, the Issuing Bank or NationsBank:

                  NationsBank, N.A.
                  600 Peachtree Street, 9th Floor
                  Atlanta, Georgia  30308
                  Attention:  Kathryn W. Robinson
                  Telecopy Number:         (404) 607-6467
                  Telephone Number:        (404) 607-5887
         with a copy to:

                  NationsBank, N.A.
                  Independence Center
                  101 North Tryon Street, 15th Floor
                  Charlotte, North Carolina 28255-0001
                  Attention:  Margaret Rhodes, Agency Services
                  Telecopy Number:         (704) 386-9923
                  Telephone Number:        (704) 386-2881

         with a copy to:

                  Alston & Bird LLP
                  1201 West Peachtree Street
                  Atlanta, Georgia 30309-3424
                  Attention:  Rick D. Blumen, Esq.
                  Telecopy number:  (404) 881-4777
                  Telephone number: (404) 881-7895

         If to a Lender, to such Lender's address or telecopy number, as applicable, set forth on the then current Annex I attached hereto.

or as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section. All such notices, requests and other communications shall be effective
(a) if mailed, when received; (b) if telecopied, when transmitted; or (c) if hand delivered, when delivered. Notwithstanding the immediately preceding sentence, all notices or communications to the Administrative Agent or any Lender under Articles 2. and 3. shall be effective only when actually received.

         Section 13.2.  Expenses.

         The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the syndication, negotiation, preparation, execution, delivery and administration (including out-of-pocket costs and expenses incurred in connection with the assignment of Commitments pursuant to Section 13.5.) of this Agreement, the Notes and each of the other Loan Documents, whenever the same shall be executed and delivered, including the fees and disbursements of counsel retained by the Administrative Agent (and the cost of internal counsel). Further, the Borrower agrees to pay on demand all future costs and expenses of the Administrative Agent and each of the Lenders (including, without limitation, the fees and disbursements of counsel to the Administrative Agent and the Lenders and the cost of their internal counsel) in connection with: (a) the negotiation, preparation, execution and delivery of any waiver, amendment or consent by the Administrative Agent or any Lender relating to this Agreement, the Notes or any of the other Loan Documents; (b) any restructuring, refinancing or "workout" of the transactions contemplated by this Agreement, the Notes and the other Loan Documents, or any material amendment to the terms of this Agreement or any other Loan Document; (c) consulting with one or more Persons engaged by the Administrative Agent, including appraisers, accountants and lawyers, concerning or related to the servicing of this Agreement or the nature, scope or value of any right or remedy of the Administrative Agent or any of the Lenders hereunder, under the Notes or under any of the other Loan Documents, including any review of factual matters in connection therewith; (d) the collection or enforcement of the Obligations; (e) prosecuting or defending any claim in any way arising out of, related to, or connected with this Agreement, the Notes or any of the other Loan Documents; (f) the exercise by the Administrative Agent or any Lender of any right or remedy granted to it under this Agreement, the Notes or any of the other Loan Documents; and (g) to the extent not already covered by any of the preceding subsections, any bankruptcy or other proceeding of the type described in Sections 11.1.(e) or 11.1.(f), and the fees and disbursements of counsel to the Administrative Agent and any Lender incurred in connection with the representation of the Administrative Agent or such Lender in any matter relating to or arising out of any such proceeding including, without limitation (i) any motion for relief from any stay or similar order, (ii) the negotiation, preparation, execution and delivery of any document relating to the Obligations and (iii) the negotiation and preparation of any debtor-in-possession financing or any plan of reorganization of the Borrower, whether proposed by the Borrower, the Lenders or any other Person, and whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding.

         Section 13.3.  Setoff.

         Subject to Section 5.13. and in addition to, and not in limitation of, any rights now or hereafter granted under Applicable Law, the Administrative Agent, the Issuing Bank and each Lender is hereby authorized by the Borrower, at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, the Issuing Bank or such Lender or any affiliate of such Lender, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not the Requisite Lenders shall have declared any or all of the Loans and all other Obligations to be due and payable as permitted by Section 11.2., and although such obligations shall be contingent or unmatured.

         Section 13.4.  Litigation/Jurisdiction/Other Matters/Waivers.

         EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE BORROWER, THE AGENTS, THE ISSUING BANK OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT. ACCORDINGLY, TO THE

EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE ISSUING BANK, THE AGENTS AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE BORROWER, THE AGENTS, THE ISSUING BANK AND EACH LENDER EACH HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL DISTRICT COURT OF THE NORTHERN DISTRICT OF GEORGIA AND ANY STATE COURT LOCATED IN FULTON COUNTY, GEORGIA FOR THE PURPOSE OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH PROCEEDING IN ANY SUCH COURT OR THAT SUCH PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE AGENTS, THE ISSUING BANK OR ANY LENDER OR THE ENFORCEMENT BY THE AGENTS, THE ISSUING BANK OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION. THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT.

         Section 13.5.  Assignability and Participations.

         (a) The Borrower shall not have the right to assign this Agreement or any interest therein or obligations hereunder except with the prior written consent of the Administrative Agent and all of the Lenders.

         (b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an affiliate of such Lender except to the extent such transfer would result in increased costs to the Borrower.

         (c) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Note and its Commitment); provided, however, that (i) each such assignment shall be to an Eligible
Assignee; (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall, unless the Borrower and the Administrative Agent otherwise agree, be in an amount at least equal to $10,000,000 or an integral multiple of $1,000,000 in excess thereof; (iii) each such assignment by a Lender shall be of a constant (and not a varying) percentage of all of its rights and obligations under this Agreement and the other Loan Documents; and (iv) each such assignment shall be effected by means of an Assignment and Assumption Agreement substantially in the form of Exhibit I (an "Assignment Agreement") executed by the parties and delivered to the Administrative Agent for its acceptance, together with any Note subject to such assignment and a processing fee of $3,500. Upon the execution, delivery and acceptance of the Assignment Agreement as provided therein, from and after the date specified as the effective date in the Assignment Agreement (the "Acceptance Date"), (x) the assignee thereunder shall be deemed to be a party hereto, and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, such assignee shall have the rights and obligations of a "Lender" hereunder and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights it may have pursuant to Sections 5.2., 5.21., 13.2., and 13.9. which will survive such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all of an assigning Lender's rights and obligations under this Agreement, the Notes and the other Loan Documents, such Lender shall cease to be a party hereto). If the assignee is not incorporated under the laws of the United States of America or a State thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 5.21.

         (d) The Administrative Agent shall maintain at the Principal Office a copy of each Assignment Agreement delivered to and accepted by it and a register for the recording of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register and copies of each Assignment Agreement shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice to the Administrative Agent.

         (e) Upon its receipt of an Assignment Agreement executed by an assigning Lender, together with the Syndicate Note subject to such assignment (the "Surrendered Note"), the Administrative Agent shall, if such Assignment Agreement has been completed and the Administrative Agent receives the processing and recording fee described in the immediately preceding subsection
(c), (i) accept such Assignment Agreement, (ii) record the information contained therein in the Register, (iii) give prompt notice thereof to the parties thereto and (iv) revise the information set forth on Annex I to reflect the effect of such Assignment Agreement and promptly provide a copy of such revised Annex I to the Documentation Agent and to the Borrower. Failure of the Administrative Agent to so distribute a revised Annex I shall not relieve or modify the obligations of the Borrower, the Loan Parties or the Lenders owing hereunder. Within five

Business Days after its receipt of such notice, the Borrower shall acknowledge such Assignment Agreement and shall execute and deliver to the Administrative Agent in exchange for the Surrendered Note, a new Syndicate Note or Notes to the order of the assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment Agreement and a Competitive Bid Note payable to the order of the assignee in an amount equal to the Revolving Commitment and, if the assigning Lender has retained a Commitment hereunder, a new Syndicate Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall re-evidence the indebtedness outstanding under the old Note or Notes and shall be in an aggregate principal amount equal to the aggregate principal amount of such Surrendered Note or Surrendered Notes, shall be dated the Acceptance Date and shall otherwise be in substantially the form, of the Note or Notes subject to such assignments. The assignment by a Lender of a Commitment or portion thereof to another Person and the execution and delivery of a new Note or Notes shall not constitute a novation of the indebtedness evidenced by the Surrendered Note or Surrendered Notes and incurred in connection with such assigned Commitment.

         (f) Each Lender may sell participations (without the consent of the Administrative Agent, the Borrower or any other Lender) to one or more Persons (each a "Participant") in all or a portion of its rights, obligations or rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Loans owing to it and the Note or Notes held by
it); provided, however, that: (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Participant shall be entitled to the benefit of the yield protection provisions contained in Sections 2.10., 5.17. and 5.21. and the right of set-off contained in Section 13.3.; (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Note(s) and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Note(s), extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Note(s) or extending its Commitment).

         (g) In connection with the efforts of any Lender to assign its rights or obligations or to participate interests, such Lender may disclose any information in its possession regarding the Borrower or any Loan Party.

         (h) In addition to the other assignments and participations permitted under the foregoing provisions of this Section, any Lender may assign and pledge all or any portion of its Loans and its Note(s) to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank, and such Loans and Note(s) shall be fully transferable as provided therein. No such assignment shall release the assigning Lender from its obligations hereunder.

         Section 13.6.  Amendments.

         Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement or in any Loan Document to be given by the Lenders may be given, and any term of this Agreement or of any other Loan Document may be amended, and the performance or observance by the Borrower or any Loan Party or Subsidiary of any terms of this Agreement or such other Loan Document or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (and, in the case of an amendment to any Loan Document, the written consent of the Borrower). Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing, and signed by all of the Lenders, do any of the following: (i) increase the Commitments of the Lenders or subject the Lenders to any additional obligations; (ii) reduce the principal of, or interest rates that have accrued or that will be charged on the outstanding principal amount of, any Loans or other Obligations; (iii) reduce the amount of any Fees payable hereunder; (iv) postpone any date fixed to any payment of any principal of, interest on, or Fees with respect to, any Loans or any other Obligations; (v) change the Credit Percentages (or any minimum requirement necessary for the
Lenders or Requisite Lenders to take action hereunder); or (vi) amend this Section or amend the definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section. Further, no amendment, waiver or consent unless in writing and signed by the Administrative Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Administrative Agent under this Agreement or any of the other Loan Documents. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of any Lender or the Administrative Agent in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances. Notwithstanding any of the foregoing to the contrary, the consent of the Borrower shall not be required for any amendment, modification or waiver of the provisions of Article 12. (other than the provisions of Section 12.7.). In addition, the Borrower and the Lenders hereby authorize the Administrative Agent to modify this Agreement by unilaterally amending or supplementing Annex I from time to time in the manner requested by the Borrower, the Administrative Agent or any Lender in order to reflect any assignments or transfers of the Commitments as provided for hereunder; provided, however, that the Administrative Agent shall promptly deliver a copy of any such modification to the Borrower and each Lender as requested by such party.

         Section  13.7.  Nonliability  of  Agents,  Arranger,   Co-Arranger  and
Lenders.

         The relationship between the Borrower and the Lenders shall be solely that of borrower and lender. Neither the Agents, the Arranger, the Co-Arranger nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agents, the Arranger, the Co-Arranger nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. Without limiting any of the provisions in this Section and/or Sections 13.17. and 13.18., the parties hereto acknowledge and agree that the Arranger, the Co-Arranger, the Co-Syndication Agents and the Documentation Agent (in their capacities as such) shall have no obligations, duties or liabilities under this Agreement or the other Loan Documents.

         Section 13.8.  Information.

         Except as otherwise provided by Applicable Law, the Administrative Agent and each Lender shall utilize all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential or proprietary by the Borrower in accordance with customary procedure of the Administrative Agent or such Lender, as the case may be, for handling confidential information of this nature and in accordance with safe and sound banking practices but in any event the Administrative Agent and the Lenders may make disclosure: (a) to any of their respective affiliates (provided such affiliates shall agree to keep such information confidential in accordance with the terms of this Section); (b) as reasonably required by any bona fide transferee or participant in connection with the contemplated transfer of any Commitment or participations therein as permitted hereunder; (c) as required by any Governmental Authority or representative thereof or pursuant to legal process; (d) to the Administrative Agent's or such Lender's independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); and (e) after the happening and during the continuance of an Event of Default, to any other Person, in connection with the exercise of the Lender's rights hereunder or under any of the other Loan Documents.

         Section 13.9.  Indemnification.

         (a) The Borrower shall and hereby agrees to indemnify, defend and hold harmless the Administrative Agent and the other Agents, the Issuing Bank, the Arranger, the Co-Arranger, any affiliate of the foregoing Persons and each of the Lenders and their respective directors, officers, shareholders, agents, employees and counsel (each referred to herein as an "Indemnified Party") from and against any and all losses, claims, damages, liabilities, deficiencies, judgments, costs and expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith) (the foregoing items referred to herein as "Claims and Expenses") that may be incurred by or asserted or awarded against an Indemnified Party, in each case arising out of or by reason of any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding (the foregoing referred to herein as an "Indemnity Proceeding") which arise out of, or are in any way related directly or indirectly to: (i) this Agreement or any other Loan Document or the transactions contemplated thereby; (ii) the making of any Loans or issuance of Letters of Credit hereunder; (iii) any actual or proposed use by the Borrower of the proceeds of the Loans or Letters of Credit; (iv) any Agents', the Issuing Bank's or any Lender's entering into this Agreement; (v) the fact that the Agents, the Issuing Bank and the Lenders have established the credit facility evidenced hereby in favor of the Borrower and the Subsidiaries; (vi) the fact that the Agents, the Issuing Bank and the Lenders are creditors of the Borrower and have or are alleged to have information regarding the financial condition, strategic plans or business operations of the Borrower and the Subsidiaries; (vii) the fact that the Agents, the Issuing Bank and the Lenders are material creditors of the Borrower and the Subsidiaries and are alleged to influence directly or indirectly the business decisions or affairs of the Borrower and the Subsidiaries or their financial condition; (viii) the exercise of any right or remedy the Administrative Agent, the Issuing Bank or the Lenders may have under this Agreement or the other Loan Documents including, but not limited to, the foreclosure upon, or seizure of, any Collateral or the exercise of any other rights of a secured party; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for any acts or omissions of such Indemnified Party in connection with matters described in this subparagraph (viii) that are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct; (ix) any violation or non-compliance by the Borrower or any Subsidiary of any Applicable Law (including any Environmental Law) including, but not limited to, any Indemnity Proceeding commenced by the Internal Revenue Service or state taxing authority or any Indemnity Proceeding commenced by any Governmental Authority or other Person under any Environmental Law including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause the Borrower or its Subsidiaries (or its respective properties) (or the Administrative Agent and/or the Lenders as successors to the Borrower) to be in compliance with such Environmental Laws.

         (b) This indemnification shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding. In this connection, this indemnification shall cover all costs and expenses of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents). This indemnification shall, among other things, apply to any Indemnity Proceeding commenced by the Borrower, other creditors of the Borrower or any Subsidiary, any shareholder or director of the Borrower or any Subsidiary (whether such shareholder(s) or director(s) are prosecuting such Indemnity Proceeding in their individual capacity or derivatively on behalf of the Borrower), any account debtor of the Borrower or any Subsidiary or by any Governmental Authority or any other Person and whether or not the transactions contemplated hereby are consummated.

         (c) This indemnification shall apply to any Indemnity Proceeding arising during the pendency of any bankruptcy proceeding filed by or against the Borrower and/or any Subsidiary.

         (d) All out-of-pocket fees and expenses of, and all amounts paid to third-persons by, an Indemnified Party shall be advanced by the Borrower at the request of such Indemnified Party notwithstanding any claim or assertion by the Borrower that such Indemnified Party is not entitled to indemnification hereunder upon receipt of an undertaking by such Indemnified Party that such Indemnified Party will reimburse the Borrower if it is actually and finally determined by a court of competent jurisdiction that such Indemnified Party is not so entitled to indemnification hereunder.

         (e) An Indemnified Party may engage its own counsel and conduct its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnified Proceeding covered by this Section and, as provided above, all costs and expenses incurred by the Indemnified Party shall be reimbursed by the Borrower; provided, however, that the Borrower shall not be liable for the fees and disbursements of more than one separate firm for all Indemnified Parties hereunder in connection with any one Indemnity Proceeding or separate but substantially similar Indemnity Proceeding(s) in the same jurisdiction; provided further, however, that if (i) the engagement of a single counsel would present a conflict of interest which would prevent such counsel from effectively defending such action on behalf of the Indemnified Parties or (ii) Indemnified Party reasonably concludes that there may be legal defenses available to it that are different from or in addition to those available to any other Indemnified Party, then the Indemnified Parties or any one of them may employ separate counsel to represent or defend them or it in any such action or proceeding and the Borrower shall pay the fees and disbursements of such counsel. No action taken by legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnified Proceeding shall vitiate or in any way impair the obligations and duties of the Borrower hereunder to indemnify and hold harmless each such Indemnified Party; provided, however, that (i) if the Borrower is required to indemnify an Indemnified Party pursuant hereto and (ii) the Borrower has provided evidence reasonably satisfactory to such Indemnified Party that the Borrower has the financial wherewithal to reimburse such Indemnified Party for any amount paid by such Indemnified Party with respect to such Indemnified Proceeding, such Indemnified Party shall not settle or compromise any such Indemnified Proceeding without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed).

         (f) If and to the extent that the obligations of the Borrower hereunder are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.

         (g) The Borrower's obligations hereunder shall survive any termination of this Agreement and the other Loan Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of their obligations set forth in this Agreement.

         Section 13.10.  Survival.

         Notwithstanding any termination of this Agreement, or of the other Loan Documents, the indemnities and other reimbursement obligations to which the Agents, the Issuing Bank and the Lenders are entitled under the provisions of Sections 5.2., 5.21., 13.2., and 13.9. and any other provision of this Agreement and the other Loan Documents, the waivers of jury trial and submissions to jurisdiction contained in Section 13.4., shall continue in full force and effect and shall protect the Agents, the Issuing Bank and the Lenders against events arising after such termination as well as before.

         Section 13.11.  Titles and Captions.
         Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

         Section 13.12.  Severability of Provisions.

         Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 13.13.  Governing Law.

         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

         Section 13.14.  Counterparts.

         This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

         Section 13.15.  Obligations with Respect to Loan Parties.

         The obligations of the Borrower to direct or prohibit the taking of certain actions by the other Loan Parties as specified herein shall be absolute and not subject to any defense the Borrower may have that the Borrower does not control such Loan Parties.

         Section 13.16.  Independent Nature of Lenders' Rights.

         Nothing contained in any Loan Document and no action taken by Administrative Agent or any Lender or the Borrower or any Loan Party pursuant hereto or thereto shall be deemed to constitute Lenders and/or the Administrative Agent and/or any Loan Party to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

         Section 13.17.  No Fiduciary Relationship.

         No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty (a) by the Agents, the Issuing Bank or any Lender to the Borrower or any other Loan Party or (b) by the Agents or the Issuing Bank to any Lender.

         Section 13.18.  Limitation of Liability.

         Neither the Agents, the Issuing Bank, the Arranger, the Co-Arranger, any Lender, any affiliate, officer, director, employee, attorney, or agent of such Persons shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Borrower hereby waives, releases, and agrees not to sue the Agents, the Arranger, the Co-Arranger, the Issuing Bank or any Lender or any of their respective affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or financed hereby.

         Section 13.19.  Entire Agreement.

         This Agreement, the Notes, and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.

         Section 13.20.  Construction.

         The Administrative Agent and the other Agents, the Issuing Bank, the Borrower and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Administrative Agent and the other Agents, the Issuing Bank, the Borrower and each Lender.


                                                       [Signatures on Next Page]

         IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Credit Agreement to be executed by their authorized officers all as of the day and year first above written.

                                 THE BORROWER:

                                 SHAW INDUSTRIES, INC.


                                 By:  /s/
                                      Title:


                                 THE ADMINISTRATIVE AGENT:

                                 NATIONSBANK, N.A., as Administrative Agent


                                 By:  /s/
                                      Title:


                                 THE ISSUING BANK:

                                 NATIONSBANK, N.A., as Issuing Bank


                                 By:  /s/
                                      Title:


                                 THE DOCUMENTATION AGENT:

                                 SUNTRUST BANK, ATLANTA, as Documentation Agent


                                 By:  /s/
                                      Title:


                                 By:  /s/
                                      Title:

         [Signature Page to Shaw Amended and Restated Credit Agreement dated as of March 16, 1998]


                                 THE LENDERS:

                                 NATIONSBANK, N.A., as a Lender and Swing
                                                   Line Lender


                                 By:  /s/
                                      Title:


                                 SUNTRUST BANK, ATLANTA


                                 By:  /s/
                                      Title:


                                 By:  /s/
                                      Title:


                                 WACHOVIA BANK, N.A.


                                 By:  /s/
                                      Title:


                                 FIRST UNION NATIONAL BANK


                                 By:  /s/
                                      Title:

                                 THE FIRST NATIONAL BANK OF CHICAGO


                                 By:  /s/
                                      Title:

         [Signature Page to Shaw Amended and Restated Credit Agreement dated as of March 16, 1998]


                                 THE FUJI BANK, LIMITED, ATLANTA AGENCY


                                 By:  /s/
                                      Title:


                                 SOUTHTRUST BANK, N.A.


                                 By:  /s/
                                      Title:


                                 THE BANK OF TOKYO-MITSUBISHI, LTD.


                                 By:  /s/
                                      Title:


                                 BANQUE NATIONALE DE PARIS, HOUSTON AGENCY


                                 By:  /s/
                                      Title:


                                 THE LONG-TERM CREDIT BANK OF JAPAN, LTD.


                                 By:  /s/
                                      Title:

                                    Annex I-6

                           ANNEX I TO CREDIT AGREEMENT

                      LIST OF LENDERS, COMMITMENTS, CREDIT
                         PERCENTAGES AND LENDING OFFICES

Administrative Agent:

         NationsBank, N.A.
         Independence Center
         101 North Tryon Street, 15th Floor
         Charlotte, North Carolina 28255-0001
         Attention:  Margaret Rhodes, Agency Services
         Telecopy Number:  (704) 386-9923
         Telephone Number: (704) 386-2881

Wiring Instructions for Disbursements and Payments of Loans:

         NationsBank, N.A.
         ABA #061000052
         Corporate Credit Support
         Reference: Shaw Industries, Inc.
         Account #136621-10109970

Lenders:

NationsBank, N.A.

Lending Office (All Types of Loans):            Initial Commitment Amount:

600 Peachtree Street, 9th Floor                 $270,000,000
Atlanta, Georgia 30308
Attn: Kathryn W. Robinson                       Initial Credit Percentage: 27.0%
Telecopier:  (404) 607-6467
Telephone:  (404) 607-5887

Wiring Instructions:  Same as above

SunTrust Bank, Atlanta

Lending Office (All Types of Loans):            Initial Commitment Amount:

25 Park Place                                   $245,000,000
Atlanta, Georgia 30303
Attn: Bradley J. Staples                        Initial Credit Percentage: 24.5%
Telecopier:  (404) 588-8833
Telephone:  (404) 230-5099

Wiring Instructions:

SunTrust Bank, Atlanta
ABA #061000104
Credit: Corporate Banking Operations Wire Clearing
Account #970100112
Reference:  Shaw Industries, Inc.
Attention: Isabelle Trentham, Ext. 8963

Wachovia Bank, N.A.

Lending Office (All Types of Loans):            Initial Commitment Amount:

191 Peachtree Street, 30th Floor                $235,000,000
Atlanta, Georgia 30303
Attn: Russell W. Boozer                         Initial Credit Percentage: 23.5%
Telecopier:  (404) 332-6920
Telephone:  (404) 332-5755

Wiring Instructions:

Wachovia Bank, N.A.
ABA #06100010
Account #18-800-621
Attention: Ramona Hix

First Union National Bank

Lending Office (All Types of Loans):            Initial Commitment Amount:

999 Peachtree Street, 6th Floor                 $75,000,000
Atlanta, Georgia 30309
Attn: Mike Murphy                               Initial Credit Percentage: 7.5%
Telecopier:  (404) 225-4255
Telephone:  (404) 225-4258

Wiring Instructions:

First Union National Bank of Georgia
ABA #063000021
Account #GL145916-2008
Reference: Shaw Industries, Inc.
Attention:  Jackie Warner


The First National Bank of Chicago

Lending Office (All Types of Loans):            Initial Commitment Amount:

One First National Plaza                        $50,000,000
Suite 0324
Chicago, Illinois  60670                        Initial Credit Percentage: 5.0%
Attn: Judy Cornwell
Telecopier:  (312) 732-5296
Telephone:  (312) 732-6274

Wiring Instructions:

The First National Bank of Chicago
ABA #071000013
Account #75217653/DES
Reference: Shaw Industries, Inc.
Attn: Kathy Murphy

The Fuji Bank, Limited, Atlanta Agency

Lending Office (All Types of Loans):            Initial Commitment Amount:

Marquis One Tower, Suite 2100                   $25,000,000
245 Peachtree Centre Avenue, N.E.
Atlanta, Georgia 30303                          Initial Credit Percentage: 2.5%
Attn: Erin Medlin
Telecopier:  (404) 653-2119
Telephone:  (404) 215-3315

Wiring Instructions:

The Fuji Bank, Limited (New York)
ABA #026009700 For further credit to:
Account #725000 (Fuji Bank Atlanta)


SouthTrust Bank, N.A.

Lending Office (All Types of Loans):            Initial Commitment Amount:

600 W. Peachtree Street                         $25,000,000
Suite 2700
Atlanta, Georgia 30308                          Initial Credit Percentage: 2.5%
Attn: Barbara Gewert
Telecopier:  (404) 853-5766
Telephone:  (404) 853-5776

Wiring Instructions:

SouthTrust Bank, N.A.
Atlanta, Georgia
ABA #061-000-256
Account #8850/164023
Upon receipt notify
Elfrida Crawford at (404) 853-5775

The Bank of Tokyo-Mitsubishi, Ltd.

Lending Office (All Types of Loans):            Initial Commitment Amount:

133 Peachtree Street, N.E.                      $25,000,000
Suite 4970
Atlanta, Georgia 30303-1808                     Initial Credit Percentage: 2.5%
Attn: Brandon Meyerson
Telecopier:  (404) 577-1155
Telephone:  (404) 577-2960

Wiring Instructions:

The Bank of Tokyo-Mitsubishi, Ltd.
ABA #026009632
Account #30001680
Attn: BTM Atlanta Agency

Banque Nationale de Paris, Houston Agency

Lending Office (All Types of Loans):            Initial Commitment Amount:

333 Clay Street                                 $25,000,000
Suite 3400
Houston, Texas  77002                           Initial Credit Percentage: 2.5%
Telecopier:  (713) 659-1414
Telephone:  (713) 951-1224
Attn:  Michael Shryock

Wiring Instructions:

BNP New York
ABA #026007689
Account #141011-001-69
Attn: Donna Rose
Ref.: Shaw Industries, Inc.

The Long-Term Credit Bank of Japan, Ltd.

Lending Office (All Types of Loans):            Initial Commitment Amount:

165 Broadway                                    $25,000,000
New York, New York
Attn: Antoinette Pontecorvo                     Initial Credit Percentage: 2.5%
Telecopier:  (212) 335-4441
Telephone:  (212) 335-4801

Wiring Instructions:

The Chase Manhattan Bank
New York, New York
ABA #021000021
Account #544-7-75066
Account Name: The Long-Term Credit
   Bank of Japan, New York Branch



                                          Total Commitments   =   $1,000,000,000

                                   EXHIBIT A-1

                      FORM OF NOTICE OF SYNDICATE BORROWING


                               -----------, -----


NationsBank, N.A., as Administrative Agent
Independence Center
101 North Tryon Street, 15th Floor
Charlotte, North Carolina 28255-0001
Attention:  Margaret Rhodes, Agency Services

Ladies and Gentlemen:

         Reference is made to that certain Amended and Restated Credit Agreement dated as of March 16, 1998 (as it may be amended, modified, restated or supplemented from time to time, the "Credit Agreement"; capitalized terms used herein, and not otherwise defined herein, shall have their respective defined meanings as set forth in the Credit Agreement) among Shaw Industries, Inc. (the "Borrower"), the Lenders named therein (the "Lenders"), NationsBank, N.A., as Issuing Bank and Administrative Agent (the "Administrative Agent") and SunTrust Bank, Atlanta, as Documentation Agent.

         Pursuant to Section 2.2 of the Credit Agreement, the Borrower hereby requests a Syndicate Loan Borrowing in an amount equal to $_____________ to the Borrower.

         The Borrower hereby requests that the Syndicate Loan to be made available by the Lenders pursuant hereto shall be a ___________________ [Select either a LIBOR Loan or Base Rate Loan]. [In the event the Borrower selects a LIBOR Loan:] [The Borrower hereby requests that the initial Interest Period for such Syndicate Loan be for a duration of ______________.]

         The Borrower requests that the Syndicate Loan be made available to the Borrower on __________, _____.

         The  Administrative  Agent is  instructed  to make the proceeds of such
Syndicate        Loan       available       to       the       Borrower       at
-------------------------------------.

         The Borrower  hereby further  certifies that (i) as of the date hereof,
(ii) as of the date of the requested Syndicate Loan Borrowing, and (iii) after giving effect to the Syndicate Loan requested hereby:

                  (a) no Event of Default or Default has occurred and is continuing;

                  (b) no material adverse change with respect to the Borrower and its Subsidiaries, taken as a whole, has occurred since the Effective Date;

                  (c) the representations and warranties set forth in Article 7 of the Credit Agreement remain true and correct on and as of the date hereof except to the extent that either: (i) such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and (ii) an event or condition has occurred that would render such representations or warranties untrue but that is specifically and expressly permitted by the terms of the Credit Agreement;

                  (d) [there is no pending or threatened suit, cause of action or proceeding against the Borrower or any Subsidiary thereof that could reasonably have a Material Adverse Effect on the Borrower and its Subsidiaries, taken as a whole] or [no event or circumstance has occurred with relation to any pending suit, action, arbitration, investigation or other proceeding which could reasonably be expected to have a Material Adverse Effect on the Borrower or any of its Subsidiaries taken as a whole]; and

                  (e) the use of the proceeds of such extension of credit shall not violate any Applicable Law applicable to or binding upon the Borrower or
Section 8.8. of the Credit Agreement.

         If notice of this Syndicate Loan Borrowing has been given previously by telephone, then this notice should be considered a written confirmation of such telephone notice as required by Section 2.2 of the Credit Agreement.


                                            SHAW INDUSTRIES, INC.



                                            By:
                                                 Title:

                                   EXHIBIT A-2

                    FORM OF REQUEST FOR SWING LINE BORROWING


                               -----------, -----


NationsBank, N.A., as Administrative Agent
   and as Swing Line Lender
Independence Center
101 North Tryon Street, 15th Floor
Charlotte, North Carolina 28255-0001
Attention:  Margaret Rhodes, Agency Services


Ladies and Gentlemen:

         Reference is made to that certain Amended and Restated Credit Agreement dated as of March 16, 1998 (as it may be amended, modified, restated or supplemented from time to time, the "Credit Agreement"; capitalized terms used herein, and not otherwise defined herein, shall have their respective defined meanings as set forth in the Credit Agreement) among Shaw Industries, Inc. (the "Borrower"), the Lenders named therein, NationsBank, N.A., as Issuing Bank and Administrative Agent (the "Administrative Agent") and SunTrust Bank, Atlanta, as Documentation Agent.

         Pursuant to Section 4.1(b) of the Credit Agreement, the Borrower hereby requests that the Swing Line Lender make an offer to make a Swing Line Loan in an amount equal to $_____________ to the Borrower.

         The Borrower hereby requests that the Interest Period for the Swing Line Loan to be made available by the Swing Line Lender pursuant hereto be for a duration of ________ days.

         The Borrower requests that the Swing Line Loan be made available to the Borrower on __________, _____.

         If the Swing Line Lender agrees to make the Swing Line Loan requested hereby, the Administrative Agent is instructed to make the proceeds of such
Swing      Line      Loan       available      to      the      Borrower      at
_____________________________________.

         The Borrower  hereby further  certifies that (i) as of the date hereof,
(ii) as of the date of the requested Swing Line Loan Borrowing, and (iii) after giving effect to the Swing Line Loan requested hereby:

                  (a) no Event of Default or Default has occurred and is continuing;

                  (b) no material adverse change with respect to the Borrower and its Subsidiaries, taken as a whole, has occurred since the Effective Date;

                  (c) the representations and warranties set forth in Article 7 of the Credit Agreement remain true and correct on and as of the date hereof except to the extent that either: (i) such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and (ii) an event or condition has occurred that would render such representations or warranties untrue but that is specifically and expressly permitted by the terms of the Credit Agreement;

                  (d) [there is no pending or threatened suit, cause of action or proceeding against the Borrower or any Subsidiary thereof that could reasonably have a Material Adverse Effect on the Borrower and its Subsidiaries, taken as a whole] or [no event or circumstance has occurred with relation to any pending suit, action, arbitration, investigation or other proceeding which could reasonably be expected to have a Material Adverse Effect on the Borrower or any of its Subsidiaries taken as a whole]; and

                  (e) the use of the proceeds of such extension of credit shall not violate any Applicable Law applicable to or binding upon the Borrower or
Section 8.8. of the Credit Agreement.

         If notice of this Swing Line Borrowing has been given previously by telephone, then this notice should be considered a written confirmation of such telephone notice as required by Section 3.1(b) of the Credit Agreement.


                                            SHAW INDUSTRIES, INC.



                                            By:
                                                 Title:

                                   EXHIBIT A-3

                      FORM OF COMPETITIVE BID QUOTE REQUEST


                               -----------, -----


NationsBank, N.A., as Administrative Agent
Independence Center
101 North Tryon Street, 15th Floor
Charlotte, North Carolina 28255-0001
Attention:  Margaret Rhodes, Agency Services

Ladies and Gentlemen:

         Reference is made to that certain Amended and Restated Credit Agreement dated as of March 16, 1998 (as it may be amended, modified, restated or supplemented from time to time, the "Credit Agreement"; capitalized terms used herein, and not otherwise defined herein, shall have their respective defined meanings as set forth in the Credit Agreement) among Shaw Industries, Inc. (the "Borrower"), the Lenders named therein, NationsBank, N.A., as Issuing Bank and Administrative Agent (the "Administrative Agent") and SunTrust Bank, Atlanta, as Documentation Agent.

         Pursuant to Section 3.2 of the Credit Agreement, the Borrower hereby requests offers for a Competitive Bid Loan Borrowing in an aggregate principal amount of $_____________.

         The Borrower requests that the Competitive Bid Loan requested hereby be made available to the Borrower on __________, _____.

         The Borrower further requests that the [Interest Period for such Competitive Bid Loan be for a duration of ________ days][offers to make such Competitive Bid Loan be for an Interest Period of _______ days and an Interest Period of _______ days].

         The Competitive Bid Quotes requested hereby should be submitted no later than the close of business on ____________, _____.

         The Administrative Agent is instructed to make the proceeds of such Competitive Bid Loan available to the Borrower at
-------------------------------------.

         The Borrower  hereby further  certifies that (i) as of the date hereof,
(ii) as of the date of the requested Borrowing, and (iii) after giving effect to the Competitive Bid Loan requested hereby:

                  (a) no Event of Default or Default has occurred and is continuing;

                  (b) no material adverse change with respect to the Borrower and its Subsidiaries, taken as a whole, has occurred since the Effective Date;

                  (c) the representations and warranties set forth in Article 7 of the Credit Agreement remain true and correct on and as of the date hereof except to the extent that either: (i) such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and (ii) an event or condition has occurred that would render such representations or warranties untrue but that is specifically and expressly permitted by the terms of the Credit Agreement;

                  (d) [there is no pending or threatened suit, cause of action or proceeding against the Borrower or any Subsidiary thereof that could reasonably have a Material Adverse Effect on the Borrower and its Subsidiaries, taken as a whole] or [no event or circumstance has occurred with relation to any pending suit, action, arbitration, investigation or other proceeding which could reasonably be expected to have a Material Adverse Effect on the Borrower or any of its Subsidiaries taken as a whole]; and

                  (e) the use of the proceeds of such extension of credit shall not violate any Applicable Law applicable to or binding upon the Borrower or
Section 8.8. of the Credit Agreement.


                                                     SHAW INDUSTRIES, INC.



                                                     By:
                                                          Title:

                                   EXHIBIT A-4

                          FORM OF COMPETITIVE BID QUOTE

                               -----------, -----

NationsBank, N.A., as Administrative Agent
Independence Center
101 North Tryon Street, 15th Floor
Charlotte, North Carolina 28255-0001
Attention:  Margaret Rhodes, Agency Services

Shaw Industries, Inc.
Dalton, Georgia

Ladies and Gentlemen:

         Reference is made to that certain Amended and Restated Credit Agreement dated as of March 16, 1998 (as it may be amended, modified, restated or supplemented from time to time, the "Credit Agreement"; capitalized terms used herein, and not otherwise defined herein, shall have their respective defined meanings as set forth in the Credit Agreement) among Shaw Industries, Inc. (the "Borrower"), the Lenders named therein, NationsBank, N.A., as Issuing Bank and Administrative Agent (the "Administrative Agent") and SunTrust Bank, Atlanta, as as Documentation Agent. This Competitive Bid Quote is given in accordance with
Section 3.3 of the Credit Agreement.

         In response to the Borrower's request for offers to make Competitive Bid Loan(s) dated _____________, ____, we hereby make the following Competitive Bid Quote offering to make Competitive Bid Loans(s) to the Borrower on ___________, ____ on the following terms:

----------------------- -------------------- -------------------- -------------------- --------------------
Quotation Date1         Principal Amount2      Minimum Amount     Interest Period3            Rate
----------------------- -------------------- -------------------- -------------------- --------------------
----------------------- -------------------- -------------------- -------------------- --------------------

----------------------- -------------------- -------------------- -------------------- --------------------
----------------------- -------------------- -------------------- -------------------- --------------------

----------------------- -------------------- -------------------- -------------------- --------------------
----------------------- -------------------- -------------------- -------------------- --------------------

----------------------- -------------------- -------------------- -------------------- --------------------
----------------------- -------------------- -------------------- -------------------- --------------------

----------------------- -------------------- -------------------- -------------------- --------------------


--------

1        As specified in the related Competitive Bid Quote Request.

2 The principal amount bid for each Interest Period may not exceed the principal amount requested. Bids must be made for at least $5,000,000 or a larger multiple of $1,000,000.

3 A period of not less than 7 and not more than 180 days after the making of such Competitive Bid Loan, as specified in the related Competitive Bid Quote Request.

_________We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligate(s) us to make the Competitive Bid Loan(s) for which any offer(s) (is/are) accepted, in whole or in part.

                                                    Very truly yours,

                                                    [NAME OF LENDER]


              By:_________________________________________________
                                     Title:

Dated: _____________, ____

                                    EXHIBIT B

                         FORM OF NOTICE OF CONTINUATION


                              --------------, -----

NationsBank, N.A., as Administrative Agent
Independence Center
101 North Tryon Street, 15th Floor
Charlotte, North Carolina 28255-0001
Attention:  Margaret Rhodes, Agency Services

Ladies and Gentlemen:

         Reference is made to that certain Amended and Restated Credit Agreement dated as of March 16, 1998 (as it may be amended, modified, restated or supplemented from time to time, the "Credit Agreement"; capitalized terms used herein, and not otherwise defined herein, shall have their respective defined meanings as set forth in the Credit Agreement) among Shaw Industries, Inc. (the "Borrower"), the Lenders named therein, NationsBank, N.A., as Issuing Bank and Administrative Agent (the "Administrative Agent") and SunTrust Bank, Atlanta, as Documentation Agent.

         Pursuant to Section 2.6.(a) of the Credit Agreement, the Borrower hereby gives notice, irrevocably, that the Borrower hereby requests a Continuation of a Syndicate Loan Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Continuation (the "Proposed Continuation") as required by Section 2.6.(a) of the Credit
Agreement:

         (i)______The   requested   date  of  the   Proposed   Continuation   is
____________, _____.

         (ii)_____The Type of Syndicate Loans to be continued are LIBOR Loans.

         (iii)____The aggregate amount of the Syndicate Loans subject to such Continuation is $________________________.

         (iv)_____The duration of the selected Interest Period for the Syndicate Loans which are the subject of such Continuation is:
--------------------------.

                  The Borrower hereby further certifies that (i) as of the date hereof, (ii) as of the requested date of the Proposed Continuation, and (iii) after giving effect to the Continuation requested hereby no Default or Event of Default has occurred and is continuing.

         If notice of this Proposed Continuation has been given previously by telephone, then this notice should be considered a written confirmation of such telephone notice as required by Section 2.6.(a) of the Credit Agreement.


                                            SHAW INDUSTRIES, INC.



                                            By:
                                                 Title:

                                    EXHIBIT C

                          FORM OF NOTICE OF CONVERSION


                               ------------, -----


NationsBank, N.A., as Administrative Agent
Independence Center
101 North Tryon Street, 15th Floor
Charlotte, North Carolina 28255-0001
Attention:  Margaret Rhodes, Agency Services


Ladies and Gentlemen:

         Reference is made to that certain Amended and Restated Credit Agreement dated as of March 16, 1998 (as it may be amended, modified, restated or supplemented from time to time, the "Credit Agreement"; capitalized terms used herein, and not otherwise defined herein, shall have their respective defined meanings as set forth in the Credit Agreement) among Shaw Industries, Inc. (the "Borrower"), the Lenders named therein, NationsBank, N.A., as Issuing Bank and Administrative Agent (the "Administrative Agent") and SunTrust Bank, Atlanta, as Documentation Agent.

         Pursuant to Section 2.6.(b) of the Credit Agreement, the Borrower hereby gives you notice, irrevocably, that the Borrower hereby requests a Conversion of Syndicate Loans of one Type into Syndicate Loans of another Type under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion (the "Proposed Conversion") as required by Section 2.6.(b) of the Credit Agreement:

         (i)______The   requested   date   of   the   Proposed   Conversion   is
__________________ (the "Conversion Date").

         (ii)_____The Type of Syndicate Loans to be Converted pursuant hereto are presently ___________________ [Select either a LIBOR Loan or Base Rate Loan] in the principal amount of $_________ outstanding as of the Conversion Date (the "Current Loans").

         (iii)____The portion of the Current Loans to be converted on the Conversion Date is $___________ (the "Conversion Amount").

         (iv)_____The   Conversion   Amount   is  to   be   converted   into   a
___________________ [Select either a LIBOR Loan or Base Rate Loan] (the "Converted Loan") on the Conversion Date.

         (v)______[In the event the Borrower selects a LIBOR Loan:] [The Borrower hereby requests that the Interest Period for such Converted Loan be for a duration of ______________.]

                  The Borrower hereby further certifies that (i) as of the date hereof, (ii) as of the Conversion Date, and (iii) after giving effect to the Conversion requested hereby no Default or Event of Default has occurred and is continuing.

         If notice of this Proposed Conversion has been given previously by telephone, then this notice should be considered a written confirmation of such telephone notice as required by Section 2.6.(b) of the Credit Agreement.


                                            SHAW INDUSTRIES, INC.



                                            By:
                                                 Title:

                                    EXHIBIT D

                        FORM OF LETTER OF CREDIT REQUEST


                               ------------, -----


NationsBank, N.A., as Administrative Agent
Independence Center
101 North Tryon Street, 15th Floor
Charlotte, North Carolina 28255-0001
Attention:  Margaret Rhodes, Agency Services


Ladies and Gentlemen:

         Reference is made to that certain Amended and Restated Credit Agreement dated as of March 16, 1998 (as it may be amended, modified, restated or supplemented from time to time, the "Credit Agreement"; capitalized terms used herein, and not otherwise defined herein, shall have their respective defined meanings as set forth in the Credit Agreement) among Shaw Industries, Inc. (the "Borrower"), the Lenders named therein, NationsBank, N.A., as Issuing Bank (the "Issuing Bank") and Administrative Agent (the "Issuing Bank") and SunTrust Bank, Atlanta, as Documentation Agent.

         Pursuant to Section 2.8. of the Credit Agreement, the Borrower hereby requests that the Issuing Bank issue a Letter of Credit in an amount equal to $_____________ for the benefit of ___________________ (the "Beneficiary") for the purpose of
--------------------.

         The Borrower requests that the Letter of Credit be made available to the Beneficiary on __________, _____.

         The Borrower  hereby further  certifies that (i) as of the date hereof,
(ii) as of the date of the requested Letter of Credit, and (iii) after giving effect to the Letter of Credit requested hereby:

                  (a) No Event of Default or Default has occurred and is continuing;

                  (b) No material adverse change with respect to the Borrower and its Subsidiaries, taken as a whole, has occurred since the Effective Date;

                  (c) The representations and warranties set forth in Article 7 of the Credit Agreement remain true and correct on and as of the date hereof except to the extent that either: (i) such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and (ii) an event or condition has occurred that would render such representations or warranties untrue but that is specifically and expressly permitted by the terms of the Credit Agreement;

                  (d) [There is no pending or threatened suit, cause of action or proceeding against the Borrower or any Subsidiary thereof that could reasonably have a Material Adverse Effect on the Borrower and its Subsidiaries, taken as a whole] or [no event or circumstance has occurred with relation to any pending suit, action, arbitration, investigation or other proceeding which could reasonably be expected to have a Material Adverse Effect on the Borrower or any of its Subsidiaries taken as a whole]; and

                  (e) The use of the proceeds of such extension of credit shall not violate any Applicable Law applicable to or binding upon the Borrower or
Section 8.8. of the Credit Agreement.

         If notice of this Borrowing has been given previously by telephone, then this notice should be considered a written confirmation of such telephone notice as required by Section 2.8. of the Credit Agreement.


                                            SHAW INDUSTRIES, INC.



                                            By:
                                                 Title:

                                   EXHIBIT E-1

                             FORM OF SYNDICATE NOTE


                        $________________ March 16, 1998

         FOR VALUE RECEIVED, the undersigned, SHAW INDUSTRIES, INC., a corporation organized under the laws of the State of Georgia (the "Borrower"), promises to pay to the order of ___________________ [Payee Lender] (the "Lender") in c/o NationsBank, N.A., as Administrative Agent, 101 North Tryon Street, 15th Floor, Charlotte, North Carolina 28255-0001, Attention: Margaret Rhodes, Agency Services, in lawful money of the United States of America and in immediately available funds, the principal amount of ________________ Dollars ($_____________), or such lesser principal amount, as may then constitute the unpaid aggregate principal amount of the Syndicate Loans made by the Lender to the Borrower pursuant to the Credit Agreement (as defined below) on the Termination Date.

         The Borrower further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time on the dates and at the rates and at the times specified in Section 5.5. of the Credit Agreement.

         If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

         This Note is one of the Syndicate Notes referred to in that certain Amended and Restated Credit Agreement dated as of March 16, 1998 (as it may be amended, modified, restated or supplemented from time to time, the "Credit
Agreement") among the Borrower, the Lenders named therein (the "Lenders"), NationsBank, N.A., as Issuing Bank and Administrative Agent (the "Administrative Agent") and SunTrust Bank, Atlanta, as Documentation Agent, and is subject to, and entitled to, all provisions and benefits thereof (including all indemnities contained therein) and is subject to optional and mandatory prepayment in whole or in part as provided therein. Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Credit Agreement. The Credit Agreement, among other things, provides [after giving effect to the Assignment and Assumption Agreement executed by the Lender and [name of assigning Lender] as of date hereof]4 for the making of Syndicate Loans by the Lender to Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. Dollar amount first above mentioned.

---------

4        To be used  for  replacement  of  Surrendered  Notes.

         Upon  the  occurrence  of any  one or  more of the  Events  of  Default
specified  in  the  Credit   Agreement   which  have  not  been  waived  by  the
Administrative Agent at the direction of the Requisite Lenders, the Administrative Agent shall, upon the written request of the Requisite Lenders, and by delivery of written notice to the Borrower from the Administrative Agent, take any and all of the following actions, without prejudice to the rights of the Administrative Agent, the Lenders or any holder of this Note to enforce its claims against Borrower: (a) declare all Obligations (including all amounts outstanding hereunder) to be immediately due and payable (except with respect to any Event of Default set forth in Section 11.1.(e) or (f) of the Credit
Agreement, in which case all Obligations due hereunder shall automatically become immediately due and payable without the necessity of any notice or other demand) without presentment, demand, protest or any other action or obligation of the Administrative Agent or the Lenders; (b) immediately terminate the Revolving Credit Facility and the obligation of the Lenders to make Syndicate Loans under the Revolving Credit Facility (and, in the case of an Event of Default set forth in Section 11.1(e) or (f) of the Credit Agreement, such termination shall occur automatically).

         The holder hereof shall be entitled to the benefits of the Credit Agreement and to the other Loan Documents (to the extent and with the effect as therein provided) [and this Note re-evidences the indebtedness outstanding on the date hereof with respect to the Syndicate Loans made on the date hereof which indebtedness has been assigned to the Lender pursuant to Section 13.6. of the Credit Agreement.]5

         The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

         THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

         THE PROVISIONS OF SECTIONS 13.4 AND 13.9. OF THE CREDIT AGREEMENT ARE HEREBY EXPRESSLY INCORPORATED BY REFERENCE HEREIN.

Attest:                                             SHAW INDUSTRIES, INC.



By:      _________                                  By:
     Title:_______                                       Title:

(CORPORATE SEAL)


---------

5        To be used for replacement of Surrendered Notes.

                                   EXHIBIT E-2

                          FORM OF COMPETITIVE BID NOTE


                        $________________ March 16, 1998


FOR VALUE RECEIVED, the undersigned, SHAW INDUSTRIES, INC., a corporation organized under the laws of the State of Georgia (the "Borrower"), promises to pay to the order of ___________________ [Payee Lender] (the "Lender") in c/o NationsBank, N.A., as Administrative Agent, 101 North Tryon Street, 15th Floor, Charlotte, North Carolina 28255-0001, Attention: Margaret Rhodes, Agency Services, in lawful money of the United States of America and in immediately available funds, the principal amount of ________________ Dollars ($_____________), or such lesser principal amount, as may then constitute the unpaid aggregate principal amount of the Competitive Bid Loans made by the Lender to the Borrower pursuant to the Credit Agreement (as defined below), together with interest, as described below.

         The Borrower further agrees to pay interest on the unpaid principal amount owing hereunder from time to time in like money at the offices of the Administrative Agent specified above at the Absolute Rate accepted by the Borrower for the applicable Competitive Bid Loan, all as provided in the Credit Agreement.

         Unless due earlier pursuant to the terms of the Credit Agreement: (i) accrued interest hereon shall be due and payable on the dates specified in
Section 5.5(c) of the Credit Agreement and (ii) the principal balance of the Competitive Bid Loans evidenced hereby shall be due and payable on the dates specified in Section 3.8 of the Credit Agreement.

         This Note is one of the Competitive Bid Notes referred to in that certain Amended and Restated Credit Agreement dated as of March 16, 1998 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the "Credit Agreement") among the Borrower, the Lenders named therein, NationsBank, N.A., as Issuing Bank and Administrative Agent and SunTrust Bank, Atlanta, as Documentation Agent, and is subject to, and entitled to, all provisions and benefits thereof (including all indemnities contained therein). Capitalized terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

         The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Competitive Bid Loans upon the terms and conditions specified therein.

         The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

         THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

         THE PROVISIONS OF SECTIONS 13.4 AND 13.9. OF THE CREDIT AGREEMENT ARE HEREBY EXPRESSLY INCORPORATED BY REFERENCE HEREIN.

Attest:                                             SHAW INDUSTRIES, INC.



By:      _________                                  By:
     Title:_______                                       Title:

(CORPORATE SEAL)

                                   EXHIBIT E-3

                             FORM OF SWING LINE NOTE


                           $50,000,000 March 16, 1998

FOR VALUE RECEIVED, the undersigned, SHAW INDUSTRIES, INC., a corporation organized under the laws of the State of Georgia (the "Borrower"), promises to pay to the order of NATIONSBANK, N.A. (the "Lender") in c/o NationsBank, N.A., as Administrative Agent (the "Administrative Agent"), 101 North Tryon Street, 15th Floor, Charlotte, North Carolina 28255-0001, Attention: Margaret Rhodes, Agency Services, in lawful money of the United States of America and in immediately available funds, the principal amount of Fifty Million Dollars ($50,000,000), or such lesser principal amount, as may then constitute the unpaid aggregate principal amount of the Swing Line Loans made by the Lender to the Borrower pursuant to the Credit Agreement (as defined below), together with interest, as described below.

         The Borrower further agrees to pay interest on the unpaid principal amount owing hereunder from time to time in like money at the offices of the Administrative Agent specified above at the Money Market Rate accepted by the Borrower for the applicable Swing Line Loan, all as provided in the Credit Agreement.

         Unless due earlier pursuant to the terms of the Amended and Restated Credit Agreement: (i) accrued interest hereon shall be due and payable on the dates specified in Section 5.5(d) of the Credit Agreement and (ii) the principal balance of the Swing Line Loans evidenced hereby shall be due and payable on the dates specified in Section 4.2(a) of the Credit Agreement.

         This Note is the Swing Line Note referred to in that certain Amended and Restated Credit Agreement dated as of March 16, 1998 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the "Credit Agreement") among the Borrower, the Lenders named therein, NationsBank, N.A., as Issuing Bank and Administrative Agent and SunTrust Bank, Atlanta, as Documentation Agent, and is subject to, and entitled to, all provisions and benefits thereof (including all indemnities contained therein). Capitalized terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

         The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Swing Line Loans upon the terms and conditions specified therein.

         The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

         THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

         THE PROVISIONS OF SECTIONS 13.4 AND 13.9. OF THE CREDIT AGREEMENT ARE HEREBY EXPRESSLY INCORPORATED BY REFERENCE HEREIN.

Attest:                                             SHAW INDUSTRIES, INC.



By:      _________                                  By:
     Title:_______                                       Title:

(CORPORATE SEAL)

                                    EXHIBIT G

                       OPINION OF COUNSEL TO THE BORROWER
                           AND THE OTHER LOAN PARTIES

                                 March 16, 1998

NationsBank, N.A., as Administrative Agent
600 Peachtree Street
Atlanta, Georgia 30308

Each of the Issuing Bank and the other Agents under the below-referenced Credit Agreement

The financial institutions that have or may become Lenders under the below-referenced Credit Agreement

Alston & Bird LLP
Atlanta, Georgia

Ladies and Gentlemen:

         I am the General Counsel of Shaw Industries, Inc., a Georgia corporation (the "Borrower"), and have represented the Borrower and each Guarantor in connection with the execution and delivery of (a) that certain Amended and Restated Credit Agreement dated as of March 16, 1998 (the "Credit Agreement") by and among the Borrower, the Lenders named therein (the "Lenders"), NationsBank, N.A., as Issuing Bank and Administrative Agent (the "Administrative Agent") and SunTrust Bank, Atlanta, as Documentation Agent and
(b) each Guaranty executed by a Guarantor. All capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

         In this capacity, I have reviewed the following:

         (a)______the Credit Agreement, together with all exhibits thereto;

         (b)______the Notes issued by the Borrower to the Lenders on or about the date hereof; and

         (c)______each Guaranty executed by a Guarantor; and

         (d)______the other documents and instruments executed and delivered by the Borrower and its Subsidiaries pursuant to Section 6.1 of the Credit Agreement.

(The foregoing items (a) through (d) are referred to herein as the "Loan Documents".)

         In addition to the foregoing, I have reviewed the articles of incorporation and by-laws of the Borrower and each Guarantor (the "Organizational Documents"), certain resolutions adopted by the Board of Directors of each Loan Party approving and authorizing the execution and delivery of the Loan Documents to which it is a party and the performance by the Loan Parties of the transactions contemplated by the Loan Documents, and have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, and other instruments, and made such other investigations, as I have deemed necessary or advisable for the purposes of rendering this opinion. I also made such examinations of law as I have deemed necessary to our rendering the opinions set forth herein. In my examination of documents, I assumed the genuineness of all signatures on documents presented to me as originals (other than the signatures of officers of the Loan Parties), the conformity to originals of documents presented to me as conformed or reproduced copies.

         Based upon the foregoing, and subject to all of the qualifications and assumptions set forth herein, I am of the opinion that:

         1._______Each Loan Party (i) is duly organized as a corporation, and is validly existing and in good standing under the laws of its jurisdiction of incorporation and (ii) has the corporate power to execute, deliver and perform the Loan Documents to which it is a party, to own and use its respective assets, and to conduct its respective business as presently conducted and as proposed to be conducted immediately following the consummation of the transactions contemplated by the Credit Agreement. The Borrower is qualified to transact business as a foreign corporation in each of the jurisdictions set forth on Exhibit A attached hereto, which jurisdictions represent all jurisdictions where the Borrower is required to be so qualified. Each Guarantor is qualified to transact business as a foreign corporation in each of the jurisdictions set forth on Exhibit B attached hereto, which jurisdictions represent all jurisdictions where the Guarantors are required to be so qualified.

         2._______The execution and delivery by each Loan Party of the Loan Documents to which it is a party, and the performance by the Loan Parties of their obligations thereunder, have been duly authorized by each such Loan Party. Each Loan Party has duly executed and delivered the Loan Documents to which it is a party.

         3._______The execution and delivery by each Loan Party of the Loan Documents to which it is a party do not, and if each such Loan Party were now to perform its obligations under such Loan Documents, such performance would not, result in any:

                  (a) violation of such Loan Party's Organizational Documents;

                  (b) violation of any existing federal or state constitution, statute, regulation, rule, order, or law to which the Borrower or any of its Subsidiaries or their respective assets are subject;

                  (c) breach or violation of, or default under, any agreements, instruments, indentures or other documents evidencing any indebtedness for money borrowed or other material agreements to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries or their respective assets are bound;

                  (d) creation or imposition of a contractual lien or security interest in, on or against the assets of the Borrower or any of its Subsidiaries under any material written agreements to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries or their respective assets are bound (other than liens and security interests in favor of the Administrative Agent for the benefit of the Lenders); or

                  (e) violation of any judicial or administrative decree, writ, judgment or order to which the Borrower or any of its Subsidiaries or their respective assets are subject.

         5._______The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, and the consummation of the transactions thereunder, do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority.

         6._______The Loan Documents constitute the legal, valid and binding obligations of the Borrower, enforceable against each Loan Party who is a party thereto in accordance with their respective terms, except that the foregoing opinion is qualified by the effect of: (a) applicable bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws relating to or affecting the enforcement of creditors' rights generally; (b) any statutes, rules or procedures and applicable case law limiting the availability of, or proscribing procedural requirements for the exercise of, creditors' remedies; and (c) the fact that equitable remedies or relief (including, but not limited to, the remedy of specific performance) are subject to the discretion of the court before which any such remedies or relief may be sought.

         7._______Except as may be set forth on Schedule 7.1(h) of the Credit Agreement, there are no judgments outstanding against the Borrower or any of its Subsidiaries or affecting any of their respective assets, nor is there any litigation or other proceeding against the Borrower or any of its Subsidiaries or its assets pending or overtly threatened which is likely to have a Material Adverse Effect on the Borrower and its Subsidiaries, taken as a whole.

         8._______No Loan Party is, and, after giving effect to any Loan will be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

         9._______Assuming that Borrower applies the proceeds of the Loans and as provided in the Credit Agreement, the transactions contemplated by the Loan

Documents do not violate the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

[Customary Qualifications/Assumptions/Limitations]

         _________                                   Very truly yours,

                                    EXHIBIT H

                                FORM OF GUARANTY


         THIS GUARANTY dated as of ______________, ____ executed and delivered by ______________________________ (the "Guarantor") in favor of NationsBank,
N.A., as Administrative Agent (the "Administrative Agent") for the Lenders (the "Lenders"), the Issuing Bank (the "Issuing Bank") and the other Agents under the Credit Agreement (as hereinafter defined) (the Administrative Agent, the Lenders, the Issuing Bank and the other Agents being collectively referred to herein as the "Guaranteed Parties").

         WHEREAS, pursuant to that certain Amended and Restated Credit Agreement dated as of March 16, 1998 (as the same may be amended, modified, supplemented or extended from time to time, the "Credit Agreement"; terms used herein and not defined herein have their respective defined meanings as set forth in the Credit Agreement) by and among Shaw Industries, Inc. (the "Borrower"), the Lenders named therein, NationsBank, N.A., as Issuing Bank and Administrative Agent and SunTrust Bank, Atlanta, as Documentation Agent, the Lenders have made available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

         WHEREAS,  the  Guarantor  is  a  [Material   Subsidiary][a   Subsidiary
comprising the Material Subsidiary Group] of the Borrower and is required, pursuant to Section 8.9 of the Credit Agreement, to execute and deliver this Guaranty;

         WHEREAS, as a [Material Subsidiary ][a Subsidiary comprising the Material Subsidiary Group] of the Borrower, the Guarantor has and will benefit from the financial accommodations provided by the Administrative Agent, the Issuing Bank and the Lenders to the Borrower under the Credit Agreement as such financial accommodations will enable the Borrower to provide the Guarantor with sufficient capital to operate the Guarantor's operations; and

         WHEREAS, the Guarantor is therefore willing to guarantee the payment in full of the principal of, and interest on, all Guaranteed Obligations (as defined below) owing by the Borrower to the Administrative Agent and the other Guaranteed Parties under the Credit Agreement and otherwise.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Guarantor, the Guarantor agrees as follows:

         Section 1. Guaranty. The Guarantor hereby, irrevocably and unconditionally, guarantees the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of the following (the following collectively referred to as the "Guaranteed Obligations"): (a) all Obligations (as defined in the Credit Agreement); and (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing.

         Section 2. Guaranty of Payment and Not of Collection. This Guaranty is a guaranty of payment, and not of collection, and a debt of the Guarantor for its own account. Accordingly, the Guaranteed Parties shall not be obligated or required before enforcing this Guaranty against the Guarantor: (a) to pursue any right or remedy any Guaranteed Party may have against the Borrower, any Loan Party or any other guarantor of the Guaranteed Obligations or commence any suit or other proceeding against the Borrower, any Loan Party or any other guarantor of the Guaranteed Obligations in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Borrower, any Loan Party or any other guarantor of the Guaranteed Obligations; or (c) to make demand of the Borrower or any other guarantor of the Guaranteed Obligations or to enforce or seek to enforce or realize upon any collateral security held by the Administrative Agent, the Issuing Bank or any Lender which may secure any of the Guaranteed Obligations. In this connection, the Guarantor hereby waives the right of the Guarantor to require any holder of the Guaranteed Obligations to take action against the Borrower as provided in Official Code of Georgia Annotated ss.10-7-24.

         Section 3. Guaranty Absolute. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Guaranteed Party with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation, the following (whether or not the Guarantor consents thereto or has notice thereof):

         (a)______(i) any change in the amount, interest rate or due date or other term of any Guaranteed Obligations, or (ii) any change in the time, place or manner of payment of all or any portion of the Guaranteed Obligations, or
(iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document, or any other document or instrument evidencing any Guaranteed Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, the other Loan Documents, or any other documents, instruments or agreements relating to the Guaranteed Obligations or any other instrument or agreement referred to therein or evidencing any Guaranteed Obligations or any assignment or transfer of any of the foregoing;

         (b)______any lack of validity or enforceability of the Credit Agreement, the other Loan Documents, or any other document, instrument or agreement referred to therein or evidencing any Guaranteed Obligations or any assignment or transfer of any of the foregoing;

         (c)______any furnishing to the Guaranteed Parties of any security for the Guaranteed Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral security for the Guaranteed Obligations;

         (d)______any settlement or compromise of any of the Guaranteed Obligations, any security therefor, or any liability of any other party with respect to the Guaranteed Obligations, or any subordination of the payment of the Guaranteed Obligations to the payment of any other liability of the Borrower;

         (e)______any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Guarantor or the Borrower or any other Loan Party or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

         (f)______any nonperfection of any security interest or lien on any collateral securing any of the Guaranteed Obligations;

         (g)______any application of sums paid by the Borrower or any other Person with respect to the liabilities of the Borrower to the Guaranteed Parties, regardless of what liabilities of the Borrower remain unpaid;

         (h)______any defect, limitation or insufficiency in the borrowing powers of the Borrower or in the exercise thereof;

         (i)______any act or failure to act by any Guaranteed Party which may adversely affect the Guarantor's subrogation rights, if any, against the Borrower to recover payments made under this Guaranty; or

         (k)______any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Guarantor.

         Section 4. Action with Respect to Guaranteed Obligations. The Administrative Agent or any other Guaranteed Party may, at any time and from time to time, without the consent of, or notice to, the Guarantor, and without discharging the Guarantor from its obligations hereunder take any and all actions described in Section 3 above and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Guaranteed Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guaranteed Obligations or increasing, decreasing or otherwise changing the interest rate or fees that may accrue on any of the Guaranteed Obligations; (b) amend, modify, alter or supplement the Credit Agreement or any other Loan Document or any other document evidencing any Guaranteed Obligations; (c) sell, exchange, release or otherwise deal with all, or any part, of any Collateral; (d) release any Person liable in any manner for the payment or collection of the Guaranteed Obligations; (e) exercise, or refrain from exercising, any rights against the Borrower or any other Person (including, without limitation, any other guarantor of the Guaranteed Obligations); and (f) apply any sum, by whomsoever paid or however realized, to the Guaranteed Obligations in such order as such Guaranteed Party shall elect.

         Section 5. Waiver. The Guarantor, to the fullest extent permitted by law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of the Guarantor or which otherwise might operate to discharge the Guarantor from its obligations hereunder.

         Section 6. Inability to Accelerate Loan. If any Guaranteed Party or the holder of any of the Guaranteed Obligations is prevented under Applicable Law or otherwise from demanding or accelerating payment thereof by reason of any automatic stay or otherwise, the Guaranteed Party or such holder shall be entitled to receive from the Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

         Section 7. Reinstatement of Guaranteed Obligations. If claim is ever made upon any Guaranteed Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations, and any Guaranteed Party repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over the Guaranteed Party or any of its property, or (b) any settlement or compromise of any such claim effected by the Guaranteed Party with any such claimant (including the Borrower or a trustee in bankruptcy for the Borrower), then, and in such event, the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Credit Agreement, the other Loan Documents, or any other instrument evidencing any liability of the Borrower, and the Guarantor shall be and remain liable to the Guaranteed Party for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Guaranteed Party.

         Section 8. Waiver of Subrogation. The Guarantor hereby forever waives and releases any and all claims or causes of action the Guarantor may have against the Borrower or any other Loan Party or any other Person arising by reason of any payment by the Guarantor to any other Guaranteed Party pursuant to this Guaranty, whether such claim or cause of action arises by way of any common-law right of subrogation, by way of any other applicable law or statutes, or by way of any written or oral agreement between the Guarantor and the Borrower or Loan Party or Person. This waiver of subrogation is for the benefit of the Borrower and the Guaranteed Parties and the foregoing waiver may not be revoked by the Guarantor without the prior, written consent of the Administrative Agent and the Requisite Lenders on behalf of the other Guaranteed Parties.

         Section 9. Payments Free and Clear. All sums payable by the Guarantor hereunder, whether of principal, interest, fees, expenses, premiums or otherwise, shall be paid in full, without set-off or counterclaim or any deduction or withholding whatsoever (including any withholding tax or liability imposed by any governmental agency or authority, wherever located, or any statute, rule or regulation promulgated thereby), and in the event that the Guarantor is required by such applicable law or by such governmental agency or authority to make any such deduction or withholding, the Guarantor shall pay to the Guaranteed Parties such additional amount as will result in the receipt by the Administrative Agent on behalf of the Guaranteed Parties of the full amount payable hereunder had such deduction or withholding not occurred or been required.

         Section 10. Set-off. The Guarantor authorizes the Administrative Agent and the other Guaranteed Parties at any time and from time to time, without notice to the Guarantor, which notice the Guarantor hereby expressly waives, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final, including any negotiable or non-negotiable certificate of deposit now or hereafter issued by the Administrative Agent or the other Guaranteed Parties to the Guarantor) or other indebtedness owing by such Administrative Agent or Guaranteed Party to the Guarantor, to the then outstanding Guaranteed Obligations then due and payable. The Administrative Agent or any other Guaranteed Party may exercise this right of setoff whether or not such Administrative Agent or Guaranteed Party has made demand for, or accelerated, any Guaranteed Obligations. The rights of the Administrative Agent and the other Guaranteed Parties under this Section are in addition to, and not in limitation or substitution of, other rights and remedies (including, but not limited to, other rights of set-off) that the Administrative Agent and the other Guaranteed Parties may have.

         Section 11. Subordination Of the Borrower's Obligations To the Guarantor. As an independent covenant, the Guarantor hereby expressly covenants and agrees for the benefit of the Guaranteed Parties that all obligations and liabilities owing by the Borrower to the Guarantor of whatsoever description including, without limitation, all intercompany receivables owing to the Guarantor from the Borrower ("Junior Claims") shall be subordinate and junior in right of payment to all obligations of the Borrower to the Administrative Agent and other Guaranteed Parties under the terms of the Credit Agreement and the other Loan Documents ("Senior Claims").

         If an Event of Default shall occur, then, unless and until such Event of Default shall have been cured, waived, or shall have ceased to exist, no direct or indirect payment (in cash, property, securities by setoff or otherwise) shall be made by the Borrower to the Guarantor on account of or in any manner in respect of any Junior Claim and the Guarantor shall not receive or accept any such direct or indirect payment.

         In the event of a Proceeding (as hereinafter defined), all Senior Claims shall first be paid in full before any direct or indirect payment or distribution (in cash, property, securities by setoff or otherwise) shall be made to any Guarantor on account of or in any manner in respect of any Junior Claim. For the purposes of the previous sentence, "Proceeding" means the Borrower or the Guarantor shall commence a voluntary case concerning itself under the Bankruptcy Code of 1978, as amended (the "Bankruptcy Code") or any other applicable bankruptcy laws; or any involuntary case is commenced against the Borrower or the Guarantor; or a custodian (as defined in the Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of the Borrower or the Guarantor, or the Borrower or the Guarantor commences any other proceedings under any reorganization arrangement, adjustment of debt, relief of debtor, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or the Guarantor, or any such proceeding is commenced against the Borrower or the Guarantor, or the Borrower or the Guarantor is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or the Guarantor suffers any appointment of any custodian or the like for it or any substantial part of its property; or the Borrower or the Guarantor makes a general assignment for the benefit of creditors; or the Borrower or the Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Borrower or the Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or the Borrower or the Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action shall be taken by the Borrower or the Guarantor for the purpose of effecting any of the foregoing.

         In the event any direct or indirect payment or distribution is made to the Guarantor in contravention of this Section 11, such payment or distribution shall be deemed received in trust for the benefit of the Administrative Agent and other Guaranteed Parties and shall be immediately paid over to the Administrative Agent for application against the Guaranteed Obligations in accordance with the terms of the Credit Agreement.

         The Guarantor agrees to execute such additional documents as the Administrative Agent may reasonably request to evidence the subordination provided for in this Section 11.

         Section 12. Automatic Acceleration in Certain Events. Upon the occurrence of an Event of Default specified in Section 11.1(e) or 11.1(f) of the Credit Agreement, all Guaranteed Obligations shall automatically become immediately due and payable by the Guarantor, without notice or other action on the part of the Administrative Agent or other Guaranteed Parties, and regardless of whether payment of the Guaranteed Obligations by the Borrower has then been accelerated. In addition, if any event described in Section 11.1(e) or 11.1(f) of the Credit Agreement should occur with respect to the Guarantor, then the

Guaranteed Obligations shall automatically become immediately due and payable by the Guarantor, without notice or other action on the part of the Administrative Agent or other Guaranteed Parties, and regardless of whether payment of the Guaranteed Obligations by the Borrower has then been accelerated.

         Section 13. Savings Clause. (a) It is the intent of the Guarantor and the Guaranteed Parties that the Guarantor's maximum liability hereunder shall be, but not in excess of:

                  (i) in a Proceeding commenced by or against the Guarantor under the Bankruptcy Code on or within one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of the Guarantor to the Guaranteed Parties) to be avoidable or unenforceable against the Guarantor under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

                  (ii) in a Proceeding commenced by or against the Guarantor under the Bankruptcy Code subsequent to one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of the Guarantor to the Guaranteed Parties) to be avoidable or unenforceable against the Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

                  (iii) in a Proceeding commenced by or against the Guarantor under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of the Guarantor to the Guaranteed Parties) to be avoidable or unenforceable against the Guarantor under such law, statute or regulation including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

(The substantive laws under which the possible avoidance or unenforceability of the Guaranteed Obligations (or any other obligations of the Guarantor to the Guaranteed Parties) shall be determined in any such case or proceeding shall hereinafter be referred to as the "Avoidance Provisions").

         (b)______To the end set forth in Section 13(a), but only to the extent that the Guaranteed Obligations would otherwise be subject to avoidance under the Avoidance Provisions if the Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for the

Guaranteed Obligations, or if the Guaranteed Obligations would render the Guarantor insolvent, or leave the Guarantor with an unreasonably small capital to conduct its business, or cause the Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions, the maximum Guaranteed Obligations for which the Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Guaranteed Obligations (or any other obligations of the Guarantor to the Guaranteed Parties), as so reduced, to be subject to avoidance under the Avoidance Provisions.

         (c)______This Section 13 shall be applicable only in connection with a Proceeding brought by or against the Guarantor and is intended solely to preserve the rights of the Guaranteed Parties hereunder to the maximum extent that would not cause the Guaranteed Obligations of the Guarantor to be subject to avoidance under the Avoidance Provisions in connection with any such Proceeding. Neither the Guarantor nor any other Person shall have any right or claim under this Section 13 as against the Guaranteed Parties that would not otherwise be available to the Guarantor or such other Person outside of any Proceeding.

         Section 14. Information. The Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that none of the Guaranteed Parties will have any duty to advise the Guarantor of information known to it or any of them regarding such circumstances or risks.

         Section 15. Governing Law. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of GEORGIA.

         Section 16. Jurisdiction/JURY TRIAL WAIVER/OTHER MATTERS. (a) EACH OF THE GUARANTEED PARTIES AND THE GUARANTOR ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS GUARANTY OR THE RELATIONSHIP OF THE
GUARANTOR AND THE GUARANTEED PARTIES ESTABLISHED HEREBY, WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES. ACCORDINGLY, TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE GUARANTOR AND THE GUARANTEED PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST THE GUARANTOR ARISING OUT OF THIS GUARANTY OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN THE GUARANTOR AND ANY GUARANTEED PARTY OF ANY KIND OR NATURE.

         (b)______EACH OF THE GUARANTOR AND THE GUARANTEED PARTIES AGREES THAT THE FEDERAL COURT OF THE NORTHERN DISTRICT OF GEORGIA OR ANY STATE COURT LOCATED IN FULTON COUNTY, GEORGIA SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE GUARANTOR AND ANY GUARANTEED PARTY PERTAINING DIRECTLY OR INDIRECTLY TO THIS GUARANTY OR TO ANY MATTER ARISING HEREFROM. THE GUARANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURT. THE GUARANTOR AND THE GUARANTEED PARTIES WAIVE ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY PROCEEDING IN ANY SUCH COURT OR THAT SUCH PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME.

         (c)______THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE AGENT OR ANY OTHER GUARANTEED PARTY OR THE ENFORCEMENT BY THE AGENT OR ANY OTHER GUARANTEED PARTY OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

         (d)______THE GUARANTOR AGREES THAT ALL OF ITS PAYMENT OBLIGATIONS HEREUNDER SHALL BE ABSOLUTE, UNCONDITIONAL AND, FOR THE PURPOSES OF MAKING PAYMENTS HEREUNDER, THE GUARANTOR HEREBY WAIVES ANY RIGHT TO ASSERT ANY SETOFF, COUNTERCLAIM OR CROSS-CLAIM.

         (e)______THE GUARANTOR ACKNOWLEDGES THAT ALL OF THE WAIVERS IN THIS SECTION HAVE BEEN MADE WILLINGLY, WITH THE ADVICE OF LEGAL COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF.

         Section 17. Loan Accounts. The Administrative Agent on behalf of the other Guaranteed Parties may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Guaranteed Obligations, and in the case of any dispute relating to any Guaranteed Obligation, the entries in such account shall be binding upon the Guarantor as to the outstanding amount of such Guaranteed Obligations and the amounts paid and payable with respect thereto absent manifest error. The failure of the Administrative Agent to maintain such books and accounts shall not in any way relieve or discharge the Guarantor of any of its obligations hereunder.

         Section 18. Waiver of Remedies. No delay or failure on the part of the Administrative Agent or any other Guaranteed Party in the exercise of any right or remedy it may have against the Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Lender of any such right or remedy shall preclude other or further exercise thereof or the exercise of any other such right or remedy.

         Section 19. Successors and Assigns. Each reference herein to the Administrative Agent or any other Guaranteed Party shall be deemed to include the Administrative Agent's and such other Guaranteed Party's successors and assigns (including, but not limited to, any holder of the Guaranteed Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to the Guarantor shall be deemed to include the Guarantor's executors, administrators, successors and assigns, upon whom this Guaranty also shall be binding. The Administrative Agent and any other Guaranteed Party may assign, transfer or sell any Guaranteed Obligation, or grant or sell participation in any Guaranteed Obligations, pursuant to the terms of the Loan Documents, to any Person or entity without the consent of, or notice to, the Guarantor and without releasing, discharging or modifying the Guarantor's obligations hereunder. The Guarantor hereby consents to the delivery by the Administrative Agent or any other Guaranteed Party to any assignee, transferee or participant of any financial or other information regarding the Borrower or the Guarantor. The Guarantor may not assign or transfer its obligations hereunder to any Person.

         Section 20. Survival of Agreement. All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty and the Credit Agreement, the making of the Loans and the execution and delivery of the other Loan Documents.

         Section 21. Amendments. This Guaranty may not be amended except in writing signed by the Administrative Agent and the Guarantor.

         Section 22. Payments/Expenses. All payments made by the Guarantor pursuant to this Guaranty shall be made in the lawful currency of the United States of America, in immediately available funds to the office of the Administrative Agent set forth on Annex I to the Credit Agreement not later than 11:00 a.m., Atlanta time, on the date one Business Day after demand therefor. The Guarantor shall pay, on demand, all costs and expenses incurred by the Guaranteed Parties in the collection and enforcement of this Guaranty including the reasonable fees and disbursements of counsel to the Guaranteed Parties if collection and/or enforcement is sought by or through an attorney.

         Section 23. Notices. All notices, demands or other communications to the Guarantor hereunder shall be in writing and shall be mailed or hand delivered or sent via facsimile transmission to the address for the Guarantor set forth below its signature hereto. All such notices, demands and communications shall be deemed received by the Guarantor (a) if personally delivered or by messenger or overnight courier or delivered via facsimile transmission, on the date of delivery thereof or (b) if through the United States mail, on the earlier of (i) the date three days after the posting thereof and (ii) the date of actual receipt by the Guarantor.

         Section 24. Severability. In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 25. Headings. Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

         Section 26. Review of Credit Agreement/Loan Documents. The Guarantor acknowledges that, prior to the execution and delivery of this Guaranty, the Guarantor has had the opportunity to review and ask questions regarding the Credit Agreement and the other Loan Documents referred to therein and to discuss the same and this Guaranty with its counsel.

         IN WITNESS WHEREOF, the Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.


         _________                  [GUARANTOR]


               By:________________________________________________
                  Title:_______________________________________

                                             Address for Notices:

                                    ===================================
                                    -----------------------------------
                                    Attention:___________________________
                                    Telephone Number:____________________
                                    Telecopy Number:_____________________

                                    EXHIBIT I

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

         Reference is made to that certain Amended and Restated Credit Agreement dated as of March 16, 1998 (as it may be amended, modified, restated or supplemented from time to time, the "Credit Agreement") among Shaw Industries, Inc., a Georgia corporation (the "Borrower"), the Lenders named therein, NationsBank, N.A., as Issuing Bank and Administrative Agent (the "Administrative Agent") and Suntrust Bank, Atlanta, as Documentation Agent. Capitalized terms defined in the Credit Agreement are used herein with the same meaning.

         The "Assignor" and the "Assignee" referred to on Schedule 1 attached hereto agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, without recourse and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents as of the date hereof equal to the percentage interest specified on Schedule 1 attached hereto of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Loans owing to the Assignee will be as set forth on Schedule 1 attached hereto.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Syndicate Note held by the Assignor and requests that the Administrative Agent exchange such Note for new Syndicate Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Commitment retained by the Assignor, if any, as specified on Schedule 1 attached hereto.

         3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Sections 9.1. and 9.2. thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the other Agents, the Issuing Bank, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service or other forms required under Section 5.21.

         4. Following the execution of this Assignment and Assumption Agreement, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Assumption Agreement (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1 attached hereto.

         5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents.

         6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and Fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia.

         8. This Assignment and Assumption Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Assumption Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption Agreement.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Assumption Agreement to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   SCHEDULE 1
                                       to
                       ASSIGNMENT AND ASSUMPTION AGREEMENT


Percentage interest assigned:                                          ________%

Assignee's Commitment:                                                 $_______

Aggregate outstanding principal amount
  of Syndicate Loans assigned:                                         $_______

Aggregate outstanding principal amount
  of Competitive Bid Loans assigned:                                   $_______

Principal amount of Syndicate Note payable to Assignee:                $_______

Principal amount of Syndicate Note payable to Assignor:                $_______

Effective Date (if other than date
  of acceptance by Administrative Agent):                         *_______, ____


                                                [NAME OF ASSIGNOR], as Assignor


                                      By:
                                     Title:

                                                 Dated:   _________, ___

                                                 [NAME OF ASSIGNEE], as Assignee


                                      By:
                                     Title:

                                                     Lending Office:

---------

*        This  date  should be no  earlier  than five  Business  Days  after the
         delivery  of  this   Assignment   and   Assumption   Agreement  to  the
         Administrative Agent.

Accepted [and Approved]**
this ___ day of ___________, ___

NATIONSBANK, N.A., as Administrative Agent


By:
Title:


[Approved** this ____ day
of ____________, ____

SHAW INDUSTRIES, INC.


By:
Title:

---------

** Required if the Assignee is an Eligible Assignee solely by reason of clause (iii) of the definition of "Eligible Assignee".

                                    EXHIBIT J

                         FORM OF COMPLIANCE CERTIFICATE


                     For the quarter ending _________, _____


NationsBank, N.A., as Administrative Agent
Independence Center
101 North Tryon Street, 15th Floor
Charlotte, North Carolina 28255-0001
Attention:  Margaret Rhodes, Agency Services

Each of the Lenders a party to
  the Credit Agreement (defined below)

Ladies and Gentlemen:

         Reference is made to that certain Amended and Restated Credit Agreement dated as of March 16, 1998 (as it may be amended, modified, restated or supplemented from time to time, the "Credit Agreement"; capitalized terms used herein, and not otherwise defined herein, shall have their respective defined meanings as set forth in the Credit Agreement) among Shaw Industries, Inc. (the "Borrower"), the Lenders named therein, NationsBank, N.A., as Issuing Bank and Administrative Agent (the "Administrative Agent") and Suntrust Bank, Atlanta, as Documentation Agent.

         Pursuant to Section 9.3 of the Credit Agreement, the undersigned hereby certifies to the Administrative Agent, the Issuing Bank and the Lenders as follows:

         (1)    The    undersigned    is    the    [Treasurer/Chief    Financial
Officer/independent public accountant] of the Borrower.

         (2) The undersigned has examined the books and records of the Borrower and has conducted such other examinations and investigations as are reasonably necessary to provide this Compliance Certificate.

         (3) The Borrower is in compliance with Articles 9 and 10 of the Credit Agreement and no Default or Event of Default has occurred and is continuing [for Compliance Certificate delivered by Treasurer or Chief Financial Officer only].

         The undersigned hereby further certifies to the Administrative Agent, the Issuing Bank and the Lenders that the following financial information of the Borrower is true and correct as of the date hereof:


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I.     EBIT to Interest Ratio (ss.10.1(a))1

     A.  Consolidated EBIT for Four-Quarter Period:

           Consolidated Net Income                     $_________________
           plus, to the extent deducted in
              determining Consolidated Net Income:
                Consolidated Interest Expense          $_________________
                Income Taxes                           $_________________

         Consolidated EBIT:                            $


     B.  Consolidated Interest Expense for
         Four-Quarter Period:                          $_________________

     C.  EBIT to Interest Ratio (A divided by B):      _________:1:00
                                            minimum ratio required: 2.25 to 1.00

II.    Minimum Net Worth (ss.10.1(b))

     A.                                                $510,000,000

     B.  Cumulative Positive Consolidated Net Income
         since January 3, 1998:                        $_________________

     C.  50% of Item B                                 $_________________

     D.  Aggregate net proceeds from equity
         issuances after January 3, 1998:              $_________________

     E.  Aggregate consideration paid for equity
         repurchases, etc. after January 3, 1998:      $                  2

     F.  Sum of Item A plus C plus D minus E:          $_________________

     G.  Consolidated Net Worth                        $

     H.                                                Test -  Item  G  must  be
                                                       greater   than   Item  F:
                                                       ____yes ____no
III.   Consolidated Funded Debt to EBITDA (ss.10.1(c))

---------

1 Section references contained herein are references to the section of the Credit Agreement requesting the respective financial data.

2        Up to maximum amount of $150,000,000.

     A.  Consolidated Funded Debt Outstanding:         $_________________

     B.  Consolidated EBITDA for Four-Quarter Period:

           Consolidated Net Income                     $_________________
           plus, to the extent deducted in
              determining Consolidated Net Income
                Consolidated Interest Expense, plus    $_________________
                Income Taxes, plus                     $_________________
                Depreciation, plus                     $_________________
                Amortization                           $_________________

         Consolidated EBITDA:                          $

     C.  Consolidated Funded Debt to EBITDA Ratio (A   _________:1:00
                                           maximum ratio permitted: 4.00 to 1.00
         divided by B):

IV.    Indebtedness (ss.10.2)

     A.  Capital Lease Debt/Purchase Money Debt
         Outstanding:                                  $_________________
                                                    maximum allowed: $50,000,000

     B.  Consolidated Funded Debt incurred after
         Effective Date:                               $_________________
                                                    maximum allowed: $50,000,000

     C.  Sold Receivables Indebtedness:                $_________________
                                                   maximum allowed: $250,000,000

V.     Restricted Payments (ss.10.5)

     A.  Cumulative Positive Consolidated Net Income
         since January 3, 1998:                        $_________________

     B.  $15,000,000 plus 50% of Item A:               $_________________

     C. Aggregate amount of dividends, stock redemptions, other payments since January
         3, 1998:                                      $_________________

     D.  Test - Item C must be less than or equal to Item B: ____yes ____no

VI.    Year-end Certificate only - Operating Leases
       (ss.10.9)

         Aggregate amount of all rents paid under
         operating leases during fiscal year:          $_________________
                                                   maximum allowed: $100,000,000

VII.   Year-end Certificate only - Investments
       (ss.10.3(vii))

         Aggregate amount of all non-acquisition
         related investments during fiscal year:       $_________________
                                                    maximum allowed: $50,000,000


         Based on the Consolidated Funded Debt to EBITDA Ratio described above in item III.C. above, the undersigned hereby confirms that the facility fee percentage payable pursuant to Section 5.14. of the Credit Agreement for the quarterly period described herein is _____% and the Applicable Margin for LIBOR Loans for such period is ______%.

            -------------------------------------- --------------------- ----------------------
                     Consolidated Funded               Facility Fee        Applicable Margin
                      Debt/EBITDA Ratio                 Percentage          for LIBOR Loans

            -------------------------------------- --------------------- ----------------------
            Greater than 3.50 to 1.00                      .25%                  0.75%

            -------------------------------------- --------------------- ----------------------
            -------------------------------------- --------------------- ----------------------
            Less than or equal to 3.50 to 1.00
               but greater than 3.00 to 1.00               .20%                  0.55%

            -------------------------------------- --------------------- ----------------------
            -------------------------------------- --------------------- ----------------------
            Less than or equal to 3.00 to 1.00
               but greater than 2.50 to 1.00              .175%                  0.45%

            -------------------------------------- --------------------- ----------------------
            -------------------------------------- --------------------- ----------------------
            Less than or equal to 2.50 to 1.00
               but greater than 2.00 to 1.00               .15%                  0.35%
            -------------------------------------- --------------------- ----------------------
            -------------------------------------- --------------------- ----------------------

            Less than or equal to 2.00 to 1.00             .10%                  0.22%
            -------------------------------------- --------------------- ----------------------

         IN WITNESS WHEREOF, the undersigned has executed this certificate as of the day of __________, ____.

                                      By:
                                     Title: